PROSPECTUS SUPPLEMENT
(To Prospectus dated May 21, 1998)

                                  $518,485,636
                                 (APPROXIMATE)
                   Structured Asset Mortgage Investments Inc.
                                   DEPOSITOR
                  Norwest Bank Minnesota, National Association
                                MASTER SERVICER
               Mortgage Pass-Through Certificates, Series 1998-8

         The Mortgage Pass-Through Certificates, Series 1998-8 (collectively, the "Certificates") will represent the entire beneficial interest in a trust (the "Trust"). The Trust will consist primarily of four groups of fixed rate mortgage loans secured by first liens on one- to four-family residential properties (each a "Mortgaged Property"). Only the Classes identified in the table below (the "Offered Certificates") are offered hereby. It is a condition to their issuance that each Class of Offered Certificates receive the respective ratings (set forth under "Summary of Terms -- Rating") of Standard & Poor's Ratings Services ("S&P") and Fitch IBCA, Inc. ("Fitch").

                                       (cover continued on third following page)

                            ------------------------

  THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAMI, THE
   TRUSTEE, NORWEST, BSMCC OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE
         CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
           GUARANTEED BY ANY GOVERNMENTAL ENTITY, SAMI, THE TRUSTEE,
            NORWEST, BSMCC OR ANY OF THEIR AFFILIATES, OR ANY OTHER
               PERSON, DISTRIBUTIONS ON THE CERTIFICATES WILL BE
                 PAYABLE SOLELY FROM THE ASSETS TRANSFERRED OR
                    PLEDGED TO THE TRUST FOR THE BENEFIT OF
                              CERTIFICATEHOLDERS.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       $99,602,894       7.00%     Class 1-A-1 Certificates   $26,138,000         6.50%      Class 3-A-1 Certificates
        $7,005,000       7.00%     Class 1-A-2 Certificates   $16,619,000         6.50%      Class 3-A-2 Certificates
        $9,640,000       7.00%     Class 1-A-3 Certificates   $13,367,436         6.50%      Class 3-A-3 Certificates
          $500,000        (1)      Class 1-A-4 Certificates    $6,462,480         6.50%      Class 3-A-4 Certificates
        $5,024,100        (2)      Class 1-A-5 Certificates   $78,300,000          (12)      Class 3-A-5 Certificates
        $1,674,700        (3)      Class 1-A-6 Certificates         (13)           (13)      Class 3-X Certificates
             (4)         0.25%     Class 1-A-7 Certificates    $2,180,000          (14)      Class 3-B-1 Certificates
       $14,534,000       7.00%     Class 1-A-8 Certificates      $726,000          (14)      Class 3-B-2 Certificates
             (5)          (5)      Class 1-X Certificates        $436,000          (14)      Class 3-B-3 Certificates
        $3,757,000       6.35%     Class 2-A-2 Certificates   $84,943,000         6.75%      Class 4-A-1 Certificates
        $7,472,000       6.40%     Class 2-A-3 Certificates   $18,672,000         6.75%      Class 4-A-2 Certificates
             (6)         6.75%     Class 2-A-4 Certificates   $19,920,950         6.75%      Class 4-A-3 Certificates
       $10,121,000       6.50%     Class 2-A-1 Certificates         (15)           (15)      Class 4-X Certificates
        $5,000,000       6.75%     Class 2-A-5 Certificates    $4,821,000         6.75%      Class 4-B-1 Certificates
        $33,552,000(7)   6.50%     Class 2-A-6 Certificates    $2,210,000         6.75%      Class 4-B-2 Certificates
        $5,809,000       6.75%     Class 2-A-7 Certificates    $1,540,000         6.75%      Class 4-B-3 Certificates
        $3,866,000       6.75%     Class 2-A-8 Certificates      $582,091          (16)      Class PO Certificates
       $12,105,279        (8)      Class 2-A-9 Certificates           $50         7.00%      Class R-1 Certificates
        $3,138,406        (9)      Class 2-A-10 Certificates          $50         6.75%      Class R-2 Certificates
        $9,952,000       6.75%     Class 2-A-11 Certificates          $50         6.50%      Class R-3 Certificates
            (10)          (10)     Class 2-X Certificates             $50         6.75%      Class R-4 Certificates
        $5,141,000        (11)     Class B-1 Certificates             $50         7.00%      Class R-5 Certificates
        $2,326,000        (11)     Class B-2 Certificates             $50         7.00%      Class R-6 Certificates
        $1,347,000        (11)     Class B-3 Certificates                                    (footnotes on next page)

         The Offered Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from SAMI and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to SAMI are expected to be approximately 100.7% of the aggregate principal balance of the Offered Certificates plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates, estimated to be $650,000.

         The Offered Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Residual Certificates will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Offered Certificates will be made in book entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about June 30, 1998.

                            BEAR, STEARNS & CO. INC.

            The date of this Prospectus Supplement is June 26, 1998

--------------
(1) During the initial 12 Interest Accrual Periods interest will accrue on the Class 1-A-4 Certificates at the rate of 7.50% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-4 Certificates at a rate of 7.00% per annum.

(2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-5 Certificates at the rate of 6.4562% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-5 Certificates at a per annum rate of 0.80% above LIBOR, determined monthly as described herein, subject to a maximum rate of 9.00% and a minimum rate of 0.80%.

(3) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-6 Certificates at the rate of 7.6312% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-6 Certificates at a per annum rate equal to 24.60% - (3.00 x LIBOR) determined monthly as described herein, subject to a maximum rate of 24.60% and a minimum rate of 0.00%.

(4) The notional principal amount (the "Notional Amount") of the Class 1-A-7 Certificates on any Distribution Date will be equal to the sum of the Current Principal Amount of the Class 1-A-5 Certificates and the Current Principal Amount of the Class 1-A-6 Certificates. The initial Notional Amount of the Class 1-A-7 Certificates will be approximately $6,698,800.

(5) The Class 1-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 1 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 7.00% per annum. For the Class 1-X Certificates, the initial Notional Amount will be approximately $130,900,105 and the Pass-Through Rate for the initial Interest Accrual Period is expected to be approximately 0.348% per annum.

(6) The Notional Amount of the Class 2-A-4 Certificates on any Distribution Date will be equal to the sum of: (i) the product of (A) approximately 3.703703704% and (B) the Current Principal Amount of the Class 2-A-1 Certificates, (ii) the product of (A) approximately 5.925925926% and
         (B) the Current Principal Amount of the Class 2-A-2 Certificates, (iii) the product of (A) approximately 5.185185185% and (B) the Current Principal Amount of the Class 2-A-3 Certificates, (iv) the product of
         (A) approximately 3.703703704% and (B) the Current Principal Amount of Component 2-A-6-I, and (v) the product of (A) approximately 3.703703704% and (B) the Current Principal Amount of Component 2-A-6-II. The initial Notional Amount of the Class 2-A-4 Certificates will be approximately $2,227,593.

(7) Composed of Component 2-A-6-I in the initial Current Principal Amount of $9,303,000 and Component 2-A-6-II in the initial Current Principal Amount of $24,249,000. See "Summary of Terms -- Component Certificates" herein.

(8) During the initial Interest Accrual Period, interest will accrue on the Class 2-A-9 Certificates at the rate of 6.5375% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 2-A-9 Certificates at a per annum rate of 0.85% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 0.85%.

(9) During the initial Interest Accrual Period, interest will accrue on the Class 2-A-10 Certificates at the rate of 7.5696% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 2-A-10 Certificates at a per annum rate equal to 29.5071% - (3.8571 x LIBOR) determined monthly as described herein, subject to a maximum rate of 29.50714% and a minimum rate of 0.00%.

(10) The Class 2-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 2 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.75% per annum. For the Class 2-X Certificates, the initial Notional Amount will be approximately $98,918,648 and the Pass-Through Rate for the initial Interest Accrual Period is expected to be approximately 0.601% per annum.

(11) During each Interest Accrual Period, the Class B-1, Class B-2 and Class B-3 Certificates will each bear interest at a variable Pass-through Rate equal to the weighted average of 7.00% and 6.75%, where 7.00% is given a weight equal to the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans over the Current Principal Amount of the Group 1 Senior Certificates and 6.75% is given a weight equal to the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans over the Current Principal Amount of the Group 2 Senior Certificates. The Pass-through Rate for the initial Interest Accrual Period for these Certificates will be approximately 6.898% per annum.

(12) During each Interest Accrual Period, the Class 3-A-5 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans. The Pass-Through Rate for the Class 3-A-5 Certificates for the initial Interest Accrual Period is expected to be approximately 6.941% per annum.

(13) The Class 3-X Certificates will have a Notional Amount equal to 44.462593205%of the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 3 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.50% per annum. For the Class 3-X Certificates, the initial Notional Amount will be approximately $60,875,83 and the Pass-Through Rate for the initial Interest Accrual Period is expected to be approximately 0.479% per annum.

(14) During each Interest Accrual Period, the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates will bear interest on their respective Current Principal Amounts at a variable Pass-Through Rate equal to the sum of 2.890068558% (or 44.462593205% x 6.50%) plus 55.537406795% of the weighted average of the Net Rates of the Group 3 Mortgage Loans. The Pass-Through Rate for the these Certificates for the initial Interest Accrual Period is expected to be approximately 6.745% per annum.

(15) The Class 4-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 4 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.75% per annum. For the Class 4-X Certificates, the initial Notional Amount will be approximately $133,588,967 and the Pass-Through Rate for the initial Interest Accrual Period is expected to be approximately 0.994% per annum.

(16) The Class PO Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class PO Certificates initially will be the amount shown above and is composed of four components ("Component 1-PO," "Component 2-PO," "Component 3-PO" and "Component 4-PO") equal to a strip of principal from the Discount Mortgage Loans in Mortgage Loan Groups 1, 2, 3 and 4 , respectively.

(cover continued from third previous page)

         All the Mortgage Loans will be acquired by Structured Asset Mortgage Investments Inc. ("SAMI") on the date of issuance of the Certificates from Bear Stearns Mortgage Capital Corporation ("BSMCC"), an affiliate of SAMI and the Underwriter, which acquired the Mortgage Loans from North American Mortgage Company ("NAMC"), Headlands Mortgage Company ("HMC"), Washington Mutual Bank, F.A. ("WMBFA") and Cendant Mortgage Corporation ("CMC").

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Offered Certificates but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         THE YIELD TO INVESTORS IN EACH CLASS OF CERTIFICATES, PARTICULARLY THE CLASS 1-A-7, CLASS 1-X, CLASS 2-A-4, CLASS 2-X, CLASS 3-X, CLASS 4-X AND CLASS PO CERTIFICATES, WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP OR IN THE CASE OF THE CLASS PO CERTIFICATES, ALL OF THE DISCOUNT MORTGAGE LOANS FROM EACH MORTGAGE LOAN GROUP. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME AND WITHOUT PENALTY. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. MOREOVER, AS A RESULT OF THE METHOD OF CALCULATION OF THE PASS-THROUGH RATES PAYABLE ON THE NOTIONAL AMOUNTS OF THE CLASS 1-X, CLASS 2-X, CLASS 3-X AND CLASS 4-X CERTIFICATES, THE YIELD TO MATURITY OF SUCH CLASSES WILL BE ADVERSELY AFFECTED BY PRINCIPAL PREPAYMENTS OF THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP WITH RELATIVELY HIGH NET RATES. INVESTORS IN THE CLASS 1-A-7, CLASS 1-X, CLASS 2-A-4, CLASS 2-X, CLASS 3-X AND CLASS 4-X CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH CERTIFICATES TO RECOVER FULLY THEIR INITIAL INVESTMENTS. BECAUSE THE PAYMENTS ON THE CLASS PO CERTIFICATES ARE DERIVED FROM PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS, THE YIELD TO MATURITY OF THE CLASS PO CERTIFICATES WILL BE ADVERSELY AFFECTED IF THE DISCOUNT MORTGAGE LOANS IN A MORTGAGE LOAN GROUP PREPAY MORE SLOWLY THAN ANTICIPATED. THE YIELD TO INVESTORS IN THE CERTIFICATES, AND PARTICULARLY THE SUBORDINATE CERTIFICATES (AS DEFINED HEREIN), ALSO WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF REALIZED LOSSES OR NET INTEREST SHORTFALLS, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES. SEE "SUMMARY -- YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

         As described herein, multiple real estate mortgage investment conduit ("REMIC" ) elections will be made in connection with the Trust for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Certificates other than the Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, and Class R-6 Certificates will be designated as "regular interests" in a REMIC and the Class R-1, Class R-2, Class R-3, Class R-4, Class R-5 and Class R-6 Certificates will each represent a "residual interest" in a REMIC. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. The Residual Certificates will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period. See "Restrictions on Purchase and Transfer of the Residual Certificates" herein.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"). Actual results could differ materially from those contained in such statements as a result of the matters set forth above, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.


                                      (ii)

         The Offered Certificates offered by this Prospectus Supplement constitute a portion of a separate series of Certificates being offered by SAMI pursuant to its Prospectus dated May 21, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

         Capitalized terms used herein are defined where indicated in the Index of Principal Definitions.


                                     (iii)

                      (This Page Left Blank Intentionally)

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used but not defined in this summary shall have the meaning assigned elsewhere in the Prospectus Supplement. See "Index of Principal Definitions" herein.

Title of Series.........................    Mortgage    Pass-Through     Certificates,     Series    1998-8    (the
                                                 "Certificates").   The   Offered   Certificates   and  the   Other
                                                 Certificates   will   represent  in  the   aggregate   the  entire
                                                 beneficial   ownership   interest   in  a  trust   (the   "Trust")
                                                 consisting  primarily of Group 1 Mortgage Loans,  Group 2 Mortgage
                                                 Loans,  Group 3 Mortgage Loans and Group 4 Mortgage  Loans,  (each of  which  constitutes  a  separate  sub-trust)  having  aggregate principal  balances  as  of  the  Cut-off  Date  of  approximately
                                                 $145,338,174,    $99,516,439,   $145,346,451   and   $133,928,133,
                                                 respectively.  The  Certificates  will  be  issued  pursuant  to a
                                                 Pooling and Servicing  Agreement (the  "Agreement") to be dated as of June 1,  1998  (the  "Cut-off  Date")  among  Structured  Asset
                                                 Mortgage  Investments  Inc., as depositor  ("SAMI"),  Norwest Bank
                                                 Minnesota,  National Association,  as master servicer ("Norwest"),
                                                 and  The  First   National  Bank  of  Chicago,   as  trustee  (the
                                                 "Trustee").

Offered Certificates....................    The Classes of Certificates  in  the  approximate principal or notional amounts  set forth,  and bearing interest,  if applicable,  at the rates  set forth  or calculated  as described,  on the  cover page hereto.

                                            The original principal amount  of one  or more  Classes of Certificates may be  increased  or decreased by  SAMI by  up to 10%,  depending upon the  Mortgage Loans actually  acquired by SAMI  and delivered to the  Trustee.  In addition,  the original  principal  amount of any  Class  of  Certificates  may be  adjusted,  as necessary,  to obtain  the  required ratings  on the Certificates from the Rating
                                                 Agencies.  Accordingly,  any investor's commitments  with  respect to the Certificates may be correspondingly decreased or increased.

Other Certificates......................    In  addition  to the  Offered  Certificates,  the Trust  will issue the following  Classes  of  "Other  Certificates,"  in  the  indicated
                                                 approximate   original  principal  amounts,   which  will  provide
                                                 credit  support  to the  Offered  Certificates,  but which are not offered hereby:

                                                   Class B-4 Certificates                 $1,102,000     (1)
                                                   Class B-5 Certificates                   $734,000     (1)
                                                   Class B-6 Certificates                   $980,595     (1)
                                                   Class 3-B-4 Certificates                 $364,000     (2)
                                                   Class 3-B-5 Certificates                 $291,000     (2)
                                                   Class 3-B-6 Certificates                 $363,394     (2)
                                                   Class 4-B-4 Certificates                 $804,000     (3)

                                                   Class 4-B-5 Certificates                 $401,000     (3)
                                                   Class 4-B-6 Certificates                 $603,571     (3)

                                                 ----------
                                                 (1) Interest accrues  at the same rate as  interest accrues on the
                                                     Class B-1, Class B-2 and Class B-3 Certificates.

                                                 (2) Interest accrues  at the same rate as  interest accrues on the
                                                     Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates.

                                                 (3) Interest accrues  at the same rate as  interest accrues on the
                                                     Class 4-B-1, Class 4-B-2 and Class 4-B-3 Certificates.

                                            Any information contained herein with respect to the Other Certificates is provided  only to permit  a better understanding of the Offered
                                                 Certificates.

Designations
     Certificates.......................    Offered Certificates and Other Certificates.

     Offered Certificates...............    The Class 1-A-1,  Class 1-A-2, Class 1-A-3,  Class 1-A-4,  Class 1-A-5,
                                                 Class 1-A-6,  Class 1-A-7,  Class 1-A-8,  Class 1-X,  Class 2-A-1,
                                                 Class 2-A-2,  Class 2-A-3,  Class 2-A-4, Class 2-A-5, Class 2-A-6,
                                                 Class  2-A-7,  Class  2-A-8,  Class  2-A-9,  Class  2-A-10,  Class
                                                 2-A-11,  Class 2-X,  Class B-1, Class B-2, Class B-3, Class 3-A-1,
                                                 Class 3-A-2,  Class 3-A-3,  Class 3-A-4,  Class 3-A-5,  Class 3-X,
                                                 Class 3-B-1,  Class 3-B-2,  Class 3-B-3, Class 4-A-1, Class 4-A-2,
                                                 Class 4-A-3,  Class 4-X,  Class 4-B-1,  Class 4-B-2,  Class 4-B-3,
                                                 Class PO, Class R-1,  Class R-2,  Class R-3,  Class R-4, Class R-5
                                                 and Class R-6 Certificates.

     Other Certificates.................    The Class B-4, Class B-5, Class B-6,  Class 3-B-4,  Class 3-B-5,  Class
                                                 3-B-6,  Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates (not
                                                 offered hereby).

     Group 1 Certificates...............    The Class 1-A-1,  Class 1-A-2, Class 1-A-3,  Class 1-A-4,  Class 1-A-5,
                                                 Class 1-A-6,  Class  1-A-7,  Class  1-A-8,  Class 1-X,  Class R-1,
                                                 Class R-5 and Class R-6 Certificates and Component 1-PO.

     Group 2 Certificates...............    The Class 2-A-1, Class 2-A-2,  Class 2-A-3,  Class 2-A-4,  Class 2-A-5,
                                                 Class  2-A-6,   Class  2-A-7,  Class  2-A-8,  Class  2-A-9,  Class
                                                 2-A-10,  Class 2-A-11,  Class 2-X and Class R-2  Certificates  and
                                                 Component 2-PO.

     Group 3 Certificates...............    The Class 3-A-1,  Class 3-A-2, Class 3-A-3,  Class 3-A-4,  Class 3-A-5,
                                                 Class 3-X,  Class R-3,  Class  3-B-1,  Class  3-B-2,  Class 3-B-3,
                                                 Class  3-B-4,  Class  3-B-5,  and  Class  3-B-6  Certificates  and
                                                 Component 3-PO.

     Group 4 Certificates...............    The Class  4-A-1,  Class  4-A-2,  Class  4-A-3,  Class 4-X,  Class R-4,
                                                 Class 4-B-1,  Class 4-B-2,  Class 4-B-3, Class 4-B-4, Class 4-B-5,
                                                 and Class 4-B-6, Certificates and Component 4-PO.

     Group 1 Senior Certificates........    The Group 1 Certificates.

     Group 2 Senior Certificates........    The Group 2 Certificates.

     Group 1-2 Senior Certificates......    The Group 1 Senior Certificates and the Group 2 Senior Certificates.

     Group 3 Senior Certificates........    The Class 3-A-1,  Class 3-A-2, Class 3-A-3,  Class 3-A-4,  Class 3-A-5,
                                                 Class 3-X and Class R-3 Certificates and Component 3-PO.

     Sub-Group 3A Certificates..........    The Class 3-A-1, Class 3-A-2, Class 3-A-3,  Class 3-A-4,  Class 3-X and
                                                 Class R-3 Certificates and Component 3-PO.

     Sub-Group 3B Certificates..........    The Class 3-A-5 Certificates.

     Group 4 Senior Certificates........    The Class  4-A-1,  Class 4-A-2,  Class  4-A-3,  Class 4-X and Class R-4
                                                 Certificates and Component 4-PO.

     Senior Certificates................    The Group 1-2 Senior, Group 3 Senior and Group 4 Senior Certificates.

     Interest Only Certificates.........    The Class  1-A-7,  Class 1-X,  Class  2-A-4,  Class 2-X,  Class 3-X and
                                                 Class 4-X Certificates.

     Principal Only Certificates........    The Class PO Certificates  (which consist of Component 1-PO,  Component
                                                 2-PO, Component 3-PO and Component 4-PO).

     PAC I Certificates.................    The  Class  2-A-1,   Class  2-A-2  and  Class  2-A-3  Certificates  and
                                                 Component 2-A-6-I.

     PAC II Certificates................    The  Class  2-A-5,   Class  2-A-7  and  Class  2-A-8  Certificates  and
                                                 Component 2-A-6-II.

     PAC Certificates...................    The PAC I and PAC II Certificates.

     Group 1-2 Subordinate Certificates.    The Class B-1,  Class B-2,  Class B-3,  Class B-4,  Class B-5 and Class
                                                 B-6 Certificates.

     Group 3 Subordinate Certificates...    The Class 3-B-1,  Class 3-B-2,  Class 3-B-3,  Class 3-B-4, Class 3-B-5,
                                                 and Class 3-B-6 Certificates.

     Group 4 Subordinate Certificates...    The Class 4-B-1,  Class 4-B-2,  Class 4-B-3,  Class 4-B-4, Class 4-B-5,
                                                 and Class 4-B-6 Certificates.

     Subordinate Certificates...........    The  Group  1-2   Subordinate,   Group  3   Subordinate   and  Group  4
                                                 Subordinate Certificates.

     Offered Subordinate Certificates...    The Class B-1, Class B-2, Class B-3,  Class 3-B-1,  Class 3-B-2,  Class
                                                 3-B-3, Class 4-B-1, Class 4-B-2 and Class 4-B-3 Certificates.

     Group 1 Senior P&I Certificates....    All Group 1 Senior Certificates (other than Component 1-PO).

     Group 2 Senior P&I Certificates....    All Group 2 Senior Certificates (other than Component 2-PO).

     Group 1-2 Senior P&I Certificates..    All Group 1 Senior P&I and Group 2 Senior P&I Certificates.

                                      S-3

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
     Group 3 Senior P&I Certificates....    All Group 3 Senior Certificates (other than Component 3-PO).

     Sub-Group 3A Senior
          P&I Certificates..................All Sub-Group 3A Certificates other than Component 3-PO.

     Sub-Group 3B Senior
          P&I Certificates..................The Sub-Group 3B Certificates.

     Group 4 Senior P&I Certificates....    All Group 4 Senior Certificates (other than Component 4-PO).

     Regular Certificates...............    All Classes of Certificates other than the Residual Certificates.

     Residual Certificates..............    The Class R-1,  Class R-2,  Class R-3,  Class R-4,  Class R-5 and Class
                                                 R-6 Certificates.

     Physical Certificates..............    The Other Certificates and the Residual Certificates.

     Book-Entry Certificates............    All Certificates other than the Physical Certificates.

Denominations...........................    Each Class of  Book-Entry  Certificates  will be registered as a single
                                                 Certificate  held by a nominee of The  Depository  Trust  Company, and  beneficial  interests  will be held by investors  through the
                                                 book-entry   facilities  of  The  Depository  Trust  Company,   as
                                                 described herein,  in minimum  denominations of (i) in the case of the Senior  Certificates  (other than the Residual  Certificates),
                                                 $1,000 and  increments of $1.00 in excess  thereof and (ii) in the
                                                 case  of  the  Offered  Subordinate   Certificates,   $25,000  and
                                                 increments of $1.00 in excess  thereof.  One  Certificate  of each
                                                 Class of  Book-Entry  Certificates  may be issued  in a  different principal (or  notional)  amount to  accommodate  the remainder of the initial  principal  (or notional)  amount of the  Certificates of such Class.

                                            Each Class of Residual Certificates will each be issued in certificated fully-registered form in a single certificate of $50.

Depositor...............................    SAMI  (formerly  known as Bear Stearns  Mortgage  Securities  Inc.),  a wholly-owned  subsidiary of BSMCC. See "Structured  Asset Mortgage
                                                 Investments Inc." in the Prospectus.

Seller..................................    BSMCC,  pursuant to a Mortgage  Loan  Purchase  Agreement,  dated as of
                                                 June 1998, between BSMCC and SAMI.

Master Servicer.........................    Norwest  will act as master  servicer  (in such  capacity,  the "Master
                                                 Servicer")  with  respect  to the  Mortgage  Loans.  Norwest  also will act as  custodian  with respect to the  Mortgage  Files.  See
                                                 "The Pooling and Servicing Agreement."

Cut-off Date............................    June 1, 1998.

Closing Date............................    On or about June 30, 1998.

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
The Mortgage Pool.......................    The Mortgage  Loans in the  aggregate  (the  "Mortgage  Pool")  consist primarily of  conventional  first lien,  fixed rate mortgage loans secured by one- to four-family  residences,  units in planned unit
                                                 developments   ("PUD's"),   individual   condominium   units   and
                                                 cooperative  units  located  primarily  in  California  and having original terms to stated maturity ranging from 10 to 30 years.

                                            Approximately  $377,466,464  of the Mortgage Loans  (the "NAMC Mortgage
                                                 Loans")  were originated  or acquired  by North American  Mortgage
                                                 Company ("NAMC").  Approximately $80,400,702 of the Mortgage Loans
                                                 (the  "HMC  Mortgage  Loans")   were  originated  or  acquired  by
                                                 Headlands Mortgage Company  ("HMC").  Approximately $28,739,113 of
                                                 the Mortgage Loans  (the  "WMBFA Mortgage Loans")  were originated
                                                 or,  acquired   by   Washington  Mutual  Bank,   F.A.   ("WMBFA").
                                                 Approximately  $ 37,522,917  of  the  Mortgage  Loans  (the  "CMC
                                                 Mortgage Loans") were originated or acquired by  Cendant  Mortgage
                                                 Corporation ("CMC").

                                            The Mortgage Loans have been divided into four groups  ("Mortgage  Loan
                                                 Group 1,"  which contain the "Group 1  Mortgage Loans,"  "Mortgage
                                                 Loan  Group  2"  which  contain  the  "Group  2  Mortgage  Loans,"
                                                 "Mortgage  Loan  Group  3"  which  contain the "Group  3  Mortgage
                                                 Loans,"  and "Mortgage Loan  Group 4" which  contain  the "Group 4
                                                 Mortgage Loans," and each, a "Mortgage Loan Group"), each of which constitutes a separate sub-trust, as  more fully  described  below
                                                 and in "Description   of the  Mortgage  Loans"  and  Annex A.  See
                                                 Annex A herein for additional  statistical  information  regarding each Mortgage Loan Group.

                                            All of the Mortgage Loans with Loan-to-Value Ratios (as defined herein)
                                                 in excess of 80% have primary mortgage insurance.

                                            The Group 1 Mortgage Loans consist of NAMC Mortgage Loans, HMC Mortgage
                                                 Loans and WMBFA Mortgage Loans. The Group 2 Mortgage Loans consist of  HMC  Mortgage Loans,  NAMC Mortgage  Loans and  WMBFA Mortgage
                                                 Loans. The Group 3 Mortgage Loans consist of CMC  Mortgage  Loans,
                                                 HMC Mortgage Loans, NAMC Mortgage Loans and WMBFA Mortgage  Loans.
                                                 The Group 4 Mortgage Loans consist of HMC Mortgage Loans and  NAMC
                                                 Mortgage Loans. See - "Description of the Mortgage Loans"  herein.

                                            All of the  Group 1  Mortgage  Loans and Group 2  Mortgage  Loans  have original  terms to  stated  maturity  ranging  from 20 to 30 years
                                                 (except for certain balloon loans which are described  below)  and are so-called Jumbo Loans. "Jumbo Loans" are mortgage  loans  that have principal balances at origination that exceed  the applicable current limitations for  purchase  by  Fannie  Mae  (formerly  the
                                                 Federal National Mortgage Association) ("Fannie Mae") and  Freddie
                                                 Mac   (formerly  the  Federal  Home  Loan  Mortgage   Corporation)
                                                 ("Freddie Mac").

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
                                            All   of  the  Group  3  Mortgage  Loans have original terms  to stated
                                                 maturity ranging from 10 to 15 years.

                                            All  of  the  Group  4  Mortgage Loans have original  terms  to  stated
                                                 maturity ranging from 20 to 30 years (except for  certain  balloon loans which are described below) and are conforming loans. Each of the Group 4 Mortgage Loans had a principal balance at origination, which complies with current Fannie Mae and Freddie Mac conforming limits.

                                            Approximately 2.70%, 4.58% and 8.01% by aggregate principal balance  as of the  Cut-off  Date,  of the  Group  1,  Group  2  and  Group  4
                                                 Mortgage Loans have a balloon payment at  maturity.  Such  balloon
                                                 loans   have   fifteen   year   original  terms  and  thirty  year
                                                 amortization schedules with their outstanding  principal  balances due at maturity.  All  other  Mortgage  Loans are fully amortizing
                                                 Mortgage Loans.

                                            Although  Norwest  will  act  as  Master  Servicer for all the Mortgage
                                                 Loans, (i) NAMC will service the NAMC Mortgage Loans, (ii) EMC Mortgage
                                                 Corporation  ("EMC)"  will  service  the  HMC Mortgage Loans (with  HMC acting as a subservicer until July 31, 1998 when  EMC will  assume  all servicing  functions),  (iii)  WMBFA  will  service  the WMBFA Mortgage
                                                 Loans,  and  (iv)  CMC  will  service  the  CMC Mortgage Loans (in such capacities, each of NAMC, EMC,  WMBFA  and  CMC  is  referred  to as  a
                                                 "Sub-Servicer" and collectively, as the "Sub-Servicers").

                                            Set forth below is certain information regarding the Mortgage Loans in each Mortgage Loan Group and the related Mortgaged Properties as of the Cut-off Date. All such information is provided on an approximate basis. All weighted average information provided below, reflects weighting of the Mortgage Loans by their respective
                                                 Scheduled Principal Balances as of the Cut-off Date. In each case, such
                                                 Scheduled Principal Balance has been calculated on the assumption that the principal portion of all scheduled payments (as defined herein) due in respect of each Mortgage Loan on or before the Cut-off Date have been received.

                                                               Group 1 Mortgage Loans
                                                               ----------------------
                                              Number of Mortgage Loans....................                   440

                                              Aggregate
                                               Scheduled Principal Balance...............           $145,338,174

                                              Minimum Scheduled Principal Balance.........              $227,685
                                              Maximum Scheduled Principal Balance.........              $981,607
                                              Average Scheduled Principal Balance.........              $330,314
                                              Minimum Mortgage Rate.......................      6.625% per annum
                                              Maximum Mortgage Rate.......................      8.250% per annum
                                              Weighted Average Mortgage Rate..............      7.541% per annum

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
                                              Weighted Average Net Rate...................      7.291% per annum
                                              Minimum Remaining Term
                                                to Stated Maturity .......................            178 months
                                              Maximum Remaining Term
                                                to Stated Maturity .......................            360 months
                                              Weighted Average Remaining
                                                Term to Stated Maturity...................            353 months

                                              Weighted  Average   Original   Loan-to-Value
                                                Ratio.....................................                74.25%

                                              Location of Mortgaged Property
                                                 California...............................                60.08%
                                                 Other....................................                39.92%

                                                            Group 2 Mortgage Loans
                                                            ----------------------
                                              Number of Mortgage Loans....................                   303
                                              Aggregate Scheduled Principal
                                                Balance...................................           $99,516,439
                                              Minimum Scheduled Principal Balance.........              $227,298
                                              Maximum Scheduled Principal Balance.........            $1,498,887
                                              Average Scheduled Principal Balance.........              $328,437
                                              Minimum Mortgage Rate.......................      6.750% per annum
                                              Maximum Mortgage Rate.......................      9.750% per annum
                                              Weighted Average Mortgage Rate..............      7.600% per annum
                                              Weighted Average Net Rate...................      7.346% per annum
                                              Minimum Remaining Term
                                                 to Stated Maturity.......................            178 months
                                              Maximum Remaining Term
                                                 to Stated Maturity.......................            360 months
                                              Weighted Average Remaining Term
                                                to Stated Maturity........................            349 months
                                              Weighted  Average   Original   Loan-to-Value
                                                Ratio.....................................                75.68%
                                              Location of Mortgaged Property
                                                 California...............................                40.58%
                                                 New York.................................                 7.25%
                                                 Texas....................................                 5.42%
                                                 Other....................................                46.75%

                                                            Group 1 and 2 Mortgage Loans
                                                            ----------------------------
                                              Number of Mortgage Loans....................                   743
                                              Aggregate Scheduled Principal
                                                Balance...................................          $244,854,613
                                              Minimum Scheduled Principal Balance.........              $227,298
                                              Maximum Scheduled Principal Balance.........            $1,498,887
                                              Average Scheduled Principal Balance.........              $329,549
                                              Minimum Mortgage Rate.......................      6.625% per annum
                                              Maximum Mortgage Rate.......................      9.750% per annum
                                              Weighted Average Mortgage Rate..............      7.565% per annum
                                              Weighted Average Net Rate...................      7.314% per annum

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
                                              Minimum Remaining Term
                                                 to Stated Maturity.......................            178 months
                                              Maximum Remaining Term
                                                 to Stated Maturity.......................            360 months
                                              Weighted Average Remaining Term
                                                to Stated Maturity........................            351 months
                                              Weighted  Average   Original   Loan-to-Value
                                                Ratio.....................................                74.83%
                                              Location of Mortgaged Property
                                                 California...............................                52.16%
                                                 New York.................................                 5.48%
                                                 Other....................................                42.36%

                                                            Group 3 Mortgage Loans
                                                            ----------------------
                                              Number of Mortgage Loans...................                    565
                                              Aggregate Scheduled
                                                Principal Balance........................           $145,346,451
                                              Minimum Scheduled Principal Balance........                $26,206
                                              Maximum Scheduled Principal Balance........               $984,544
                                              Average Scheduled Principal Balance........               $257,250
                                              Minimum Mortgage Rate......................       6.375% per annum
                                              Maximum Mortgage Rate......................       8.625% per annum
                                              Weighted Average Mortgage Rate.............       7.178% per annum
                                              Weighted Average Net Rate..................       6.941% per annum
                                              Minimum Remaining Term
                                                to Stated Maturity.......................             118 months
                                              Maximum Remaining Term
                                                to Stated Maturity.......................             180 months
                                              Weighted Average Remaining Term
                                                to Stated Maturity.......................             177 months

                                              Weighted Average Original Loan-to-Value
                                                Ratio....................................                 67.47%
                                              Location of Mortgaged Property
                                                 California..............................                 48.01%
                                                 Texas...................................                  7.15%
                                                 Other ..................................                 44.84%

                                                            Group 4 Mortgage Loans
                                                            ----------------------
                                              Number of Mortgage Loans...................                  1,138
                                              Aggregate Scheduled
                                                Principal Balance........................           $133,928,133
                                              Minimum Scheduled Principal Balance........                $20,776
                                              Maximum Scheduled Principal Balance........               $355,758
                                              Average Scheduled Principal Balance........               $117,687
                                              Minimum Mortgage Rate......................       6.750% per annum
                                              Maximum Mortgage Rate......................      10.500% per annum
                                              Weighted Average Mortgage Rate.............       7.999% per annum
                                              Weighted Average Net Rate..................       7.741% per annum
                                              Minimum Remaining Term
                                                to Stated Maturity.......................             177 months

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
                                              Maximum Remaining Term
                                                to Stated Maturity.......................             360 months
                                              Weighted Average Remaining Term
                                                to Stated Maturity.......................             343 months

                                              Weighted Average Original Loan-to-Value
                                                Ratio....................................                 76.46%
                                              Location of Mortgaged Property
                                                 California..............................                 41.21%
                                                 Texas...................................                  7.29%
                                                 Washington..............................                  5.26%
                                                 Other ..................................                 46.24%


Net Rate................................    The "Net Rate" for each  Mortgage  Loan is the rate of  interest  borne by such Mortgage Loan (the  "Mortgage  Rate") less the  applicable
                                                 Sub-Servicing  Fee  attributable  thereto (in each case  expressed as a  per  annum  rate)  (the  "Aggregate  Expense  Rate").  It is
                                                 expected  that  with  respect  to  each  Distribution   Date,  the
                                                 Sub-Servicing  Fee for  each  Mortgage  Loan  sub-serviced  by CMC will be 0.20% per annum, the  Sub-Servicing  Fee for each Mortgage
                                                 Loan   sub-serviced  by  WMBFA  will  be  0.25%  per  annum,   the
                                                 Sub-Servicing  Fee for each  Mortgage  Loan  sub-serviced  by NAMC will be  0.25%  per  annum  and  the  Sub-Servicing  Fee for  each
                                                 Mortgage  Loan  sub-serviced  by  HMC or by EMC  will  be  between
                                                 0.25% and 1.25% per  annum.  Any HMC or EMC  Sub-Servicing  Fee in excess  of 0.25% per  annum  will be set  aside to pay for  lender funded  mortgage  insurance  and will not be treated as  servicing compensation  to HMC or EMC  and  will  not be  available  to make
                                                 Compensating  Interest  Payments.  For any Distribution  Date, the
                                                 "Due Date" for a  Mortgage  Loan will be the date in each month on which  its  Monthly  Payment  is due if such due date is the first day of a month  and  otherwise  is  deemed  to be the first day of the following month.

                                            The "Scheduled Principal Balance" of a Mortgage Loan with respect to a Distribution Date is (i) the unpaid principal balance of such
                                                 Mortgage Loan as of the close of business on the related Due
                                                 Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar
                                                 proceeding occurring after the Cut-off Date (other than a
                                                 Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments and the
                                                 principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period;
                                                 provided that the Scheduled Principal Balance of any Liquidated
                                                 Mortgage Loan is zero.

Distribution Date.......................    The  25th day of each  month,  or if such  day is not a  business  day, then the next  succeeding  business  day,  beginning  in July 1998
                                                 (each, a "Distribution Date").

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
Record Date.............................    The  "Record  Date"  for each  Distribution  Date  will be the close of business  on the last  business  day of the  month  preceding  the month in which the related Distribution Date occurs.

Due Period..............................    With respect to each  Distribution  Date, the period  commencing on the second  day  of  the  month  preceding  the  month  in  which  the
                                                 Distribution  Date  occurs and ending at the close of  business on the first day of the month in which the  Distribution  Date occurs
                                                 (each, a "Due Period").

Prepayment Period.......................    With respect to each  Distribution  Date, the period from the first day through  the last day of the  month  preceding  the month in which the Distribution Date occurs (each, a "Prepayment Period").

Distributions on the Certificates.......    General.  As more fully described  herein,  distributions  with respect to each  Class of  Certificates  of a  Certificate  Group  will be payable  primarily from certain  collections and other  recoveries on the  Mortgage  Loans  in the  related  Mortgage  Loan  Group or
                                                 Groups.   On  each   Distribution  Date  with  respect  to  either
                                                 payments  of  interest  or  principal:  (i) the Group  1-2  Senior
                                                 Certificates   will   be   entitled   to   receive   all   amounts
                                                 distributable  to them  for  such  Distribution  Date  before  any
                                                 distributions    are   made   to   the   Group   1-2   Subordinate
                                                 Certificates,  the Group 3 Senior  Certificates  will be  entitled
                                                 to   receive   all   amounts   distributable   to  them  for  such
                                                 Distribution  Date before any  distributions are made to the Group
                                                 3 Subordinate  Certificates,  the Group 4 Senior Certificates will be  entitled  to receive  all  amounts  distributable  to them for such  Distribution  Date before any  distributions are made to the
                                                 Group 4  Subordinate  Certificates,  respectively,  on such  date,
                                                 and  (ii)  the  Subordinate   Certificates  of  each  Class  of  a
                                                 Certificate   Group  will  be  entitled  to  receive  all  amounts
                                                 distributable  to them  for  such  Distribution  Date  before  any distributions  are made on such date on any  Class of  Subordinate
                                                 Certificates  of such  Certificate  Group with a higher  numerical
                                                 Class   designation.   In   general,   an  amount   equal  to  the
                                                 Available   Funds   for  each   Mortgage   Loan   Group  for  each
                                                 Distribution  Date will be  allocated  first,  to pay interest due the  holders of the  interest  bearing  Class or Classes of Senior
                                                 Certificates  of the related  Certificate  Group;  second,  to pay interest  due  the  holders  of  the  interest  bearing  Class  or
                                                 Classes of Senior  Certificates of the related  Certificate  Group which  remains  unpaid from prior  periods;  third,  to reduce the
                                                 Current  Principal  Amounts  of  the  Senior  Certificates  of the
                                                 related  Certificate  Group  with  respect  to  principal  on  the
                                                 Mortgage  Loans  in  the  related  Mortgage  Loan  Group;  fourth,
                                                 subject  to  the  limitations   described   herein,   to  pay  the
                                                 Component PO Deferred  Amount for such  Distribution  Date to each
                                                 Component  of the Class PO  Certificates,  but only  from  amounts that would otherwise be  distributable on such  Distribution  Date as  principal  on the  Subordinate  Certificates  of  the  related
                                                 Certificate  Group or Groups;  and fifth,  to pay  interest on and then  principal of each Class of Subordinate  Certificates  of the related  Certificate  Group in the order of their  numerical Class designations.  The  Available  Funds for all Mortgage  Loan Groups

                                      S-10

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
                                                 in  the  aggregate   will  be  allocated   among  the  Classes  of
                                                 Certificates  in the  manner  set  forth  in  "Description  of the
                                                 Certificates - Distributions  on the  Certificates - Allocation of
                                                 Available Funds" herein.

                                            Interest. Interest will accrue during the preceding Interest Accrual
                                                 Period for each Class (other than the Class PO Certificates) at the rate for such Class set forth or determined as provided on the cover page hereof or in "Summary of Terms--Other
                                                 Certificates" (each, a  "Pass-Through Rate") on its
                                                 Current Principal Amount (or in the case of each Class of
                                                 Interest Only Certificates, its Notional Amount) of such Class immediately preceding such Distribution Date. With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Certificates will be the calendar month preceding the month in which the Distribution Date occurs,
                                                 except for the Class 1-A-5 and Class 1-A-6 Certificates which will be the period beginning on the 25th day of the month
                                                 preceding the month in which the Distribution Date occurs
                                                 and ending on the 24th day of the month in which the
                                                 Distribution Date occurs, in each case commencing in June
                                                 1998. Interest will be calculated on the basis of a
                                                 360-day year comprised of twelve 30-day months.

                                            The  Class PO Certificates are principal only Certificates and will not bear interest.

                                            On each Distribution Date, interest will be distributable on each interest-bearing Class of Certificates from the Available Funds for its related Mortgage Loan Group for such Distribution Date in an aggregate amount equal to the Accrued Certificate Interest for such Class on such Distribution Date, plus any Accrued
                                                 Certificate Interest thereon remaining undistributed from
                                                 previous Distribution Dates.

                                            The   "Accrued   Certificate   Interest"   for   any   interest-bearing
                                                 Certificate  for any  Distribution  Date will  equal the  interest
                                                 accrued  during  the  related   Interest  Accrual  Period  at  the
                                                 applicable  Pass-Through  Rate on the Current  Principal Amount or
                                                 Notional Amount,  as applicable,  of such Certificate  immediately prior  to  such  Distribution  Date,  less  (i) in the  case of an interest-bearing  Senior Certificate,  such Certificate's share of any  Net  Interest  Shortfall  and  the  interest  portion  of any
                                                 Excess  Losses  and,  after  the  Distribution  Date on which  the
                                                 Current Principal  Amounts of the Subordinate  Certificates in the
                                                 related  Certificate  Group or  Groups  are  reduced  to zero (the
                                                 "Group 1-2  Cross-Over  Date," the "Group 3  Cross-Over  Date" and
                                                 the  "Group  4  Cross-Over  Date,"   respectively,   and  each,  a
                                                 "Cross-Over  Date"),  the interest  portion of any Realized Losses applicable to the related  Mortgage  Group and (ii) in the case of a Subordinate  Certificate,  such  Certificate's  share of any Net
                                                 Interest  Shortfall  and  the  interest  portion  of any  Realized
                                                 Losses applicable to its related Mortgage Loan Group or Groups.

                                      S-11

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
                                            Such Net Interest Shortfall will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses in a
                                                 Mortgage Loan Group will be allocated first to the
                                                 Subordinate Certificates in the related Certificate Group in reverse order of their numerical designations commencing
                                                 with the Class B-6 Certificates, the Class 3-B-6
                                                 Certificates and the Class 4-B-6 Certificates,
                                                 respectively, and following the applicable Cross-Over Date, such Realized Losses will be allocated pro rata to the
                                                 Classes of Senior Certificates (other than the related
                                                 Component of the Class PO Certificates) in the related
                                                 Certificate Group.

                                            Any Interest Shortfalls resulting from prepayments on the Mortgage
                                                 Loans during the related Prepayment Period will be offset by the related Sub-Servicer to the extent such Interest Shortfalls do not exceed the related Sub-Servicing Fee for such Sub-Servicer in connection with such Distribution Date (the amount
                                                 of such fee so used, a "Compensating Interest
                                                 Payment"). No Sub-Servicer will be required to make
                                                 Compensating Interest Payments with respect to Interest
                                                 Shortfalls relating to Mortgage Loans of the other
                                                 Sub-Servicers. No assurance can be given that the servicing compensation available to cover Interest Shortfalls will be sufficient therefor. See "The Pooling and Servicing Agreement
                                                 - Servicing Compensation and Payment of Expenses" herein.

                                            The "Current Principal Amount" of any Class or Component (other than the Class 1-A-7, Class 2-A-4, Class 1-X, Class 2-X, Class 3-X
                                                 and Class 4-X Certificates) as of any Distribution Date will equal such Certificate's initial principal amount on the Closing
                                                 Date, as reduced by (i) all amounts distributed on previous
                                                 Distribution Dates on such Certificate on account of principal,
                                                 (ii) the principal portion of all Realized Losses previously allocated to such Certificate or Component taking account of the applicable Group Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate's
                                                 pro rata share, if any, of the applicable Subordinate
                                                 Certificate Writedown Amount and the applicable Component PO
                                                 Deferred Payment Writedown Amount, in each case for
                                                 previous Distribution Dates.

                                            The  Notional Amounts of the Class 1-A-7, Class 2-A-4, Class 1-X
                                                 and Class 2-X, Class 3-X and  Class 4-X Certificates on any
                                                 Distribution Date will be  determined as described on the
                                                 cover page.

                                            Principal. Principal will be distributable monthly on the Senior
                                                 Certificates of each Certificate Group (other than the Class
                                                 1-A-7, Class 2-A-4, Class 1-X and Class 2-X Class 3-X and Class
                                                 4-X Certificates) on each Distribution Date in an aggregate amount equal to the applicable Senior P & I Optimal Principal
                                                 Amount, plus the applicable Component PO Principal
                                                 Distribution Amount for such Distribution Date, to the
                                                 extent of the Available Funds for the relevant Certificate
                                                 Group (or in the case of Certificate Group 3,
                                                 Certificate Sub-Group) for such Distribution Date remaining after distributions of interest are made on the Senior
                                                 Certificates of the relevant Certificate Group (or in the
                                                 case of Certificate Group
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                                                 3, Certificate Sub-Group) for such Distribution Date
                                                 remaining after distributions of interest are made on the
                                                 Senior Certificates of the relevant Certificate Group
                                                 (or in the case of Certificate Group 3, Certificate Sub-
                                                 Group) on such date. Subject to such limitation, the applicable
                                                 Senior P & I Optimal Principal Amount and the applicable
                                                 Component PO Principal Distribution Amount will be
                                                 allocated among the Senior Certificates of the relevant
                                                 Certificate Group offered hereby in the manner described
                                                 herein.

                                            Principal will be distributed monthly on each Class of Subordinate
                                                 Certificates of a Certificate Group on each Distribution Date in an aggregate amount equal to such Class's Allocable Share (as defined herein) for such Distribution Date to the extent of the
                                                 Available Funds for the relevant Mortgage Loan Group (Group 1 and Group 2 Available Funds in the case of the Group 1-2
                                                 Subordinate Certificates) remaining after (i) distributions of interest and principal have been made on each Class of Senior
                                                 Certificates of such Certificate Group entitled thereto and each
                                                 Class of Subordinate Certificates of such Certificate Group, if any, with a lower numerical Class designation than such
                                                 Class, (ii) any applicable Component PO Deferred Amount
                                                 for such Distribution Date has, subject to the limitations described herein, been distributed in respect of the
                                                 applicable Component or Components of the Class PO
                                                 Certificates and (iii) distributions of interest have
                                                 been made on such Class of Subordinate Certificates.

                                            The Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates and the
                                                 Component 2-A-6-I are planned amortization Classes or
                                                 Components and are sometimes  collectively referred to as the
                                                 "PAC I Certificates." The Class  2-A-5, Class 2-A-7 and Class
                                                 2-A-8 Certificates and the Component 2-A-6-II also are
                                                 planned amortization Classes or Components and are sometimes collectively referred to as the "PAC II Certificates," and together with the PAC I Certificates, as the "PAC
                                                 Certificates." To the extent that funds are available to
                                                 make distributions in reduction of the Current Principal
                                                 Amounts of each of the Classes or Components of PAC
                                                 Certificates on each Distribution Date, each such
                                                 Class or Component will be entitled to receive the amount, if any, required to reduce the outstanding Current Principal
                                                 Amount thereof (prior to givin effect to distributions in
                                                 reduction thereof to be made on such Distribution Date) for such Distribution Date to the planned balance (each a "Planned
                                                 Balance") for such Class or Component set forth in Annex B hereof.

                                            No distributions of principal are intended to be made with respect to the Class 1-A-8 or Class 2-A-11 Certificates prior to the
                                                 Distribution Date in July, 2003 and no distribution of principal resulting from prepayments on the Group 3 Mortgage Loans are intended to be made with respect to the Class 3-A-4 Certificates prior to the Distribution Date in July, 2003.

                                            Distributions of principal of a Class of Certificates will be made on a pro rata basis among all outstanding Certificates of such
                                                 Class.
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                                                 See "Description of the Certificates - Distributions on
                                                 the Certificates" herein.

                                            Component PO Deferred Amount. On each Distribution Date, the PO
                                                 Percentage of the principal portion of any Realized Loss in respect of (i) a Mortgage Loan in Mortgage Loan Group 1 with a
                                                 Net Rate less than 7.00%, (ii) a Mortgage Loan in Mortgage Loan
                                                 Group 2 with a Net Rate less than 6.75%, (iii) a Mortgage Loan in  Mortgage  Loan  Group 3  with a Net Rate less  than  6.50% and
                                                 (iv) a Mortgage Loan in Mortgage Loan Group 4 with a Net Rate less than 6.75% (each, a "Discount Mortgage Loan") will be allocated to Component 1-PO, Component 2-PO, Component 3-PO and Component 4-PO, respectively. See "Description
                                                 of the Certificates - Allocation of Losses; Subordination." On each
                                                 Distribution Date through the Group 1-2 Cross-Over Date,
                                                 Group 3 Cross-Over Date, and Group 4 Cross-Over Date,
                                                 respectively, Component 1-PO or Component 2-PO, as applicable,
                                                 Component 3-PO and Component 4-PO, respectively, will be
                                                 entitled to receive, to the extent of Available Funds for
                                                 each Certificate Group (Sub-Group 3A Available Funds
                                                 in the case of Group 3 Certificates) remaining after
                                                 distributions of interest and principal on the Senior P&I
                                                 Certificates for each Certificate Group or the Sub-Group 3A Senior P&I
                                                 Certificates in the case of Group 3 Certificates have been made on such Distribution Date, any applicable Component PO
                                                 Deferred Amount for such Distribution Date; provided,
                                                 that distributions in respect of any such Component PO
                                                 Deferred Amount on any Distribution Date will not
                                                 exceed the excess, if any, of (X) the Available Funds for
                                                 such Mortgage Loan Group (Sub-Group 3A Available Funds
                                                 in the case of Group 3 Certificates) remaining after
                                                 giving effect to the distributions pursuant to
                                                 clauses first through third under "Description of the
                                                 Certificates--Distributions on the Certificates" for such
                                                 Certificate Group herein over (y) the sum (or the Sub-Group
                                                 3A Percentage of the sum in the case of the Group 3
                                                 Certificates) of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates in each related
                                                 Certificate Group (or in the case of Component 1-PO and
                                                 Component 2-PO, the Group 1-2 Subordinate Certificates).
                                                 Distributions in respect of the applicable Component PO
                                                 Deferred Amount shall not reduce the Current Principal
                                                 Amount of the related Component of the Class PO Certificates.
                                                 The "Component PO Deferred Amount" means, as to each
                                                 Distribution Date through the Cross-Over Date for each
                                                 Component relating to each Group of Certificates, the
                                                 aggregate of all amounts allocable on such dates to the
                                                 related Component of the Class PO Certificates in respect of the principal portion of Realized Losses (other than
                                                 Excess Losses) in respect of Discount Mortgage Loans and the applicable Component PO Cash Shortfall and all amounts
                                                 previously allocated in respect of such losses (other than
                                                 Excess Losses) and such shortfalls to such Component of
                                                 the Class PO Certificates, and not distributed on prior
                                                 Distribution Dates.
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Component Certificates..................    The  Class  2-A-6  and  Class  PO   Certificates   will  be   Component
                                                 Certificates    comprised   of   multiple    payment    components
                                                 ("Components")   having  the   following   designations,   initial
                                                 Principal Amounts and Pass-Through Rates:

                                                  Class   Initial Principal     Pass-Through    Component Name
                                                  -----   -----------------                     --------------
                                                          Amount                    Rate
                                                          ------                    ----
                                                  2-A-6   $  9,303,000              6.50%       Component 2-A-6-I
                                                  2-A-6   $ 24,249,000              6.50%       Component 2-A-6-II
                                                  PO      $    453,766               (1)        Component 1-PO
                                                  PO      $     16,673               (1)        Component 2-PO
                                                  PO      $     99,091               (1)        Component 3-PO
                                                  PO      $     12,562               (1)        Component 4-PO
                                                 ------------------------
                                                 (1) This Component will be a Principal Only Class and will bear no interest.

Additional Rights of the
 Residual Certificates..................    In addition to  distributions  of principal and  interest,  the holders of the Residual  Certificates  will be entitled to receive (i) the amount,  if any, of Available Funds remaining on any  Distribution
                                                 Date after  distributions  of interest and  principal  are made on all  other  Certificates  on such date and (ii) the  proceeds,  if any,  of the  assets of the  Trust  remaining  after  the  Current
                                                 Principal  Amount  or  Notional  Amount,  as  applicable,  of each
                                                 Class  of  Certificates  has  been  reduced  to  zero.  It is  not anticipated  that any material  assets will be remaining  for such distributions at any such time.

Credit Enhancement --
   General..............................    Credit enhancement for the Group 1-2 Senior  Certificates,  the Group 3
                                                 Senior   Certificates   and  the   Group  4  Senior   Certificates
                                                 generally   will  be  provided   by  the  Group  1-2   Subordinate
                                                 Certificates,  the Group 3 Subordinate  Certificates and the Group
                                                 4  Subordinate  Certificates,   respectively.  Credit  enhancement
                                                 for  each  Class  of  Subordinate  Certificates  of a  Certificate
                                                 Group will be  provided  by the Class or  Classes  of  Subordinate
                                                 Certificates  of such  Certificate  Group  with  higher  numerical
                                                 Class designations.

Credit Enhancement --
   Subordination........................    The  rights of the  holders of the Group 1-2  Subordinate  Certificates to  receive  distributions  with  respect  to the Group 1 Mortgage
                                                 Loans and the  Group 2  Mortgage  Loans  will be  subordinated  to such  rights of the  holders of the Group 1-2 Senior  Certificates and of each Class of Group 1-2 Subordinate  Certificates  having a lower  numerical  Class  designation  than such Class.  The rights of  the  holders  of  the  Group  3  Subordinate  Certificates  to receive  distributions  with respect to the Group 3 Mortgage Loans will be  subordinated  to such  rights of the holders of the Group
                                                 3 Senior  Certificates  and to each  Class of Group 3  Subordinate
                                                 Certificates  having  a  lower  numerical  designation  than  such
                                                 Class.  The  rights  of the  holders  of the  Group 4  Subordinate
                                                 Certificates  to receive  distributions  with respect to the Group
                                                 4  Mortgage  Loans  will be
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                                                 subordinated  to such  rights  of the
                                                 holders  of the Group 4 Senior  Certificates  and to each Class of
                                                 Group  4  Subordinate   Certificates   having  a  lower  numerical
                                                 designation  than such Class.  The  subordination of the Group 1-2
                                                 Subordinate  Certificates  to the Group 1-2  Senior  Certificates,
                                                 the  Group  3  Subordinate  Certificates  to the  Group  3  Senior
                                                 Certificates  and of the Group 4 Subordinate  Certificates  to the
                                                 Group 4 Senior  Certificates and the further  subordination  among the  Subordinate  Certificates  of a Certificate  Group,  are each intended  to  increase  the  likelihood  of timely  receipt by the
                                                 holders  of  the   Certificates   with  higher  relative   payment
                                                 priority of the maximum  amount to which they are  entitled on any
                                                 Distribution Date and to provide such holders  protection  against losses  resulting  from  defaults on Mortgage  Loans to the extent
                                                 described  herein.  The  Subordinate   Certificates  also  provide
                                                 protection  against  Bankruptcy  Losses and,  to a lesser  extent, against  Special  Hazard  Losses  and Fraud  Losses to the  extent described herein.  However, in certain  circumstances,  the amount of available  subordination  (including the limited  subordination provided  for  certain  types  of  losses)  may be  exhausted  and shortfalls  in  distributions  on the Offered  Certificates  could result.  Holders of Senior  Certificates  of a  Certificate  Group
                                                 will  bear  their  pro rata  share  of any  Realized  Losses  with respect to Mortgage  Loans in the related  Mortgage  Loan Group in
                                                 excess  of  the  available   total   subordination   amount.   See
                                                 "Description   of  the   Certificates  -   Distributions   on  the
                                                 Certificates,"  "--Allocation  of  Losses;  Subordination"  and " -
                                                 Subordination" herein.

                                            Since the Group 1-2 Subordinate Certificates will absorb
                                                 Realized Losses on the Group 1 and Group 2 Mortgage Loans, a
                                                 disproportionate amount of Realized Losses with respect to
                                                 Mortgage Loans in one of such Mortgage Loan Groups will
                                                 adversely impact the availability of subordination
                                                 to the Senior Certificates related to the other Mortgage
                                                 Loan Group.

                                            As   of the Closing Date, the aggregate Current Principal
                                                 Amounts of the Group 1-2 Subordinate Certificates and of
                                                 the Other Certificates which are part of the Group 1-2
                                                 Subordinate Certificates will equal approximately 4.75% and
                                                 1.15% of the aggregate Current Principal Amounts of all of the
                                                 Classes of Group 1 and Group 2 Certificates, (ii) the
                                                 aggregate Current Principal Amounts of the Group 3
                                                 Subordinate Certificates and of the Other Certificates which are part of the Group 3 Subordinate Certificates will
                                                 equal approximately 3.00% and 0.70% of the aggregate Current
                                                 Principal Amounts of all the Classes of Group 3
                                                 Certificates, and (iii) the aggregate Current Principal
                                                 Amounts of the Group 4 Subordinate Certificates and of
                                                 the Other Certificates which are part of the Group 4
                                                 Subordinate Certificates will equal approximately 7.75% and
                                                 1.35% of the aggregate Current Principal Amounts of all of the
                                                 Classes of Group 4 Certificates.

                                            In  addition,   to  extend  the  period  during  which  the  Group  1-2
                                                 Subordinate  Certificates,  the Group 3  Subordinate  Certificates
                                                 and
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                                                 the  Group 4  Subordinate  Certificates  remain  available  as credit  enhancement  to the Group  1-2  Senior  Certificates,  the
                                                 Group   3   Senior   Certificates,   and  the   Group   4   Senior
                                                 Certificates,  respectively,  the entire amount of any prepayments
                                                 and  certain  other  unscheduled   recoveries  of  principal  with
                                                 respect to the Mortgage  Loans in the related  Mortgage Loan Group will  be  allocated  to the  Senior  Certificates  in the  related
                                                 Certificate  Group  to the  extent  described  herein  during  the first  five years  after the  Cut-off  Date (with such  allocation being  subject to reduction  over an  additional  five year period thereafter as described  herein).  This  allocation has the effect of accelerating  the  amortization  of the Senior  Certificates in each  Certificate  Group  as a  whole  while,  in the  absence  of losses in respect of the  Mortgage  Loans in the related  Mortgage
                                                 Loan Group,  increasing the  percentage  interest in the principal balance  of  the  Mortgage  Loans  in  such  Mortgage  Loan  Group
                                                 evidenced   by   the   related   Subordinate   Certificates.   See
                                                 "Description   of  the   Certificates  -   Distributions   on  the
                                                 Certificates" and " - Subordination" herein.

Monthly Advances........................    Sub-Servicers  make all required  advances.  The Master  Servicer  will
                                                 be  obligated  to  advance   delinquent   scheduled   payments  of
                                                 principal   and   interest   on  Mortgage   Loans  under   certain
                                                 circumstances  to the extent  the  related  sub-servicer  fails to make such  advances  (each such  advance,  a  "Monthly  Advance").
                                                 See "The  Pooling  and  Servicing  Agreement  - Monthly  Advances"
                                                 herein.

Allocation of Losses....................    Subject to the  limitations  set forth below,  Realized  Losses  (other than a Debt  Service  Reduction)  on the  Mortgage  Loans  in each
                                                 Mortgage  Loan  Group  will  be  allocated  as  follows:  (i)  the applicable  Non-PO  Percentage  of the  principal  portion of such
                                                 Realized  Losses will be  allocated  to the  Certificates  of each
                                                 Certificate  Group (other than the related  Component of the Class
                                                 PO Certificates),  first, to the Subordinate  Certificates of such
                                                 Certificate  Group in the inverse order of their  numerical  Class designations  and  then  pro rata to the  Senior  Certificates  of such  Certificate  Group (other than the related  Component of the
                                                 Class  PO   Certificates)   until,   in  each  case,  the  Current
                                                 Principal  Amount of each such  Class of  Certificates  is reduced to zero;  and (ii) the  applicable  PO Percentage of any such loss will be  allocated,  to the  extent  described  herein,  among the
                                                 Subordinate  Certificates of the applicable  Certificate  Group in the inverse order of their  numerical Class  designation,  through the  operation  of the  Component  PO Deferred  Payment  Writedown
                                                 Amount.  Notwithstanding  the foregoing,  the aggregate  amount of
                                                 Realized  Losses which may be allocated by means of  subordination to cover  Bankruptcy  Losses,  Special  Hazard  Losses  and  Fraud
                                                 Losses are  initially  limited  to (i)  $100,000,  $2,997,774  and
                                                 $4,897,092,  respectively,  for the Group 1-2 Senior and Group 1-2
                                                 Subordinate   Certificates,    (ii)   $100,000,   $1,969,088   and
                                                 $1,453,465,  respectively,  for the Group 3 Certificates and (iii)
                                                 $100,000, $1,339,281 and $2,678,563,  respectively,  for the Group
                                                 4   Certificates.   See   "Description   of  the   Certificates  -
                                                 Allocation   of  Losses;   Subordination"   herein.   All  of
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                                                 the foregoing  amounts are subject to periodic reduction as described herein.

                                            Any  Bankruptcy  Losses,  Special  Hazard  Losses  and Fraud  Losses in
                                                 excess  of  the  respective   amounts  of  coverage  therefor  (an
                                                 "Excess  Bankruptcy  Loss," an "Excess Special Hazard Loss" and an
                                                 "Excess  Fraud  Loss,"  respectively,  and  collectively,  "Excess
                                                 Losses") on  Non-Discount  Mortgage  Loans in each  Mortgage  Loan
                                                 Group,  will be  allocated  on a pro rata  basis  among the Senior
                                                 Certificates  of the related  Mortgage  Loan Group (other than the
                                                 related   Component   PO  of  each   Mortgage   Loan   Group)  and
                                                 Subordinate  Certificates  of the related  Mortgage Loan Group (or
                                                 Groups  in the case of the  Group  1-2  Subordinate  Certificates)
                                                 (any  such   Realized   Losses  so   allocated   to  such   Senior
                                                 Certificates  will be allocated  pro rata without  priority  among the  various  Classes  thereof).  The  principal  portion  of such losses  on  Discount  Mortgage  Loans  will  be  allocated  to the
                                                 Component PO of such  Certificate  Group in an amount equal to the related PO  Percentage  thereof,  and the remainder of such losses on Discount  Mortgage Loans will be allocated  among the remaining
                                                 Senior   Certificates   and   Subordinate   Certificates  of  such
                                                 Mortgage  Loan  Group  (or  Groups  in the case of the  Group  1-2
                                                 Subordinate  Certificates)  on  a  pro  rata  basis  as  described
                                                 above.   After  the  applicable   Cross-Over  Date,  all  Realized
                                                 Losses  (including,  without  limitation,  all Bankruptcy  Losses,
                                                 Special  Hazard  Losses and Fraud  Losses) on the  Mortgage  Loans
                                                 will be  allocated  among the Senior  Certificates  of the related
                                                 Group  as  described  above.  The  amount  of  any  Realized  Loss
                                                 (other than an Excess  Loss)  allocated  to the related  Component
                                                 PO on or  prior  to  the  Cross-Over  Date  for  such  Certificate
                                                 Group  will be  treated  as  Component  PO  Deferred  Amount.  See
                                                 "Description   of   the    Certificates--Allocation    of   Losses;
                                                 Subordination" herein.

                                            Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by a governmental agency or instrumentality or by
                                                 SAMI, BSMCC, the Trustee, Norwest, any Sub-Servicer or
                                                 any affiliate thereof or any other person.

Yield and Prepayment
  Considerations.......................     General  Considerations.  The  yield  to  maturity  of  each  Class  of
                                                 Certificates  will  be  affected  by  the  amount  and  timing  of principal  payments on the Mortgage Loans in the related  Mortgage
                                                 Loan Group or Groups,  the  allocation of Available  Funds to such
                                                 Class of Certificates,  the applicable  Pass-Through Rate for such
                                                 Class  of  Certificates  and the  purchase  price  paid  for  such
                                                 Certificates.   In  addition,  the  yields  to  investors  in  the
                                                 Certificates  will be  adversely  affected by Realized  Losses and
                                                 Net  Interest   Shortfalls.   The  interaction  of  the  foregoing
                                                 factors  may have  different  effects  on the  various  Classes of
                                                 Certificates  and the  effects on any Class may vary at  different times  during the life of such Class.  No  representation  is made as to the  anticipated  rate of prepayments on the Mortgage Loans,
                                                 the  amount  and  timing  of  Realized   Losses  or  Net  Interest
                                                 Shortfalls  or as to the  anticipated  yield  to  maturity  of
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                                                 any Certificates.  Prospective  investors are urged to consider  their own  estimates as to the  anticipated  rate of future  prepayments on the Mortgage Loans and the  suitability of the  Certificates to
                                                 their  investment  objectives.   In  addition  to  the  discussion
                                                 below,  prospective  investors  should review the discussion under
                                                 "Yield   and   Prepayment   Considerations"   herein  and  in  the
                                                 Prospectus.

                                            Mortgage Loan Payments. If prevailing mortgage rates fall
                                                 significantly below the Mortgage Rates on the Mortgage
                                                 Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or
                                                 above the Mortgage Rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes
                                                 in Mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing
                                                 decisions. Amounts received by virtue of liquidations of
                                                 Mortgage Loans, repurchases of Mortgage Loans upon breach of representations or warranties and optional termination of the
                                                 Trust also affect the receipt of principal on the Mortgage
                                                 Loans. In general, the Mortgage Loans may be prepaid at any time and without penalty.

                                            Timing of Payments and Distributions. Unlike certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable Mortgage Loans.
                                                 The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the
                                                 Certificates will not be offset by a subsequent like reduction
                                                 (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders (other than holders of the
                                                 Class 1-A-5 and Class 1-A-6 Certificates) will be slightly lower than the yield otherwise produced by the applicable
                                                 Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate (other than as aforesaid) from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to
                                                 the extent any Net Interest Shortfall or the interest
                                                 portion of any Realized Loss is allocated to a Class of
                                                 Certificates the yield to investors in such Class will be
                                                 reduced.

                                            Discounts and Premiums. In the case of any Certificates purchased at a discount (including the Class PO Certificates), a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium (including each Class of
                                                 Interest Only Certificates), a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined
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
                                                 in relation to the price at which a Certificate will
                                                 yield its Pass-Through Rate, after giving effect to any payment delay.

                                            Reinvestment Risk. Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received.
                                                 Since prevailing interest rates
                                                 are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the
                                                 yields on the Certificates. Yields on any such
                                                 reinvestments may be lower, and may even be significantly
                                                 lower, than yields on the Certificates. Generally, when
                                                 prevailing interest rates increase, prepayment rates on
                                                 mortgage loans tend to decrease, resulting in a
                                                 reduced rate of return of principal to investors at a
                                                 time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates
                                                 decline, prepayment rates on mortgage loans tend to
                                                 increase, resulting in a greater rate of return of
                                                 principal to investors at a time when reinvestment at
                                                 comparable yields may not be possible. Prospective investors in the Certificates should consider carefully the related
                                                 reinvestment risks in light of other investments that may be available to such investors.

                                            Weighted Average Interest Rates. Because the Pass-Through Rate
                                                 applicable to (i) the Class 1-X, Class 2-X, Class 3-X and
                                                 Class 4-X Certificates will equal or be based upon the
                                                 weighted average of the excess, of the Net Rates of the
                                                 Non-Discount Mortgage Loans in the related Mortgage Loan Group over a specified percentage and (ii) the Class 3-A-5
                                                 Certificates will be based on, and the Group 3 Subordinate
                                                 Certificates will be based in part on, the weighted average of the Net Rates of the Group 3 Mortgage Loans,
                                                 disproportionate prepayments of Mortgage Loans with higher Net
                                                 Rates in the related Mortgage Loan Group will adversely
                                                 affect the yield on such Classes. Mortgage Loans with
                                                 higher Net Rates will have higher Mortgage Rates as well,
                                                 and such Mortgage Loans are likely to prepay at rates that are faster than those applicable to Mortgage Loans
                                                 with lower Mortgage Rates with adverse effects on the yields on the Certificates. Similarly, since the Pass-Through Rate on the Group 1-2 Subordinate Certificates will be based upon
                                                 the weighted average of 7.00% and 6.75% weighted on the basis of the excess of the Scheduled Principal Balance of the Group
                                                 1 or Group 2 Mortgage Loans, respectively, over the current
                                                 Principal Amount of the Group 1 or Group 2 Senior Certificates,
                                                 respectively, disproportionate prepayments of the Group 1
                                                 Mortgage Loans will adversely ffect the yield on such
                                                 Classes.

                                            Subordination of Certain Classes of Certificates. The rights of the holders of the Group 1-2 Subordinate Certificates, the
                                                 Group 3 Subordinate Certificates and the Group 4
                                                 Subordinate Certificates to receive distributions with
                                                 respect to the Group 1 and Group 2 Mortgage Loans, the
                                                 Group 3 Mortgage Loans and the Group 4 Mortgage Loans,
                                                 respectively, will be subordinated to such rights
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
                                                 of the holders of the Group 1 and Group 2 Senior Certificates, the Group 3 Senior Certificates and the Group 4 Senior
                                                 Certificates, respectively, and to each Class of Subordinate
                                                 Certificates of the related Certificate Group having a
                                                 lower numerical designation than such Class. The level of
                                                 subordination available as support to the Senior
                                                 Certificates of a Certificate Group will be directly affected by the rate and timing of prepayments and the occurrence
                                                 of Realized Losses.

                                            Prepayments. The applicable Non-PO Percentage of prepayments on the
                                                 Mortgage Loans in any Mortgage Loan Group will be allocated solely to the Senior P&I Certificates (other than the Interest
                                                 Only Certificates) of the related Certificate Group during the first five years after the Closing Date and then such allocation will decrease subject to meeting certain loss and
                                                 delinquency tests during the next five years until the
                                                 Senior P&I Certificates (other than the Interest Only
                                                 Certificates) of a Certificate Group and the related
                                                 Subordinate Certificates share pro rata in such allocations.
                                                 The entire amount of the applicable PO Percentage of any
                                                 prepayment on Mortgage Loans in any Mortgage Loan Group will be allocated solely to the related Component of the Class PO
                                                 Certificates as long as such Component is outstanding.
                                                 Consequently, during not less than the first ten years after the Closing Date, prepayments will have the effect of
                                                 accelerating the amortization of the Senior P&I Certificates
                                                 (other than the Interest Only Certificates) and the PO
                                                 Components while increasing the percentage interest in the respective Group of Mortgage Loans evidenced by the related
                                                 Subordinate Certificates. In addition, in order to maintain the relative subordination among the Subordinate
                                                 Certificates of a Certificate Group, the applicable Non-PO
                                                 Percentage of prepayments and certain other unscheduled
                                                 recoveries of principal in respect of the Mortgage Loans
                                                 of the related Mortgage Group or Groups will not be
                                                 distributable to the holders of any Class of Subordinate
                                                 Certificates of such Certificate Group on any
                                                 Distribution Date for which the related Class Prepayment
                                                 Distribution Trigger is not satisfied except as otherwise
                                                 described herein. If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate
                                                 Certificates of a Certificate Group, the amortization of
                                                 those Classes of Subordinate Certificates with a lower
                                                 numerical class designation may occur more rapidly then would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans of the related Mortgage
                                                 Loan Group or Groups, the percentage interest in the
                                                 principal balance of the Mortgage Loans evidenced by
                                                 such Class of Subordinate Certificates may increase.

                                            Sequential Pay Senior P&I Certificates. The Classes of Senior P&I
                                                 Certificates of the Certificate Groups (other than the Interest
                                                 Only Certificates) are subject to various priorities for
                                                 payment of principal as described herein. Distributions
                                                 on Classes currently entitled to receive principal payments will be immediately affected by the prepayment rate of the
                                                 Mortgage Loans of the related Mortgage Loan Group at such
                                                 time. Distributions on Classes with
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                                                 a later priority of payment will not be directly affected by the prepayment rate until such time as principal is distributable on such Classes. However, the timing of commencement of principal distributions and the weighted average lives of such Classes will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on such Classes.
                                                 In addition, because principal distributions are paid to certain
                                                 Classes of Senior P&I Certificates (other than the Interest Only
                                                 Certificates) of a Certificate Group before other Classes of
                                                 Senior P&I Certificates (other than the Interest Only
                                                 Certificates) of such Certificate Group, holders of Senior
                                                 P&I Certificates (other than the Interest Only Certificates)
                                                 that receive principal later bear a greater risk of being
                                                 allocated Realized Losses on the Mortgage Loans of the
                                                 related Mortgage Loan Group than holders of such Classes
                                                 that receive principal earlier.

                                            PAC   Certificates.   The  Group  2  Senior   Certificates   have  been
                                                 structured  to provide  for  relatively  stable  distributions  of
                                                 principal   to  the   PAC   Certificates.   Using   the   modeling
                                                 assumptions  described  in  "Description  of the  Certificates  --
                                                 Distributions  on the  Certificates --  Distributions in Reduction
                                                 of the Current Principal Amount of the PAC  Certificates"  herein, the  outstanding  principal  balance of each of the Classes of PAC
                                                 I  Certificates  and PAC II  Certificates  will be  reduced to its
                                                 respective   Planned  Balance  for  each   Distribution   Date  if
                                                 prepayments  on the Mortgage  Loans in Mortgage Loan Group 2 occur at a  constant  rate  within  the range of  approximately  125% to approximately  500% SPA  with  respect  to the PAC I  Certificates and at a constant rate within the range of  approximately  175% to approximately  275% SPA with  respect to the PAC II  Certificates.
                                                 To the  extent  that  prepayments  on the Group 2  Mortgage  Loans occur  at a  constant  rate  below  approximately  125%  SPA  with respect  to the PAC I  Certificates  or below  approximately  175%
                                                 SPA  with  respect  to  the  PAC  II  Certificates,  the  Group  2
                                                 Available  Funds  allocable  as  payments  of  principal  on  each
                                                 Distribution  Date may be  insufficient to make  distributions  of principal on the PAC I and PAC II Certificates,  respectively,  in amounts  sufficient to reduce their Current  Principal  Amounts in accordance  with  their  Planned  Balances  for such  Distribution
                                                 Date,  and,  as a  result,  the  weighted  average  lives  of such
                                                 Certificates  may be  extended.  To the  extent  that  prepayments occur at a constant rate higher than  approximately  500% SPA with respect to the PAC I  Certificates  and higher than  approximately
                                                 275% SPA with  respect to the PAC II  Certificates,  the  weighted average lives of such Certificates may be shortened.

                                            Support Certificates. The Class 2-A-9 and Class 2-A-10 Certificates
                                                 will be particularly sensitive to the rate of prepayments on the
                                                 Group 2 Mortgage Loans because such Classes will receive, as monthly principal distributions, the excess of (i) the Group
                                                 2 Senior P&I Optimal Principal Amount over (ii) the amount necessary to reduce the Current Principal Amounts of the PAC Certificates to their respective Planned Balances.
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                                            Lockout Certificates. Investors should be aware that the Class 1-A-8 and Class 2-A-11 Certificates will not receive any payments of principal, and the Class 3-A-4 Certificates will not receive any prepayments, prior to the Distribution Date occurring in July
                                                 2003 and less than their respective pro rata shares for certain periods thereafter (unless the Current Principal Amounts of all of the other Senior P&I Certificates in the related Certificate
                                                 Group (or the Sub-Group 3A Certificates in the case of Group 3
                                                 Certificates) have been reduced to zero). As a result the
                                                 weighted average life of the Class 1-A-8, Class 2-A-11 and 3-A-4
                                                 Certificates will be longer than would otherwise be the
                                                 case, and the effect on the market value of these Classes
                                                 of Certificates due to changes in market interest rates or market yields for similar securities may be greater than
                                                 for the other Classes of Group 1, Group 2, Group 3 and Group 4
                                                 Senior P&I Certificates.

                                            Floater and Inverse Floater Certificates. The yield to investors in the Class 1-A-5 and Class 2-A-9 Certificates will be sensitive, and the yield to investors in the Class 1-A-6 and Class 2-A-10
                                                 Certificates will be extremely sensitive to the fluctuations in the level of LIBOR. The Pass-Through Rates on the Class 1-A-5 and Class 2-A-9 Certificates will vary directly with LIBOR and the Pass-Through Rates on the Class 1-A-6 and Class 2-A-10
                                                 Certificates will vary inversely with LIBOR.

                                            Interest Only Certificates. Because the Notional Amount of the Class
                                                 1-X, Class 2-X, Class 3-X and Class 4-X Certificates will be based upon the Scheduled Principal Balances of the Non-Discount
                                                 Mortgage Loans in the related Mortgage Loan Group, the yield on such Certificates will be sensitive to the rate and timing of principal payments of such respective Mortgage Loans. The Class
                                                 1-A-7 and Class 2-A-4 Certificates also will be sensitive to the rate and timing of  principal  payments of the Group 1 and Group 2
                                                 Mortgage Loans, respectively, because the Notional Amount of the
                                                 Class 1-A-7 Certificates is based on the Current Principal
                                                 Amounts of the Class 1-A-5 and Class 1-6 Certificates, and the
                                                 Notional Amount of the Class 2-A-4 Certificates is based on the
                                                 Current Principal Amounts of the Class 2-A-1, Class 2-A-2,
                                                 Class 2-A-3 Certificates and Component 2-A-6-I and Component
                                                 2-A-6-II. A rapid rate of principal payments on the
                                                 Mortgage Loans in the applicable Mortgage Loan Group
                                                 will have a materially negative effect on the yield to
                                                 investors in the related Interest Only Certificates.
                                                 Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in each such Class of Certificates to recover fully their initial investments. See "Yield and
                                                 Prepayment Considerations --  Yield on the Interest Only
                                                 Certificates."

                                            Class PO Certificates. The amounts payable with respect to the Class
                                                 PO Certificates generally derive only from principal payments on the Discount Mortgage Loans in each Mortgage Loan Group. As a
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
                                                 result, the yield on the Class PO Certificates will be
                                                 adversely affected by slower than expected payments of
                                                 principal (including prepayments, defaults and
                                                 liquidations) on such Discount Mortgage Loans. Because
                                                 Discount Mortgage Loans have lower Net Rates than the
                                                 Non-Discount Mortgage Loans in each Mortgage Loan Group, and because the Mortgage Loans with lower Net Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay at a slower rate than the
                                                 Non-Discount Mortgage Loans of such Mortgage Loan Group. See
                                                 "Yield and Prepayment Considerations -- Yield on the
                                                 Class PO Certificates" herein.

                                            Residual Certificates. Holders of the Residual Certificates are
                                                 entitled to receive distributions of principal and
                                                 interest as described herein. However, holders of such
                                                 Certificates may have tax liabilities with respect to
                                                 their Certificates during the early years of the REMIC that substantially exceed the principal and interest payable
                                                 thereon during such periods.

Liquidity...............................    There is  currently  no  secondary  market  for the  Certificates,  and there can be no assurance that one will develop.  Bear,  Stearns &
                                                 Co.   Inc.   intends  to   establish   a  market  in  the  Offered
                                                 Certificates,  but  it is not  obligated  to do  so.  There  is no assurance  that any such market,  if  established,  will continue.
                                                 Each  Certificateholder  will receive monthly  reports  pertaining
                                                 to  the   Certificates   as  described   under  "The  Pooling  and
                                                 Servicing  Agreement  -  Reports  to  Certificateholders"  in  the
                                                 Prospectus.  There are a limited  number of sources  which provide certain  information about mortgage  pass-through  certificates in the secondary  market,  and there can be no assurance  that any of these  sources will provide  information  about the  Certificates.
                                                 Investors  should  consider the effect of limited  information  on the liquidity of the Certificates.

Optional Termination....................    On any  Distribution  Date on  which  the  aggregate  unpaid  principal balance of the Mortgage  Loans in any Mortgage  Loan Group is less than  10%  of  the  aggregate  Cut-off  Date  Scheduled  Principal
                                                 Balance of the Mortgage  Loans in such Mortgage  Loan Group,  SAMI or its designee may  repurchase  from the Trust all Mortgage Loans in such  Mortgage  Loan Group  remaining  outstanding  and any REO
                                                 Property  remaining in the Trust  relating to such  Mortgage  Loan
                                                 Group at the purchase  price set forth in the  Agreement.  If SAMI or its designee has not  exercised  such option and the  aggregate unpaid  principal  balance of the  Mortgage  Loans in any Mortgage
                                                 Loan  Group  is less  than  2.5%  of the  aggregate  Cut-off  Date
                                                 Scheduled  Principal  Balance,  the  Master  Servicer  shall  also
                                                 have  such  option.   Any  such  repurchase  will  result  in  the
                                                 retirement  of the related Group of  Certificates  and in the case of the  Group 1-2  Subordinate  Certificates,  a portion  thereof.
                                                 The Trust may also be terminated and the  Certificates  retired on any Distribution  Date upon the  determination by SAMI, based upon an  opinion  of  counsel,  that the REMIC  status of any REMIC has been lost or that a  substantial  risk  exists  that  such  status will  be  lost  for
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
                                                 the  then  current  taxable  year.  See  "The
                                                 Pooling and Servicing Agreement - Termination" herein.

Certain Federal Income Tax
   Consequences.........................    Separate  elections  will be made to  treat  the  Mortgage  Loans,  the
                                                 Certificate  Account and certain  other  assets owned by the Trust and  relating  to a Mortgage  Loan Group as real  estate  mortgage investment  conduits for federal  income tax purposes,  creating a
                                                 tiered-REMIC   structure.   The   Certificates   (other  than  the
                                                 Residual  Certificates)  will be designated  as regular  interests
                                                 in  a  REMIC  and  are  herein   referred   to  as  the   "Regular
                                                 Certificates"  or the  "REMIC  Regular  Certificates."  The  Class
                                                 R-1,  Class  R-2,  Class R-3,  Class R-4,  Class R-5 and Class R-6
                                                 Certificates  will each be designated as the residual  interest in a REMIC (collectively,  the "Residual  Certificates" or the "REMIC
                                                 Residual     Certificates").     See    "Federal     Income    Tax
                                                 Considerations"   herein   and   "Certain   Federal   Income   Tax
                                                 Consequences"  in the  Prospectus  and  "Restrictions  on Purchase
                                                 and Transfer of the Residual Certificates" herein.

ERISA Considerations....................... Fiduciaries  of  employee  benefit  plans  subject to Title I of the
                                                 Employee  Retirement  Income  Security  Act of 1974,  as  amended
                                                 ("ERISA"),   should  consider  the  ERISA  fiduciary   investment
                                                 standards  before  authorizing  an  investment  by a plan  in the
                                                 Offered  Certificates.  In  addition,   fiduciaries  of  employee
                                                 benefit  plans  or  other   retirement   arrangements   (such  as
                                                 individual  retirement  accounts or certain  Keogh  plans)  which are  subject  to Title I of  ERISA,  and/or  Section  4975 of the
                                                 Internal  Revenue Code of 1986, as amended (the "Code"),  as well as any entity,  including an insurance  company general  account, whose  underlying  assets include plan assets by reason of a plan or account  investing in such entity  (collectively,  "Plan(s)"), should  consult with their legal counsel to determine  whether an investment in the Offered  Certificates  will cause the assets of
                                                 the  Trust  ("Trust   Assets")  to  be  considered   plan  assets
                                                 pursuant  to the plan  asset  regulations  set forth in 29 C.F.R.
                                                 <W039>   2510.3-101,   thereby   subjecting   the   Plan  to  the
                                                 prohibited  transaction  rules with  respect to the Trust  Assets
                                                 and  the  Trustee  or  the  Master   Servicer  to  the  fiduciary
                                                 investment   standards   of  ERISA,   or  cause  the  excise  tax
                                                 provisions  of  Section  4975 of the Code to  apply to the  Trust
                                                 Assets,  unless  some  exemption  granted  by the  Department  of
                                                 Labor  applies to the  acquisition,  holding or  transfer  of the
                                                 Offered Certificates.

                                            Subject to the considerations set forth under "ERISA Considerations"
                                                 herein and in the Prospectus, the purchase or holding of the
                                                 Senior Certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited
                                                 Transaction Exemption 90-30 (the "Exemption").

                                            The Subordinate Certificates generally may be purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption based on the identity of the
                                                 fiduciary making the
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                                                 decision to acquire such Certificates on behalf of the Plan is applicable to the acquisition, holding and transfer of
                                                 the applicable Certificates and the operation, servicing
                                                 and management of the Trust and its assets, as further
                                                 described in "ERISA Considerations" herein.

Restrictions on Purchase and
   Transfer of the Residual
   Certificates.........................    The  Residual  Certificates  are not  offered  for sale to certain  tax exempt  organizations  that are  "disqualified  organizations"  as defined  in  "Certain  Federal  Income  Tax  Consequences  - REMIC
                                                 Residual  Certificates  - Tax on  Disposition  of  REMIC  Residual
                                                 Certificates;  Restrictions  on Transfer,  Holding by Pass-Through
                                                 Entities" in the  Prospectus.  Such  "disqualified  organizations"
                                                 are prohibited  from acquiring or holding any beneficial  interest
                                                 in  the  Residual  Certificates.   Further,   neither  a  Residual
                                                 Certificate  nor any  beneficial  interest  therein may be sold or otherwise  transferred  without the express written consent of the
                                                 Holder of the  Residual  Certificate  as tax  matters  person (the
                                                 "Tax Matters  Person")  and the  Depositor,  which  consent may be
                                                 withheld   to   avoid  a  risk  of   REMIC   disqualification   or
                                                 REMIC-level  tax. See "Certain  Federal Income Tax  Consequences -
                                                 REMIC  Residual   Certificates  -  Tax  on  Disposition  of  REMIC
                                                 Residual  Certificates;   Restrictions  on  Transfer,  Holding  by
                                                 Pass-Through  Entities" in the  Prospectus  and  "Restrictions  on
                                                 Purchase  and  Transfer  of  the  Residual  Certificates"  herein.
                                                 Finally,  unless the Tax Matters Person and the Depositor  consent in writing  (which  consent  may be  withheld  in the Tax  Matters
                                                 Person's  and  the  Depositor's  sole  discretion),  the  Residual
                                                 Certificates  (including  a beneficial  interest  therein) may not be  purchased  by or  transferred  to  any  person  who  is  not a
                                                 "United  States  person,"  as such  term  is  defined  in  Section
                                                 7701(a)(30)  of  the  Code.  For  certain  additional  tax-related restrictions  on the  transfer of the Residual  Certificates,  see
                                                 "Certain   Federal  Income  Tax   Consequences  -  REMIC  Residual
                                                 Certificates  -  Mismatching  of  Income  and  Deductions;  Excess
                                                 Inclusions"  and  "Certain   Federal  Income  Tax  Consequences  -
                                                 Foreign   Investors  -  REMIC   Residual   Certificates"   in  the
                                                 Prospectus.

Rating..................................    It is a  condition  to  their  issuance  that  each  Class  of  Offered
                                                 Certificates receives the ratings set forth below from Standard
                                                 & Poor's Ratings Services, a division of The McGraw-Hill
                                                 Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch"). S&P and
                                                 Fitch are referred to herein as the "Rating Agencies."

                                                                                 Rating
                                                                        -------------------------
                                                Class                   S&P                Fitch
                                                -----                   ---                -----
                                                Class 1-A-1             AAA                 AAA
                                                Class 1-A-2             AAA                 AAA
                                                Class 1-A-3             AAA                 AAA
                                                Class 1-A-4             AAA                 AAA
                                                Class 1-A-5             AAA                 AAA
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                                                                                 Rating
                                                                        -------------------------
                                                Class                   S&P                Fitch
                                                -----                   ---                -----
                                                Class 1-A-6             AAA                 AAA
                                                Class 1-A-7            AAAr                 AAA
                                                Class 1-A-8             AAA                 AAA
                                                Class 1-X              AAAr                 AAA
                                                Class 2-A-1             AAA                 AAA
                                                Class 2-A-2             AAA                 AAA
                                                Class 2-A-3             AAA                 AAA
                                                Class 2-A-4            AAAr                 AAA
                                                Class 2-A-5             AAA                 AAA
                                                Class 2-A-6             AAA                 AAA
                                                Class 2-A-7             AAA                 AAA
                                                Class 2-A-8             AAA                 AAA
                                                Class 2-A-9             AAA                 AAA
                                                Class 2-A-10            AAA                 AAA
                                                Class 2-A-11            AAA                 AAA
                                                Class 2-X              AAAr                 AAA
                                                Class B-1               --                   AA
                                                Class B-2               --                   A
                                                Class B-3               --                  BBB
                                                Class 3-A-1             AAA                 AAA
                                                Class 3-A-2             AAA                 AAA
                                                Class 3-A-3             AAA                 AAA
                                                Class 3-A-4             AAA                 AAA
                                                Class 3-A-5             AAA                 AAA
                                                Class 3-X              AAAr                 AAA
                                                Class 3-B-1             --                   AA
                                                Class 3-B-2             --                   A
                                                Class 3-B-3             --                  BBB
                                                Class 4-A-1             AAA                 AAA
                                                Class 4-A-2             AAA                 AAA
                                                Class 4-A-3             AAA                 AAA
                                                Class 4-X              AAAr                 AAA
                                                Class 4-B-1             --                   AA
                                                Class 4-B-2             --                   A
                                                Class 4-B-3             --                  BBB
                                                Class PO               AAAr                 AAA
                                                Class R-1               AAA                 AAA
                                                Class R-2               AAA                 AAA
                                                Class R-3               AAA                 AAA
                                                Class R-4               AAA                 AAA
                                                Class R-5               AAA                 AAA
                                                Class R-6               AAA                 AAA

                                            The ratings of the Offered Certificates of any Class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The "r" symbol of the "AAAr"
                                                 rating of certain Classes of Certificates by S&P is attached to highlight certain obligations that S&P believes may experience volatility or variability in
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
                                                 expected returns due to non-credit risks, including interest only and principal only mortgage securities. See "Rating" herein.

                                            SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Legal Investment........................    The Senior Certificates and the Class B-1, Class 3-B-1 and
                                                 Class  4-B-1   Certificates  will  constitute   "mortgage  related
                                                 securities"   for  purposes  of  the  Secondary   Mortgage  Market
                                                 Enhancement  Act of 1984  ("SMMEA")  so long as they are  rated in
                                                 one  of  the  two  highest  rating   categories  by  a  nationally
                                                 recognized  statistical rating  organization and, as such, will be legal  investments for certain  entities to the extent provided in
                                                 SMMEA,  subject to state laws  overriding  SMMEA.  Certain  states
                                                 have  enacted   legislation   overriding   the  legal   investment
                                                 provisions  of SMMEA.  It is not  anticipated  that the  remaining
                                                 Classes  of  Certificates  will  be so  rated  in one  of the  two highest  rating  categories  and  therefore  will  not  constitute
                                                 "mortgage   related   securities"   under  SMMEA  (the  "Non-SMMEA
                                                 Certificates").    The   appropriate   characterization   of   the
                                                 Non-SMMEA    Certificates    under   various   legal    investment
                                                 restrictions,  and thus the ability of investors  subject to these restrictions to purchase  Non-SMMEA  Certificates,  may be subject to significant interpretive uncertainties.

                                            All  investors  whose  investment   activities  are  subject  to  legal
                                                 investment   laws  and   regulations   or  to  review  by  certain
                                                 regulatory   authorities   may  be  subject  to   restrictions  on
                                                 investment  in  the  Certificates.  Any  such  institution  should consult  its own legal  advisors  in  determining  whether  and to what  extent  there may be  restrictions  on its ability to invest in the  Certificates.  See  "Legal  Investment"  herein and in the
                                                 Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

         The Mortgage Pool will consist of approximately 2,446 Mortgage Loans. In general, these are conventional first lien, fixed rate mortgages secured by one- to four-family residences, individual condominium units and cooperative units located primarily in California and (except for balloon loans as described below) having original terms to stated maturity ranging from 20 to 30 years (in the case of Mortgage Loan Group 1, Mortgage Loan Group 2 and Mortgage Loan Group
4) and ranging from 10 to 15 years (in the case of Mortgage Loan Group 3). All of the Mortgage Loans with Loan-to-Value Ratios (as defined herein) in excess of 80% have primary mortgage insurance. All of the Mortgage Loans generally may be prepaid in full or in part at any time and without penalty. The Cut-off Date Scheduled Principal Balance of each Mortgage Loan Group set forth herein is subject to a permitted variance of up to 10%. The Mortgage Loans have been divided into four Mortgage Loan Groups, each of which constitutes a separate sub-trust. The following paragraphs and the tables set forth in Annex A set forth additional information with respect to each Mortgage Loan Group and Mortgage Loan Group 1 and Mortgage Loan Group 2 in the aggregate.*

         Approximately 2.70%, 4.58% and 8.01% by aggregate principal balance as of the Cut-off Date, of the Group 1, Group 2 and Group 4 Mortgage Loans have a balloon payment at maturity. Such balloon loans have 15 year original terms and thirty year amortization schedules with their outstanding principal balances due at maturity.

All other Mortgage Loans are fully amortizing Mortgage Loans.

         Approximately $377,466,464 of the Mortgage Loans are NAMC Mortgage Loans and were originated or acquired by NAMC; approximately $80,400,702 of the Mortgage Loans are HMC Mortgage Loans and were originated or acquired by HMC; approximately $28,739,113 of the Mortgage Loans are WMBFA Mortgage Loans and were originated or acquired by WMBFA; and approximately $37,522,917 of the Mortgage Loans are CMC Mortgage Loans and were originated or acquired by CMC. As of the Cut-off Date, none of the Mortgage Loans were delinquent.

         All of the Group 1 and Group 2 Mortgage Loans are so-called Jumbo Loans. "Jumbo Loans" are mortgage loans that have principal balances at origination that exceed the applicable current limitations for purchase by Fannie Mae and Freddie Mac.

         Each of the Group 4 Mortgage Loans had a principal balance at origination which complies with Fannie Mae and Freddie Mac conforming limits.

---------
* The description herein and in Annex A hereof of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which BSMCC acquired the Mortgage Loans, (ii) requirements of S&P or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.

                   THE MASTER SERVICER AND THE SUB-SERVICERS

GENERAL

         Pursuant to the Agreement, Norwest will act as Master Servicer with respect to the Mortgage Loans. Pursuant to various sub-servicing arrangements,
(i) WMBFA will service the WMBFA Mortgage Loans, (ii) NAMC will service the NAMC Mortgage Loans, (iii) CMC will service the CMC Mortgage Loans, and (iv) EMC Mortgage Corporation ("EMC) will service the HMC Mortgage Loans (with HMC acting as a subservicer until July 31, 1998 when EMC will assume all servicing functions) (in such capacities, each of WMBFA, NAMC, CMC and EMC is referred to as a "Sub-Servicer" and collectively, as the "Sub-Servicers"). The Master Servicer will not ultimately be responsible for the performance of the servicing activities of the Sub-Servicers except as described under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" and "--Monthly Advances." If a Sub-Servicer fails to fulfill its obligations under the applicable Sub-Servicing Agreement and such failure results in a material breach, the Master Servicer is obligated to terminate such Sub-Servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable Sub-Servicing Agreement. The Mortgage Loans were originated under the applicable programs described below.

         The information set forth in the following paragraphs with respect to Norwest, WMBFA, NAMC, CMC, EMC and HMC has been provided by the respective party. Neither SAMI, BSMCC, the Underwriter, the Trustee, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. EMC is an affiliate of each of SAMI, BSMCC and the Underwriter.

NORWEST

         Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

         The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of December 31, 1997, the Master Servicer master serviced more than 300,000 mortgage loans with an aggregate outstanding principal balance of approximately $30 billion.

WMBFA

         WMBFA is a wholly-owned subsidiary of Washington Mutual, Inc. WMBFA's primary line of business is mortgage lending and consumer banking primarily in California and Florida. WMBFA's executive offices are located at 1201 Third Avenue, Seattle, Washington 98101 and its telephone number is (206) 461-6475.

         Delinquency and Foreclosure Experience. The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1995, December 31, 1996, December 31, 1997 and March 31, 1998 on approximately $23,593,136,907, $26,726,259,653, $30,211,858,315, and $31,273,694,208
respectively, in outstanding principal balance of residential mortgage loans serviced by WMBFA in connection with its acquisition of American Savings Bank, F.A. (which does not include other loans serviced by WMBFA). The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the WMBFA Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the WMBFA Mortgage Loans in the future:

                DELINQUENCY AND FORECLOSURE EXPERIENCE OF WMBFA


                                                                        AS OF DECEMBER 31,              AS OF
                                                              --------------------------------------  MARCH 31,
                                                                 1995         1996            1997      1998
                                                              --------------------------------------  ---------
Total Number of Residential Mortgage Loans in
   Portfolio..............................................    $186,686      $199,470      $209,326    $211,121
Delinquent Mortgage Loans and Pending Foreclosures at
   Period End (1):
   30-59 days.............................................        0.36%         0.39%         0.50%       0.58%
   60-89 days.............................................        0.12%         0.09%         0.14%       0.12%
   90 days or more (excluding pending foreclosures).......        0.20%         0.08%         0.15%       0.18%
           Total Delinquencies............................        0.68%         0.56%         0.79%       0.88%
                                                              ---------     ---------     ---------   ---------
Foreclosures pending......................................        0.89%         0.74%         0.52%       0.51%
                                                              ---------     ---------     ---------   ---------
           Total delinquencies and foreclosures pending...        1.56%         1.30%         1.31%       1.39%
                                                              =========     =========     =========   =========

(1) As a percentage of the total outstanding principal balance of loans serviced.

         There can be no assurance that factors beyond the control of WMBFA, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

WMBFA UNDERWRITING STANDARDS

         WMBFA originates 15 and 30 year fixed rate mortgage loans with loan balances of up to $2,500,000. Eligible properties include primary residences, second homes and investment properties that are secured by single family detached or attached properties, 2-4 unit properties, units in condominiums, planned unit developments and manufactured homes.

         WMBFA originates fixed rate loans with loan-to-value ratios of up to 95% for loans secured by primary residences and up to 90% for loans secured by second homes. The maximum loan-to-value ratio generally decreases with increases in the loan balance. The maximum loan-to-value ratio for fixed rate cash out refinance loans secured by primary residences is 75%. The maximum loan-to-value ratio for fixed rate cash out refinance loans secured by second homes or investment properties is 70%. WMBFA requires private mortgage insurance on loans with original loan-to-value ratios in excess of 80%.

         WMBFA offers three documentation programs: Full Documentation, Alternative Documentation, and Limited Documentation. Under Full Documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. The Alternative Documentation program is available to salaried borrowers only and allows for the verification of income through pay stubs, W-2s and a telephonic verification of employment, the verification of assets through bank statements and the verification of the prior mortgage and/or rental payment history through canceled checks for the previous 12 months. The Limited Documentation Program is available to applicants who are salaried, self-employed or retired. Although verification of income is usually not required, income stated on the loan application will be evaluated for reasonableness based on the applicant profile. In addition, employment is verified through telephonic communication.

         WMBFA analyzes the applicant's credit history generally over the prior 24 months unless there are major indications of derogatory credit. The credit history will generally be considered acceptable if during the past 12 months the applicant had: no late payments on the current mortgages and no more than a few 30 day late payments in the past 24 months and no major derogatory ratings in the past 5 years.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loans, WMBFA generally applies ratios for fixed rate loans of 28%/36% for a loan-to-value ratio between 90.01% and 95%, and 33%/38% for loans with a loan-to-value ratio of 90% or less.

NAMC

         On October 15, 1997, Dime Bancorp, Inc. ("DBI"), the holding company of The Dime Savings Bank of New York, FSB ("DSB"), issued DBI common stock to the shareholders of NAMC in exchange for their NAMC stock. DBI then directed its wholly-owned subsidiary, DSB, to merge DSB's wholly-owned subsidiary, 47th St. Property Corporation (an entity established as a merger subsidiary by DSB for this transaction) with and into NAMC, with NAMC surviving as the remaining legal entity. During November 1997, DSB merged its wholly-owned mortgage banking subsidiary, Dime Mortgage, Inc. ("DMI"), with and into NAMC, with NAMC surviving as the remaining legal entity.

         DSB indicated that it intended to originate all of its residential mortgage loans through its NAMC subsidiary, with the exception of loans in New York and New Jersey, which will be closed by DSB and, for agency deliveries, which will be simultaneously sold servicing-released to NAMC. NAMC will service loans from the former DSB servicing operation in Albion, New York and will have its executive offices in Tampa, Florida (the former DMI headquarters). Certain operational functions will continue to be performed in Santa Rosa, California, which was formerly the NAMC headquarters site.

         NAMC originates, acquires, sells and services mortgage loans which are principally first-lien mortgage loans secured by single (one- to four) family residences. NAMC also sells the servicing rights associated with a portion of such mortgage loans.

         NAMC also engages in mortgage loan servicing, which includes the processing of mortgage loan payments and the administration of mortgage loans. The primary source of servicing is from mortgage loans it has originated and sold. At March 31, 1998, NAMC's loan servicing portfolio totaled $38.5 billion.

         NAMC's executive offices are located at 6200 Courtney Campbell Causeway, Suite 300, Tampa, Florida 33607, and its telephone number is (813) 636-5500.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by NAMC as of the dates indicated. NAMC's portfolio of mortgage loans may differ significantly from the NAMC Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the NAMC Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted NAMC Mortgage Loans. The actual delinquency experience on the NAMC Mortgage Loans will depend, among other things, upon the value of the real estate securing such NAMC Mortgage Loans and the ability of borrowers to make required payments.

           DELINQUENCY AND FORECLOSURE EXPERIENCE IN NAMC'S PORTFOLIO
               OF ONE- TO-FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS*

                                                      AS OF DECEMBER 31,                                       AS OF MARCH 31,
                         ------------------------------------------------------------------------------     --------------------
                                  1995*                      1996*                        1997**                   1998**
                         ----------------------       --------------------        ---------------------     --------------------
                                     PERCENT OF                 PERCENT OF                   PERCENT OF               PERCENT OF
                         NO. OF       SERVICING       NO. OF     SERVICING        NO. OF      SERVICING     NO. OF    SERVICING
                           LOANS      PORTFOLIO       LOANS      PORTFOLIO         LOANS      PORTFOLIO      LOANS    PORTFOLIO
                         -------     ----------       ------    ----------        ------     ----------     ------    ----------
Loan delinquent for:
     30-59 days            3,015        1.84%           3,248       2.06%          10,363        2.94%       8,879        2.33%
     60-89 days              611        0.37%             735       0.47%           2,154        0.61%       1,910        0.50%
     90 days and over        669        0.42%             604       0.38%           1,825        0.52%       1,692        0.44%

Total Delinquencies        4,295        2.63%           4,587       2.91%          14,342        4.06%      12,481        3.28%

Foreclosure pending          705        0.43%           1,061       0.67%           2,218        0.63%       2,257        0.59%

Total                      5,000        3.06%           5,648       3.58%          16,560        4.69%      14,738        3.87%
                                                                                   ------        -----      ------        -----

---------
* Includes the $2.1 billion and $2.6 billion for the years ended December 31, 1995 and 1996, respectively, of loan servicing rights sold to others but temporarily being sub-serviced by the Master Servicer prior to transfer.

** Statistics are based on the servicing portfolio for the new NAMC entity created through the merger with Dime Bancorp, Inc. on October 15, 1997.

NAMC UNDERWRITING STANDARDS

         General. The underwriting guidelines utilized in the "Flex Series Program" are generally less restrictive than the standards set forth by Freddie Mac and Fannie Mae, particularly with respect to loan-to-value ratios, borrower income, required documentation, borrower occupancy of the mortgaged property and/or property types. The Flex Series Program consists of two mortgage loan programs. Each program has different loan amounts, reserve requirements, debt service-to-income ratios and Loan-to-Value Ratio restrictions. The "Gold Flex Program" is more restrictive with less credit risk than the "Flex Extra Program." The Flex Extra Program offers higher loan amounts, investor properties to 90% Loan-to-Value Ratios and expanded underwriting guidelines.

         The Gold Flex Program underwriting guidelines for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 60% for mortgage loans with original principal balances of up to $1,000,000, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Flex Extra Program underwriting guidelines for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances of up to $650,000 and up to 70% for mortgage loans with original principal balances of up to $1,500,000, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Under the Gold Flex Program and the Flex Extra Program, for cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 75% and 80%, respectively, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan.

         The debt service-to-income ratios in the Flex Series Program generally exceed those of Fannie Mae or Freddie Mac. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis, but generally range between 38%-40% and may be higher due to certain compensating factors.

         The Flex Series Program allows for approval of an application pursuant to (a) the Full/Alternative Documentation Program, (b) the Limited Documentation Program, or (c) the "No Ratio" Program. The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac 65A), (iii) A tri-merged credit report (generally from three separate repositories) and/or a standard factual data credit report, (iv) Verification of Employment Form (or federal tax returns for self-employed borrowers) providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check form the most recent full month for verification of income and the most recent three months' personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-1's, federal business tax returns for two years, year-to-date financial statements, a business credit report and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Limited Documentation Program, which is available to borrowers in every Flex Series Program, NAMC obtains from prospective borrowers either a verification of deposit or bank statements for the most recent two-month period preceding the mortgage loan application. Under these programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. Although income is not verified, employment is verbally verified prior to closing the loan. Mortgage loans underwritten under the Limited Documentation Program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation generally is limited. The "No Ratio" Program, available to borrowers in the Flex Extra Program, is designed for a mortgage loan which requires a minimum 20% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). Although income is not verified, employment is verbally verified prior to closing the loan. The certification of assets is confirmed by written verification of deposits and supported by bank statements.

         Under all Flex Series Programs, a FICO Score is obtained from two to three major credit repositories. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Certain minimum FICO Scores are generally required

CMC

         On April 30, 1997, the parent of PHH Mortgage Services Corporation, PHH Corporation, announced that it had merged with HFS Incorporated pursuant to which PHH Corporation became a subsidiary of HFS Incorporated. On December 18, 1997, HFS Incorporated announced it had merged with CUC International, Inc. The new company name is Cendant Corporation ("Cendant"). Cendant's primary business segments include "travel" (hotels, rental cars, and vacation time shares), "real estate" (real estate brokerage offices including Century 21, Coldwell Banker, and ERA, and mortgage services), and "membership" (access to travel, shopping, auto, dining, financial, and other services to over 73 million members worldwide). PHH Mortgage Services Corporation has since changed its name to Cendant Mortgage Corporation ("CMC") to show its affiliation with the new parent company.

         CMC's executive offices are located at 6000 Atrium Way, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 439-6000.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by CMC as of the dates indicated. CMC's portfolio of mortgage loans may differ significantly from the CMC Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the CMC Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted CMC Mortgage Loans. The actual delinquency experience on the CMC Mortgage Loans will depend, among other things, upon the value of the real estate securing such CMC Mortgage Loans and the ability of borrowers to make required payments.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE IN CMC'S PORTFOLIO OF ONE-TO-FOUR FAMILY, RESIDENTIAL MORTGAGE LOANS(1)

                                              AS OF APRIL 30,                                 AS OF DECEMBER 31,
                                --------------------------------------------      --------------------------------------------
                                      1995(5)                   1996                     1996                     1997
                                      -------                   ----                     ----                     ----
                                NO. OF    PRINCIPAL     NO. OF     PRINCIPAL      NO. OF     PRINCIPAL    NO. OF     PRINCIPAL
                                LOANS      BALANCE      LOANS       BALANCE       LOANS       BALANCE      LOANS      BALANCE
                                ------    ---------     ------     ---------      ------     ---------    ------     ---------
Total Portfolio                 135,693    $14,319      195,224     $21,681       224,622     $24,825     262,754    $29,701.7

Period of Delinquency(2)
   30-59 Days                     1,640    $   184        2,115     $   231         3,334     $   344       5,082    $   525.9
   60-89 Days                       293    $    34          472     $    57           576     $    71         961    $    95.9
   90 Days or more(3)                99    $    28           14     $    19             0     $     0         324    $    28.1

Total Delinquencies(4)            2,032    $   246        2,601     $   307         4,110     $   415       6.367    $   649.9

Foreclosure/Bankruptcies/           991    $   117        1,045     $   121         1,340     $   149       2,105    $  216.76
Real Estate Owned

                                   AS OF MARCH 31,
                                ---------------------
                                        1998
                                        ----
                                NO. OF      PRINCIPAL
                                 LOANS      BALANCE
                                ------      ---------
Total Portfolio                 280,789      $32,044

Period of Delinquency(2)
   30-59 Days                     5,133      $ 538.0
   60-89 Days                       888      $  91.5
   90 Days or more(3)               336      $  30.9

Total Delinquencies(4)            6,357      $ 660.4

Foreclosure/Bankruptcies/         2,310      $ 228.7
Real Estate Owned

---------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) The 90 days or more period of delinquency is net of the Foreclosures/Bankruptcies/Real Estate Owned category. On some occasions, these loans may fall into the current through 89 days late categories as well, however, such occurrences are rare. The "Total Delinquencies " category includes the Foreclosures/Bankruptcies/Real Estate Owned category.

(4)      Entries may not add up to total due to rounding.

(5) Delinquency and foreclosure information as of April 30, 1995 includes 533 loans which are associated with a portfolio of non-performing loans which were acquired by CMC in a bulk servicing purchase.

(6) The increase in foreclosures, bankruptcies and real estate owned from December 31, 1996 to December 31, 1997 is due to an increase in FHA and VA loans in the portfolio as well as increased foreclosures on adjustable rate loans in 1997. Bankruptcy loans amounted to 0.40% of the 1997 loan count (as compared to 0.31% of the 1997 loan count). Foreclosure loans amounted to 0.35% of the 1997 loan count (as compared to 0.24% of the 1996 loan count). REO loans amounted to 0.05% of the 1997 loan count (as compared to 0.06% of the 1996 loan count).

CMC UNDERWRITING STANDARDS

         The underwriting standards of CMC generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 80% for mortgage loans with original principal balances of up to $500,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 60% for mortgage loans with principal balances of up to $1,000,000. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, CMC generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, CMC makes loans where these ratios are exceeded. In those instances, CMC's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, CMC generally will fund up to the lesser of 10 units or 50% of the total units in a project.

         CMC also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), no asset, no income program ("No Asset, No Income Program"), and rate term refinance limited documentation program ("Streamlined Documentation Program"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Asset, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum Loan-to-Value Ratios under the Reduced Documentation Program and the No Asset, No Income Program are generally more restrictive than those under the standard underwriting criteria of CMC.

         Under the Streamlined Documentation Program, which is generally available only to CMC portfolio refinances having an original Loan-to-Value Ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

         From time to time, exceptions to CMC's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the CMC underwriter. Exceptions may be made only after consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         EMC

         General. EMC is a wholly-owned subsidiary of The Bear Stearns Companies Inc. and an affiliate of BSMCC, SAMI and the Underwriter. EMC was established as a full-line mortgage banking company in 1990 to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property").

         The principal business of EMC has been the resolution of non-performing residential loan portfolios acquired from the Resolution Trust Company ("RTC"), from private investors and, most recently, from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority ("FHA") mortgage loans. EMC's servicing portfolio consists primarily of two categories: (i) performing investment-quality loans services for EMC's own account or the account of Fannie Mae or Freddie Mac, private mortgage conduits and various institutional investors, and (ii) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collections and due diligence areas, due to the nature of the mortgage portfolios purchases. As of March 31, 1998, EMC was servicing approximately $2.5 billion of mortgage loans and REO Property.

         EMC's executive offices are located at 222 West Colinas Blvd., Suite 600, Irving, Texas 75039, and its telephone number is (972) 444-2800.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the HMC Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HMC Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted HMC Mortgage Loans. The actual delinquency experience on the HMC Mortgage Loans will depend, among other things, upon the value of the real estate securing such HMC Mortgage Loans and the ability of borrowers to make required payments.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                 AS OF JUNE 30, 1995               AS OF JUNE 30, 1996              AS OF JUNE 30, 1997
                           --------------------------------  -------------------------------  --------------------------------
                                                    % BY                             % BY                              % BY
                           NO. OF    PRINCIPAL    PRINCIPAL  NO. OF   PRINCIPAL    PRINCIPAL  NO. OF    PRINCIPAL    PRINCIPAL
                            LOANS     BALANCE      BALANCE   LOANS     BALANCE      BALANCE   LOANS      BALANCE     BALANCE
                           ------    ---------    ---------  ------   ---------    ---------  ------    ---------    ---------
Current Loans                2,810  $  310,048,476    21.2%   8,991  $  643,906,476    48.4%  13,756  $1,040,738,898    66.5%

Period of Delinquency(2)
   30-59 Days                  316  $   29,953,149     2.0%   1,362  $   65,753,357     4.9%   1,123  $   63,591,591     4.1%

   60-89 Days                  136  $   15,250,409     1.0%     541  $   28,594,964     2.1%     405  $   24,783,972     1.6%

   90 Days or more             681  $   64,334,142     4.4%   1,679  $   90,584,027     6.8%   1,186  $   71,235,466     4.6%
                            ------  --------------   ------  ------  --------------  -------  ------  --------------   ------

     Total Delinquencies     1,133  $  109,537,700     7.5%   3,582  $  184,932,348    13.9%   2,714  $  159,611,029    10.2%

Foreclosure/Bankrupcies(3)   2,968  $  384,122,701    26.2%   2,140  $  258,524,499    19.4%   2,919  $  276,593,987    17.7%

Real Estate Owned(4)         4,629  $  660,717,871    45.1%   1,883  $  244,173,131    18.3%     831  $   87,923,377     5.6%
                            ------  --------------   ------  ------  --------------  -------  ------  --------------   ------

Total Portfolio             11,540  $1,464,416,748   100.0%  16,596  $1,331,536,454  .100.0%  20,220  $1,564,869,291   100.0%
                            ======  ==============   ======  ======  ==============  =======  ======  ==============   ======

                                AS OF MARCH 31, 1998
                           --------------------------------
                                                    % BY
                           NO. OF    PRINCIPAL    PRINCIPAL
                           LOANS      BALANCE     BALANCE
                           ------    ---------    ---------
Current Loans              23,558  $1,735,911,146    70.0%

Period of Delinquency(2)
   30-59 Days               2,580  $  164,543,108     6.6%

   60-89 Days               1,224  $   80,385,387     3.2%

   90 Days or more          2,149  $  147,452,145     6.0%
                           ------  --------------   ------

     Total Delinquencies    5,953  $  392,380,640    15.8%

Foreclosure/Bankrupcies(3)  3,718  $  273,772,937    11.0%

Real Estate Owned(4)          845  $   78,605,304     3.2%
                           ------  --------------   ------

Total Portfolio            34,074  $2,480,670,027   100.0%
                           ======  ==============   ======

---------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Exclusive of the number of loans and Principal Balance shown in Period of Delinquency.

(4) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.

HMC

         Headlands Mortgage Company ("HMC") is a closely-held California S-corporation which was organized in 1981. HMC is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

         HMC is headquartered in northern California, and has production branches in California, and Washington, Oregon, Idaho and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by HMC.

         HMC's executive offices are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, CA 94939, and its telephone number is (415) 461-6790.

HMC'S UNDERWRITING STANDARDS

         HMC originates 15 and 30 year fixed rate mortgage loans with loan balances of up to $3,000,000. Eligible properties include primary residences and second homes that are single family detached or attached properties, units in condominiums, planned unit developments and 2-4 unit properties that are primary residences.

         HMC originates or acquires fixed rate loans with loan-to-value ratios of up to 95% for loans secured by primary residences and up to 90% for loans secured by second homes. The maximum loan-to-value ratio generally decreases with increases in the loan balance. The maximum loan-to-value ratio for fixed rate cash out refinance loans secured by primary residences and second homes is 80%.

         HMC originates or acquires fixed rate loans with loan-to-value ratios of up to 95% for loans secured by primary residences and up to 90% for loans secured by second homes. The maximum loan-to-value ratio generally decreases with increases in the loan balance. The maximum loan-to-value ratio for fixed rate cash out refinance loans secured by primary residences and second homes is 80%.

         HMC originates mortgage loans which have been underwritten under one of four documentation programs: Full Documentation, Alternative Documentation, Limited Documentation, and No Ratio Documentation.

         Under Full Documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative Documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under full and Alternative Documentation programs, a prospective borrower is required to have a minimum FICO score of 620.

         Under the Limited Documentation program, more emphasis is placed on the value and adequacy of the mortgaged property and other assets of the borrower than on verified income. Each borrower must have credit history that demonstrate an established ability to repay indebtedness in a timely fashion. Each prospective borrower is required to have a minimum FICO score of 680. Under the Limited Documentation program, documentation concerning income or income verification and/or employment verification is waived. Loans originated with Limited Documentation include cash out refinance loans, super jumbos and mortgage loans secured by second homes. Permitted maximum loan-to-value ratios, (including secondary financing) under the Limited Documentation program, which range up to 80%, are more restrictive than mortgage loans originated with Full Documentation or Alternative Documentation.

         Under the No Ratio Documentation program, income ratios for the prospective borrower are not calculated. The maximum loan-to-value ratio permitted is 80% and the mortgage loans must meet the standards of the Limited Documentation program.

         HMC analyzes the applicant's credit history generally over the prior 24 months unless there are major indications of derogatory credit. Late payment are considered to be accounted for within the credit score. Derogatory credit items, however, are subject to individual evaluation, no matter how high the credit score.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loans, HMC generally applies ratios for fixed rate loans of 28%/38% for a long-to-value ratio between 80.01% and 95%; 33%/40% for loans with a loan-to-value ratio of 80% or less.

                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

GENERAL

         The Mortgage Pass-Through Certificates, Series 1998-8 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the other classes of Certificates (the "Other Certificates"), which are not being offered hereby as described under "Summary of Terms - Other Certificates."

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established for the collection of payments on the Mortgage Loans serviced by such Master Servicer and in the Certificate Account (as defined below) and belonging to the Trust, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; and (v) all proceeds of the foregoing.

         Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). Beneficial interests in Book-Entry Certificates may be issued or held by investors in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and increments of $1.00 in excess thereof and
(ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the Certificates of such Class. No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust, except in the event Definitive Certificates are issued under the limited circumstances set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

         Each Class of Residual Certificates will be issued in certificated fully-registered form in a single certificate of $50.

         Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to the holder of the Physical Certificates. Upon the issuance of Definitive Certificates to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day (as defined below) of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount or Notional Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Maryland, Minnesota or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Bear, Stearns & Co. Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that, except as provided below under" --Definitive Certificates," the only "Certificateholder" with respect to the Book-Entry Certificates will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although, Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates.

         DTC has advised SAMI that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised SAMI that it will take such action where the consent of specified percentages of the Book-Entry Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

         Neither SAMI, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Except for the Physical Certificates, the Offered Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) SAMI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and SAMI is unable to locate a qualified successor within 30 days or (ii) SAMI, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in clause (i) or (ii) of the immediately preceding paragraph, the Trustee is required to notify DTC, which in turn will notify all Certificate Owners through Participants, of the availability of Definitive Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners. Under no circumstances will Definitive Certificates of any Class be issued in an amount representing an interest in, as of the Cut-off Date, less than the minimum denomination of the respective Class of Book-Entry Certificate, except with respect to any initially issued Certificate in a lower principal amount as described above.

         Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at The First National Bank of Chicago, One National Plaza, Corporate Trust Services, Suite 0126, Chicago, Illinois 60670-0126.

AVAILABLE FUNDS

         Available funds for any Distribution Date will be determined separately with respect to each Mortgage Loan Group ("Group 1 Available Funds," "Group 2 Available Funds," "Group 3 Available Funds," and "Group 4 Available Funds," respectively, and each a "Group Available Funds") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement -- Monthly Advances" herein) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein) by the Master Servicer or a Sub-Servicer, (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments and (d) in the case of Group 1 Available Funds until and including the Distribution Date in June 1999, any amounts transferred from the Interest Reserve Account for the benefit of the Class 1-A-4 Certificates, except:

         (i)      all payments that were due on or before the Cut-off Date;

         (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

         (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

         (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

         (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable; and

         (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xi) described under the caption "The Pooling and Servicing Agreement -- Certificate Account" herein.

"Available Funds" for any Distribution Date will equal the sum of the Group 1 Available Funds, the Group 2 Available Funds, the Group 3 Available Funds, and the Group 4 Available Funds.

DISTRIBUTIONS ON THE CERTIFICATES

         Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in July 1998, in an aggregate amount equal to the Available Funds for such Distribution Date.

         GROUP 1 AND GROUP 2 CERTIFICATES:

         Group 1 Senior Certificates. On each Distribution Date, the Group 1 Available Funds will be distributed in the following order of priority among the Group 1 Senior Certificates except as otherwise noted; and, provided, that on each Distribution Date until and including the Distribution Date in June 1999, the Class 1-A-4 Incremental Interest Amount with respect to such Distribution Date will be transferred from the Interest Reserve Account and applied solely to make payments of Accrued Certificate Interest on the Class 1-A-4 Certificates:

         first, to the interest-bearing Classes of Group 1 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Group 1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Group 1 Senior Certificates as described below;

         second, to the interest-bearing Classes of Group 1 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

         third, to the Group 1 Senior Certificates (other than the Class 1-A-7 and Class 1-X Certificates) in reduction of the Current Principal Amounts thereof:

                  (a) the Group 1 Senior P&I Optimal Principal Amount, in the following order of priority:

                           first, concurrently to the Class R-1, Class R-5 and Class R-6 Certificates, pro rata, based upon their Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero;

                           second, to the Class 1-A-8 Certificates up to the Class 1-A-8 Optimal Principal Amount for such Distribution Date, until the Current Principal Amount thereof has been reduced to zero;

                           third, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Current Principal Amounts have been reduced to zero;

                           fourth, concurrently to the Class 1-A-3 and Class 1-A-4 Certificates, pro rata, based upon their respective Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero;

                           fifth, concurrently to the Class 1-A-5 and Class 1-A-6 Certificates, pro rata, based upon their respective Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero; and

                  (b) the Component PO Principal Distribution Amount for the Component 1-PO for such Distribution Date, to the Class PO Certificates, until the Current Principal Amount of Component 1-PO has been reduced to zero;

         fourth, the Component 1-PO Deferred Amount for such Distribution Date, to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the excess, if any, of (x) the sum of (A) the Group 1 Available Funds remaining after giving effect to distributions pursuant to clauses first through third above and (B) the Group 2 Available Funds remaining after giving effect to distributions pursuant to clauses first through third below under "--Group 2 Senior Certificates" over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group 1-2 Subordinate Certificates then outstanding; (provided that if the amount calculated is in excess of the foregoing, the amount distributable pursuant to this clause fourth and the amount distributable under clause fourth under "--Group 2 Senior Certificates" below shall be reduced pro rata based upon the respective amounts of the Component 1-PO and Component 2-PO Deferred Amounts), (ii) such distributions shall not reduce the Current Principal Amount of the Component 1-PO and (iii) no distribution will be made in respect of the applicable Component PO Deferred Amount after the Group 1-2 Cross-Over Date;

         On each Distribution Date after the Distribution Date on which the Current Principal Amounts of the Group 1-2 Subordinate Certificates are reduced to zero (the "Group 1-2 Cross-Over Date"), distributions of principal on the outstanding Group 1 Senior Certificates (other than the Class 1-A-7 and Class 1-X Certificates and Component 1-PO) will be made pro rata among all such Group 1 Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then Current Principal Amounts of such Group 1 Senior Certificates.

         If, after distributions have been made pursuant to priorities first and second under "--Group 1 Senior Certificates" above on any Distribution Date, the remaining Group 1 Available Funds, are less than the sum of the Group 1 Senior P&I Optimal Principal Amount and the Component 1-PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group 1 Available Funds will be distributed on the Group 1 Senior Certificates (other than the Class 1-A-7 Certificates and the Class 1-X Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Component 1-PO shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates with respect to the Component 1-PO in accordance with clause (b) of priority third above and (ii) principal actually distributed to the Class PO Certificates with respect to Component 1-PO after giving effect to this paragraph (such difference, the "Component 1-PO Cash Shortfall"). The Component 1-PO Cash Shortfall with respect to any Distribution Date will be added to the Component 1-PO Deferred Amount.

         The "Class 1-A-8 Optimal Principal Amount" for any Distribution Date occurring prior to the Distribution Date in July 2003 will equal zero. The Class 1-A-8 Optimal Principal Amount for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Class 1-A-8 Pro Rata Optimal Principal Amount (as defined below) for such Distribution Date; and, for any Distribution Date thereafter, 100% of the Class 1-A-8 Pro Rata Optimal Principal Amount for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Current Principal Amount of each Class of Group 1 Senior Certificates (other than the Class 1-A-8 Certificates and the Component 1-PO) has been reduced to zero, the Class 1-A-8 Optimal Principal Amount shall equal the Group 1 Senior P&I Optimal Principal Amount to the extent not distributed on such Distribution Date to other Classes of Group 1 Senior Certificates.

         For any Distribution Date, the "Class 1-A-8 Pro Rata Optimal Principal Amount" shall be an amount equal to the product of (x) the Group 1 Non-PO Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class 1-A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Non-PO Percentages of the Scheduled Principal Balances of the Group 1 Mortgage Loans.

         The "Group 1 Non-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the amounts included in clauses (i) through and including (v) of the definition of "Senior P&I Optimal Principal Amount" for Group 1 for such Distribution Date prior to application of the applicable Senior Percentage or Senior Prepayment Percentage, as applicable.

         Group 2 Senior Certificates. On each Distribution Date, the Group 2 Available Funds will be distributed in the following order of priority among the Group 2 Senior Certificates except as otherwise noted:

         first, to the interest-bearing Classes of Group 2 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Group 2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Group 2 Senior Certificates as described below;

         second, to the interest-bearing Classes of Group 2 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

         third, to the Group 2 Senior Certificates (other than the Class 2-A-4 and Class 2-X Certificates) in reduction of the Current Principal Amounts thereof:

                  (a) the Group 2 Senior P&I Optimal Principal Amount, in the following order of priority:

                           first, to the Class R-2 Certificate until its Current Principal Amount has been reduced to zero;

                           second, to the Class 2-A-11 Certificates up to the Class 2-A-11 Optimal Principal Amount for such Distribution Date, until the Current Principal Amount thereof has been reduced to zero;

                           third, sequentially, to Component 2-A-6-I, and the Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates, in that order, until their respective Current Principal Amounts have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Distribution Date;

                           fourth, concurrently to the Class 2-A-5 Certificates and Component 2-A-6-II, pro rata, based upon their respective Current Principal Amounts, until their respective Current Principal Amounts have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Distribution Date;

                           fifth, sequentially, to the to the Class 2-A-7 and, Class 2-A-8 Certificates, in that order, until their respective Current Principal Amounts have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Distribution Date;

                           sixth, concurrently to the Class 2-A-9 and Class 2-A-10 Certificates, pro rata, based upon their respective Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero;

                           seventh, concurrently to the Class 2-A-5 Certificates and Component 2-A-6-II, pro rata, based upon their respective Current Principal Amounts, without regard to their respective Planned Balances, until their respective Current Principal Amounts have been reduced to zero;

                           eighth, sequentially, to the Class 2-A-7
                           Certificates, Class 2-A-8 Certificates, Component 2-A-6-I, Class 2-A-1 Certificates, Class 2-A-2 Certificates and Class 2-A-3 Certificates, in that order, without regard to their respective Planned Balances, until their respective Current Principal Amounts have been reduced to zero; and

                  (b) the Component PO Principal Distribution Amount for the Component 2-PO for such Distribution Date, to the Class PO Certificates, until the Current Principal Amount of Component 2-PO has been reduced to zero;

         fourth, the Component 2-PO Deferred Amount for such Distribution Date, to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the excess, if any, of (x) the sum of (A) the Group 2 Available Funds remaining after giving effect to distributions pursuant to clauses first through third above and (B) the Group 1 Available Funds remaining after giving effect to distributions pursuant to clauses first through third above and under "--Group 1 Senior Certificates" over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group 1-2 Subordinate Certificates then outstanding; (provided that if the amount calculated is in excess of the foregoing, the amount distributable pursuant to this clause fourth and the amount distributable under clause fourth under "--Group 1 Senior Certificates" above shall be reduced pro rata based upon the respective amounts of the Component 1-PO and Component 2-PO Deferred Amounts), (ii) such distributions shall not reduce the Current Principal Amount of the Component 2-PO and (iii) no distribution will be made in respect of the applicable Component PO Deferred Amount after the Group 1-2 Cross-Over Date;

         On each Distribution Date after the Group 1-2 Cross-Over Date distributions of principal on the outstanding Group 2 Senior Certificates (other than the Class 2-A-4 and Class 2-X Certificates and Component 2-PO) will be made pro rata among all such Group 2 Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then Current Principal Amounts of such Group 2 Senior Certificates.

         If, after distributions have been made pursuant to priorities first and second under "--Group 2 Senior Certificates" above on any Distribution Date, the remaining Group 2 Available Funds, are less than the sum of the Group 2 Senior P&I Optimal Principal Amount and the Component 2-PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group 2 Available Funds will be distributed on the Group 2 Senior Certificates (other than the Class 2-A-4 Certificates and the Class 2-X Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Component 2-PO shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates with respect to the Component 2-PO in accordance with clause (b) of priority third above and (ii) principal actually distributed to the Class PO Certificates with respect to Component 2-PO after giving effect to this paragraph (such difference, the "Component 2-PO Cash Shortfall"). The Component 2-PO Cash Shortfall with respect to any Distribution Date will be added to the Component 2-PO Deferred Amount.

         The "Class 2-A-11 Optimal Principal Amount" for any Distribution Date occurring prior to the Distribution Date in July 2003 will equal zero. The Class 2-A-11 Optimal Principal Amount for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Class 2-A-11 Pro Rata Optimal Principal Amount for such Distribution Date; and, for any Distribution Date thereafter, 100% of the Class 2-A-11 Pro Rata Optimal Principal Amount for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Current Principal Amount of each Class of Group 2 Senior Certificates (other than the Class 2-A-11 Certificates and the Component 2-PO) has been reduced to zero, the Class 2-A-11 Optimal Principal Amount shall equal the Group 2 Senior P&I Optimal Principal Amount to the extent not distributed on such Distribution Date to other Classes of Group 2 Senior Certificates.

         For any Distribution Date, the "Class 2-A-11 Pro Rata Optimal Principal Amount" shall be an amount equal to the product of (x) the Group 2 Non-PO Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class 2-A-11 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Non-PO Percentages of the Scheduled Principal Balances of the Group 2 Mortgage Loans.

         The "Group 2 Non-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the amounts included in clauses (i) through and including (v) of the definition of "Senior P&I Optimal Principal Amount" for Group 2 for such Distribution Date prior to application of the applicable Senior Percentage or Senior Prepayment Percentage, as applicable.

         Group 1-2 Subordinate Certificates. On each Distribution Date, the sum of the Group 1 Available Funds and the Group 2 Available Funds remaining after the distributions described above under "--Group 1 Senior Certificates" and "--Group 2 Senior Certificates" will be distributed among the Group 1-2 Subordinate Certificates sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

         On each Distribution Date prior to the occurrence of the Group 1-2 Cross-Over Date, but after the reduction of the Current Principal Amount of either the Group 1 Senior Certificates or Group 2 Senior Certificates to zero, the remaining Class or Classes of Group 1 Senior Certificates or Group 2 Senior Certificates, as the case may be, will be entitled to receive in reduction of their Current Principal Amounts, based upon their payment priorities set forth above, in addition to any principal prepayments allocated to such remaining Class or Classes with respect to the related Mortgage Loan Group of such remaining Class or Classes, 100% of the remaining principal prepayments (other than prepayments allocated to a Component of the Class PO Certificates) on any Mortgage Loan in the Mortgage Loan Group relating to the Senior Certificate Group which has been reduced to zero; provided that on such Distribution Date (i) the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates is less than 50% of the initial aggregate Current Principal Amounts of such Classes, if such Distribution Date is prior to the Distribution Date occurring in July 2007, or (ii) the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates is less than 25% of the initial aggregate Current Principal Amounts of such Classes if such Distribution Date is on or after the Distribution Date occurring in July 2007. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of any remaining Class or Classes of either the Group 1 Senior Certificates or the Group 2 Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Group 1-2 Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the principal prepayments otherwise allocable to the Group 1-2 Subordinate Certificates on the Mortgage Loans of the other Mortgage Loan Group will be distributed to such Class or Classes of Group 1 Senior Certificates or Group 2 Senior Certificates, as the case may be, in reduction of the Current Principal Amounts thereof, based upon their payment priorities set forth above, until the aggregate Current Principal Amount of such Class or Classes of Group 1 Senior Certificates or Group 2 Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group. Furthermore, if on any Distribution Date on which the aggregate Current Principal Amount of any remaining Class or Classes of either the Group 1 Senior Certificates or the Group 2 Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group and any Group 1-2 Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date to the Senior Certificates, an amount up to 6.75% of any excess of the Scheduled Principal Balance of the Mortgage Loans in the other Mortgage Loan Group over the Current Principal Amount of the Certificates in the other Certificate Group will be distributed to such Class or Classes of Group 1 Senior Certificates or Group 2 Senior Certificates, as the case may be, in an amount up to 6.75% of any excess of the Current Principal Amount of such Certificates over the aggregate Scheduled Principal Balance of the Mortgage Loans of the related Mortgage Loan Group.

         GROUP 3 CERTIFICATES:

         Group 3 Senior Certificates. On each Distribution Date, the Group 3 Available Funds will first be subdivided as follows: 44.462593205% (the "Sub-Group 3A Percentage") thereof will constitute "Sub-Group 3A Available Funds" and 55.537406795% (the "Sub-Group 3B Percentage") will constitute "Sub-Group 3B Available Funds."

         Sub-Group 3A Certificates. On each Distribution Date, the Sub-Group 3A Available Funds will be distributed in the following order of priority except as otherwise noted:

         first, to the interest-bearing Classes of Sub-Group 3A Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Sub-Group 3A Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Sub-Group 3A Certificates as described below;

         second, to the interest-bearing Classes of Sub-Group 3A Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds allocated to Sub-Group 3A Certificates, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

         third, to the Sub-Group 3A Certificates (other than the Class 3-X Certificates) in reduction of the Current Principal Amounts thereof:

                  (a) the Sub-Group 3A Senior P&I Optimal Principal Amount, in the following order of priority:

                           first, to the Class R-3 Certificate, until its Current Principal Amount has been reduced to zero;

                           second, to the Class 3-A-4 Certificates up to the Class 3-A-4 Optimal Principal Amount for such Distribution Date, until the Current Principal Amount thereof has been reduced to zero;

                           third, concurrently, 76.379211879% to the Class 3-A-1 Certificates and 23.620788121% to the Class 3-A-2 Certificates until the Current Principal Amount of the Class 3-A-1 Certificates has been reduced to $19,451,000;

                           fourth, concurrently, 55.170478925% to the Class 3-A-1 Certificates and 44.829521075% to the Class 3-A-2 Certificates until the Current Principal Amount of the Class 3-A-1 Certificates has been reduced to $2,736,000;

                           fifth, to the Class 3-A-1 and Class 3-A-2
                           Certificates, pro rata, based upon their Current Principal Amounts, until their respective Current Principal Amounts have been reduced to zero; and

                           sixth, to the Class 3-A-3 Certificates, until the Current Principal Amount thereof has been reduced to zero;

                  (b) the Component PO Principal Distribution Amount for the Component 3-PO for such Distribution Date, to the Class PO Certificates, until the Current Principal Amount of the Component 3-PO has been reduced to zero; and

         fourth, the Component 3-PO Deferred Amount for such Distribution Date, to the Class 3-PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Sub-Group 3A Available Funds remaining after giving effect to distributions pursuant to clauses first through third above over (y) the Sub-Group 3A Percentage of the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group 3 Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Component 3-PO and (iii) no distribution will be made in respect of the Component 3-PO Deferred Amount after the Group 3 Cross-Over Date (as defined herein);

         If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, remaining Sub-Group 3A Available Funds are less than the sum of the Sub-Group 3A Senior P&I Optimal Principal Amount and the Component 3-PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Sub-Group 3A Available Funds will be distributed on the Sub-Group 3A Certificates (other than the Class 3-X Certificates), on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class 3-PO Certificates pursuant to this paragraph, the principal balance of the Component 3-PO shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates with respect to the Component 3-PO in accordance with clause (b) of priority third above and (ii) principal actually distributed to the Class PO Certificates with respect to the Component 3-PO after giving effect to this paragraph (such difference, the "Component 3-PO

Cash Shortfall"). The Component 3-PO Cash Shortfall with respect to any Distribution Date will be added to the Component 3-PO Deferred Amount.

         The "Class 3-A-4 Optimal Principal Amount" for any Distribution Date occurring prior to the Distribution Date in July 2003, (a) with respect to subclause (i) of the definition of "Sub-Group 3A Non-PO Optimal Principal Amount" below will equal 100% of the Class 3-A-4 Pro Rata Optimal Principal Amount (as defined below) and (b) with respect to subclause (ii) of the definition of "Sub-Group 3A Non-PO Optimal Principal Amount" will equal zero. The Class 3-A-4 Optimal Principal Amount for any Distribution Date occurring after the first five years following the Closing Date, with respect to subclause
(i) of the definition of "Sub-Group 3A Non-PO Optimal Principal Amount" below will equal 100% of the Class 3-A-4 Pro Rata Optimal Principal Amount and, with respect to subclause (ii) of the definition of "Sub-Group 3A Non-PO Optimal Principal Amount" will be as follows: for any Distribution Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Class 3-A-4 Pro Rata Optimal Principal Amount for such Distribution Date; and, for any Distribution Date thereafter, 100% of the Class 3-A-4 Pro Rata Optimal Principal Amount for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Current Principal Amount of each Class of Sub-Group 3A Certificates (other than the Class 3-A-4 Certificates and the Component 3-PO) has been reduced to zero, the Class 3-A-4 Optimal Principal Amount shall equal the Sub-Group 3A Senior P&I Optimal Principal Amount to the extent not distributed on such Distribution Date to other Classes of Sub-Group 3A Certificates.

         For any Distribution Date, the "Class 3-A-4 Pro Rata Optimal Principal Amount" shall be an amount equal to the product of (x) the Sub-Group 3A Non-PO Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class 3-A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Non-PO Percentages of the Scheduled Principal Balances of the Group 3 Mortgage Loans multiplied by the Sub-Group 3A Percentage.

         The "Sub-Group 3A Non-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the product of the Sub-Group 3A Percentage and (i) the amount in clause (i) of the definition of "Senior P&I Optimal Principal Amount" for Sub-Group 3A for such Distribution Date and (ii) the amounts in clauses (ii) through (v) of such definition, prior to the application of the applicable Senior Percentage or Senior Prepayment Percentage, as applicable.

         On each Distribution Date after the Distribution Date on which the Current Principal Amounts of (i) the Group 3 Subordinate Certificates are reduced to zero (the "Group 3 Cross-Over Date"), distributions of principal on the outstanding Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 will be made pro rata regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then Current Principal Amounts of such Certificates.

         Sub-Group 3B Certificates. On each Distribution Date, the Sub-Group 3B Available Funds will be distributed in the following order of priority except as otherwise noted:

         first, to the Class 3-A-5 Certificates, the Accrued Certificate Interest on such Class for such Distribution Date. As described below, Accrued Certificate Interest on such Class 3-A-5 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated to the Class 3-A-5 Certificates as described below; and

         second, to the Class 3-A-5 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Sub-Group 3B Available Funds, third, the Sub-Group 3B Senior P&I Optimal Principal Amount to the Class 3-A-5 Certificates, until its Current Principal Amount thereof has been reduced zero.

         Group 3 Subordinate Certificates. On each Distribution Date, the sum of the Group 3 Available Funds remaining after the distributions described above to the Sub-Group 3A Certificates and Sub-Group 3B Certificates will be distributed among the Group 3 Subordinate Certificates sequentially, in the following order, to the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date,
(b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

         GROUP 4 CERTIFICATES. On each Distribution Date, the Group 4 Available Funds will be distributed in the following order of priority among the Group 4 Certificates except as otherwise noted:

         first, to the interest-bearing Classes of Group 4 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Group 4 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Group 4 Senior Certificates as described below;

         second, to the interest-bearing Classes of Group 4 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 4 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

         third, to the Group 4 Senior Certificates (other than the Class 4-X Certificates) in reduction of the Current Principal Amounts thereof:

                  (a) the Group 4 Senior P&I Optimal Principal Amount (as defined herein), sequentially to the Class R-4, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, until their respective Current Principal Amounts have been reduced to zero; and

                  (b) the Component 4-PO Principal Distribution Amount for the Component 4-PO for such Distribution Date, to the Class P Certificates, until the Current Principal Amount of the Component 4-PO has been reduced to zero;

         fourth, the Component 4-PO Deferred Amount for such Distribution Date, to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Group 4 Available Funds remaining after giving effect to distributions pursuant to clauses first through third above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group 4 Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Component 4-PO and
         (iii) no distribution will be made in respect of the Component 4-PO Deferred Amount after the Group 4 Cross-Over Date; and

         fifth, sequentially, in the following order, to the Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

         On each Distribution Date after the Distribution Date on which the Current Principal Amounts of (i) the Group 4 Subordinate Certificates are reduced to zero (the "Group 4 Cross-Over Date"), distributions of principal on the outstanding Group 4 Senior Certificates (other than the Class 4-X Certificates and the Component 4-PO) will be made pro rata among all such Group 4 Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then Current Principal Amounts of such Group 4 Senior Certificates.

         If, after distributions have been made pursuant to priorities first and second under "--Group 4 Certificates" above on any Distribution Date, remaining Group 4 Available Funds, are less than the sum of the Group 4 Senior P&I Optimal Principal Amount and the Component 4-PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Group 4 Available Funds will be distributed on the Group 4 Senior Certificates (other than the Class 4-X Certificates), on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Component 4-PO shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates with respect to the Component 4-PO in accordance with clause (b) of priority third above and (ii) principal actually distributed to the Class PO Certificates with respect to the Component 4-PO after giving effect to this paragraph (such difference, the "Component 4-PO Cash Shortfall"). The Component 4-PO Cash Shortfall with respect to any Distribution Date will be added to the Component 4-PO Deferred Amount.

         "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

         On each Distribution Date, any Available Funds for Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3 and Mortgage Loan Group 4 remaining after payment of interest and principal as described above with respect to the Certificates of the related Certificate Group or Groups will be distributed to the Class R-6 Certificates; provided that if on any Distribution Date there are any Group Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such Group Available Funds will be added to the Group Available Funds for the other such Group before any amounts are distributed to the Residual Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         Interest. Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates (other than the Class PO Certificates) at its then applicable Pass-Through Rate on the Current Principal Amount or Notional Amount of such Class immediately preceding such Distribution Date. The Pass-Through Rate for each Class of Certificates is described on the cover page hereof or in "Summary of Terms--Other Certificates." The effective yield to the holders of Certificates (other than the Class 1-A-5 and Class 1-A-6 Certificates) will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         The Class PO Certificates are principal only Certificates and will not bear interest.

         The "Accrued Certificate Interest" for any interest-bearing Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or in the case of an Interest Only Certificate, its Notional Amount) of such Certificate immediately prior to such Distribution Date less (i) in the case of an interest-bearing Senior Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Excess Losses and, after the applicable Cross-Over Date, the interest portion of any Realized Losses applicable to its related Mortgage Loan Group and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall (as defined below) and the interest portion of any Realized Losses applicable to its related Mortgage Loan Group (or Groups in the case of a Group 1-2 Subordinate Certificate). Such Net Interest Shortfalls will be allocated among the Certificates in a Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses in a Mortgage Loan Group will be allocated first to the Subordinate Certificates in the related Certificate Group in reverse order of their numerical designations commencing with the Class B-6, Class 3-B-6 and Class 4-B-6 Certificates and following the applicable Cross-Over Date, such Realized Losses will be allocated pro rata to the Classes of interest-bearing Senior Certificates in the related Certificate Group. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding principal balance of such Certificate has been reduced to zero.

         The "Current Principal Amount" of any Certificate (other than an Interest Only Certificate) or Component of a Certificate as of any Distribution Date will equal such Certificate's or Component's initial principal amount on the Closing Date, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate or Component on account of principal,
(ii) the principal portion of all Realized Losses previously allocated to such Certificate or Component (taking account of its applicable Group Loss Allocation Limitation) and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount and/or any applicable Component PO Deferred Payment Writedown Amount, in each case for previous Distribution Dates. With respect to any Class of Certificates (other than the Interest Only Certificates) or Components, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class or Component.

        As of any Distribution Date, the "Subordinate Certificate Writedown Amount" for each Subordinate Certificate Group will equal the amount by which
(a) the sum of the Current Principal Amounts of all of the Certificates in the related Certificate Group (or in the case of Group 1-2 Subordinate Certificates, all of the Group 1 and Group 2 Certificates) (after giving effect to the distribution of principal and the allocation of applicable Realized Losses and any applicable Component PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the Scheduled Principal Balances of Mortgage Loans in the related Mortgage Loan Group (or in the case of Group 1-2 Subordinate Certificates, all of the Group 1 and Group 2 Mortgage Loans) on the Due Date related to such Distribution Date. The applicable Subordinate Certificate Writedown Amount and any applicable Component PO Deferred Payment Writedown Amount will be allocated to the Classes of Subordinate Certificates in a Certificate Group in inverse order of their numerical Class designations, until the Current Principal Amount of each such Class has been reduced to zero.

         The method of determining the Notional Amount of each Class of Interest Only Certificates is set forth on the cover page hereto.

         With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group or Groups resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because
(i) obligors on each Mortgage Loan (each a "Mortgagor") are obligated to pay interest on prepayments in full only to the date of prepayment by such Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Distribution Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Amount of any Certificate and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Sub-Servicer which services the Mortgage Loan on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the applicable Sub-Servicing Fee in connection with such Distribution Date. The amount of the applicable Sub-Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

         If on any Distribution Date the applicable Available Funds for the Senior Certificates or Components of a Certificate Group or in the case of Certificate Group 3, a Sub-Group is less than the Accrued Certificate Interest on such Senior Certificates or Components for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of interest-bearing Senior Certificates or Components in such Certificate Group or Sub-Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes or Components entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Sub-Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

         A reserve fund, the "Interest Reserve Fund" will be established on the Closing Date with the Trustee in an amount equal to the excess of Accrued Certificate Interest due to the Class 1-A-4 Certificates for each Distribution Date, through and including June 1999 over the amount of such Accrued Certificate Interest as if such Class 1-A-4 Certificates had a Pass-Through Rate of 7.00% (the "Class 1-A-4 Incremental Interest Amount"). On the Distribution Date in June 1999, any money on deposit in the Interest Reserve Fund not required to be paid to the Class 1-A-4 Certificates as Class 1-A-4 Incremental Interest Amounts shall be paid to the Class R-1 Certificateholder.

         Calculation of LIBOR. Commencing on June 29, 1998, with respect to the Class 1-A-5 and Class 1-A-6 Certificates and July 23, 1998 with respect to the Class 2-A-9 and Class 2-A-10 Certificates, and monthly thereafter on the second business day prior to the first day of the related Interest Accrual Period for the Class 1-A-3, Class 1-A-4, Class 2-A-9 and Class 2-A-10 Certificates (each, a "LIBOR Determination Date"), until the Current Principal Amounts of such Classes of Certificates have been reduced to zero, the Master Servicer will request each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") to inform the Master Servicer of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. (For purposes of calculating LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, Chicago and New York City.) In lieu of making a request of the Reference Banks, the Master Servicer may rely on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

        LIBOR will be established by the Master Servicer on each LIBOR Determination Date as follows:

                  (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Master Servicer determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by SAMI are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Master Servicer, being so made, or (ii) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by SAMI are quoting on such LIBOR Determination Date to leading European banks.

                  (c) If on the first LIBOR Determination Date, the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be 5.65625%. If on any subsequent LIBOR Determination Date, the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR for the immediately preceding LIBOR Determination Date.

         Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not control, be controlled by, or be under common control with SAMI, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if SAMI should terminate the appointment of any such Reference Bank, SAMI will promptly appoint another leading bank meeting the criteria specified above.

         The establishment of LIBOR on each LIBOR Determination Date by the Master Servicer and the Master Servicer's calculation of the rate of interest applicable to the Class 1-A-5, Class 1-A-6, Class 2-A-9 and Class 2-A-10 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Master Servicer at (410) 884-2000.

         Principal. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 1 Mortgage Loans will be allocated between (i) the Group 1 Senior P&I Certificates and the Group 1-2 Subordinate Certificates, on the one hand, and (ii) the Component 1-PO, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 2 Mortgage Loans will be allocated between (i) the Group 2 Senior P&I Certificates and the Group 1-2 Subordinate Certificates, on the one hand, and (ii) the Component 2-PO, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 3 Mortgage Loans will be allocated between (i) the Group 3 Senior P&I Certificates and the Group 3 Subordinate Certificates, on the one hand, and (ii) the Component 3-PO, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 4 Mortgage Loans will be allocated between (i) the Group 4 Senior P&I Certificates and the Group 4 Subordinate Certificates, on the one hand, and (ii) the Component 4-PO, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The "Non-PO Percentage" with respect to any Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2 or Mortgage Loan Group 4 with a Net Rate less than 7.00%, 6.75% or 6.75%, respectively, per annum (each such Mortgage Loan, a "Discount Mortgage Loan) will be equal to the Net Rate thereof divided by 7.00%, 6.75% or 6.75%, respectively. The "Non-PO Percentage" with respect to any Mortgage Loan in Mortgage Loan Group 3 with a Net Rate less than 6.50% (each such Mortgage Loan, a "Discount Mortgage Loan) will be equal to 100% minus the Group 3 PO Percentage for such Mortgage Loan. The "Non-PO Percentage" with respect to any Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3 or Mortgage Loan Group 4 with a Net Rate equal to or greater than 7.00%, 6.75%, 6.50% or 6.75%, respectively, (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2 or Mortgage Loan Group 4 will be the fraction, expressed as a percentage, equal to 7.00%, 6.75% or 6.75%, respectively, minus the Net Rate thereof divided by 7.00%, 6.75% or 6.75%, respectively. The "PO Percentage" with respect to any Discount Mortgage Loan in Mortgage Loan Group 3 will be the fraction, expressed as a percentage, equal to 6.50% minus the Net Rate thereof divided by 6.50% multiplied by the Sub-Group 3A Percentage.

         Distributions in reduction of the Current Principal Amount of each Class of Group 1 Senior Certificates (other than the Class 1-A-7 and Class 1-X Certificates) will be made on each Distribution Date pursuant to priority third above under "--Group 1 Senior Certificates." In accordance with such priority third, the Group 1 Available

Funds remaining after distribution of interest on the interest-bearing Group 1 Senior Certificates will be allocated to such Group 1 Senior Certificates in an aggregate amount not to exceed the sum of the Group 1 Senior P&I Optimal Principal Amount and the Component 1-PO Principal Distribution Amount for such Distribution Date.

         Distributions in reduction of the Current Principal Amount of each Class of Group 2 Senior Certificates (other than the Class 2-A-4 and the Class 2-X) will be made on each Distribution Date pursuant to priority third above under "--Group 2 Senior Certificates." In accordance with such priority third, the Group 2 Available Funds remaining after distribution of interest on the interest-bearing Group 2 Senior Certificates will be allocated to such Group 2 Senior Certificates in an aggregate amount not to exceed the sum of the Group 2 Senior P&I Optimal Principal Amount and the Component 2-PO Principal Distribution Amount for such Distribution Date.

         Distributions in reduction of the Current Principal Amounts of the Group 1-2 Subordinate Certificates will be made pursuant to "--Group 1-2 Subordinate Certificates" above. In accordance therewith, the sum of the Group 1 Available Funds and the Group 2 Available Funds, if any, remaining after distributions of principal and interest on the Group 1 and Group 2 Senior Certificates and payments in respect of the Component 1-PO and Component 2-PO Deferred Amounts on such Distribution Date will be allocated to the Group 1-2 Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

         Distributions in reduction of the Current Principal Amount of each Class of Group 3 Senior Certificates (other than the Class 3-X Certificates) will be made on each Distribution Date pursuant to priority third above under each of "--Sub-Group 3A Certificates" and "--Sub-Group 3B Certificates" In accordance with the first such priority third, the Sub-Group 3A Available Funds remaining after distribution of interest on the interest-bearing Sub-Group 3A Senior Certificates will be allocated to such Sub-Group 3A Certificates in an aggregate amount not to exceed the sum of the Sub-Group 3A Senior P&I Optimal Principal Amount and the Component 3-PO Principal Distribution Amount for such Distribution Date. In accordance with the second such priority third, the Sub-Group 3B Available Funds remaining after distribution of interest on the Class 3-A-5 Certificates will be allocated to the Class 3-A-5 Certificates in an aggregate amount not to exceed the Sub-Group 3B Senior P&I Optimal Principal Amount. Distributions in reduction of the Current Principal Amounts of the Group 3 Subordinate Certificates will be made from the Group 3 Available Funds, if any, remaining after distributions of principal and interest on the Sub-Group 3A and Sub-Group 3B Certificates and payments in respect of the Component 3-PO Deferred Amount on such Distribution Date in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

         Distributions in reduction of the Current Principal Amount of each Class of Group 4 Senior Certificates (other than the Class 4-X Certificates) will be made on each Distribution Date pursuant to priority third above under "--Group 4 Certificates." In accordance with such priority third, the Group 4 Available Funds remaining after distribution of interest on the interest-bearing Group 4 Senior Certificates will be allocated to such Group 4 Certificates in an aggregate amount not to exceed the sum of the Group 4 Senior P&I Optimal Principal Amount and the Component 4-PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Current Principal Amounts of the Group 4 Subordinate Certificates will be made pursuant to priority fifth above. In accordance with each such priority, the Group 4 Available Funds, if any, remaining after distributions of principal and interest on the Group 4 Senior Certificates and payments in respect of the Component 4-PO Deferred Amount on such Distribution Date will be allocated to the Group 4 Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

         The "Senior P&I Optimal Principal Amount" for the Senior Certificates of each Certificate Group or with respect to Certificate Group 3, each Sub-Group with respect to each Distribution Date will be an amount equal to the sum of:

         (i) the applicable Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

         (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

         (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise less (C) in the case of clause
         (b) the applicable Senior Percentage of the Non-PO Percentage for such Certificate Group of the principal portion of Excess Losses (other than Debt Service Reductions) on each Mortgage Loan in the related Mortgage Loan Group incurred during the related Prepayment Period; and

         (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by BSMCC or a Sub-Servicer in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan.

         The "Senior Percentage" for the Senior Certificates of each Certificate Group (other than Certificate Group 3) on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of all the Senior P&I Certificates of such Certificate Group immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans (other than the PO Percentage thereof) in the related Mortgage Loan Group as of the beginning of the related Due Period. The initial Senior Percentages for the Group 1, Group 2 and Group 4 Certificates are expected to be approximately 95.24%, 95.25%, and 92.25%, respectively.

         The "Senior Percentage" for the Senior Certificates in Sub-Group 3A on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing (a) the aggregate Current Principal Amount of the Sub-Group 3A Senior P&I Certificates immediately preceding such

Distribution Date by (b) the Non-PO Percentage of the Scheduled Principal Balance Group 3 Mortgage Loans as of the beginning of the related Due Period multiplied by the Sub-Group 3A Percentage. The Senior Percentage for the Senior Certificates in Sub-Group 3B on any Distribution Date will equal the lesser of
(i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing (a) the aggregate Current Principal Amount of the Class 3-A-5 Certificates immediately preceding such Distribution Date by (b) the Scheduled Principal Balance of the Group 3 Mortgage Loans as of the beginning of the related Due Period multiplied by the Sub-Group 3B Percentage. The initial Senior Percentages for Sub-Group 3A and Sub-Group 3B are expected to be approximately 96.91% and 97.00%, respectively.

         The "Senior Prepayment Percentage" for the Senior Certificates of each Certificate Group or in the case of Certificate Group 3, Sub-Group on any Distribution Date occurring during the periods set forth below will be as follows (provided that in the case of the Group 1 and Group 2 Senior Certificates, Subordinate Percentage as used below means the applicable Group 1-2 Subordinate Percentage for the relevant Mortgage Loan Group):

Period (dates inclusive)                                                  Senior Prepayment Percentage
------------------------                                                  ----------------------------
      July 25, 1998 - June 25, 2003....................................   100%

      July 25, 2003 - June 25, 2004....................................   Senior  Percentage  for  the  related  Certificate
                                                                          Group  or  Sub-Group  plus  70% of the Subordinate
                                                                          Percentage for such Certificate Group or Sub-Group

      July 25, 2004 - June 25, 2005....................................   Senior  Percentage  for  the  related  Certificate
                                                                          Group  or  Sub-Group  plus  60% of the Subordinate
                                                                          Percentage for such Certificate Group or Sub-Group

      July 25, 2005 - June 25, 2006....................................   Senior  Percentage  for  the  related  Certificate
                                                                          Group  or  Sub-Group  plus  40% of the Subordinate
                                                                          Percentage for such Certificate Group or Sub-Group

      July 25, 2006 - June 25, 2007....................................   Senior  Percentage  for  the  related  Certificate
                                                                          Group  or  Sub-Group  plus  20% of the Subordinate
                                                                          Percentage for such Certificate Group or Sub-Group

      July 25, 2007 and thereafter.....................................   Senior Percentage for the related Certificate Group
                                                                          or Sub-Group

         Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage for a Certificate Group or Sub-Group exceeds the Senior Percentage for such Certificate Group or Sub-Group as of the Cut-off Date, the Senior Prepayment Percentage for such Certificate Group or Sub-Group for such Distribution Date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage for a Certificate Group or either Sub-Group in the case of Certificate Group 3 shall occur on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of Mortgage Loans of the related Mortgage Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates of such Certificate Group (using in the case of the Group 1 Certificates and the Group 2 Certificates the aggregate Scheduled Principal Balance of the Mortgage Loans of the respective Mortgage Loan Group after subtracting the Current Principal Amount of the Group 1 or Group 2 Senior Certificates, as applicable) does not exceed 50%, or (y) the aggregate Scheduled Principal Balance of Mortgage Loans of the related Mortgage Loan Group delinquent 60 days or more (including for this purpose any such Mortgage loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amounts of the Subordinate Certificates of such Group as of the Cut-off Date (calculated in the case of Group 1 and Group 2 Certificates as aforesaid) (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including July 2003 and June 2004, (b) 35% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 40% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 45% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 50% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2007; or (B) (i) the aggregate Scheduled Principal Balance of Mortgage Loans of the related Mortgage Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0%; and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 10% of the aggregate Current Principal Amounts of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (b) 15% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 20% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 25% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 30% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2007. No reduction of the Senior Prepayment Percentage for Certificate Groups 1 or 2 will occur unless the foregoing tests have been met with respect to both Groups.

         With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

         The "Component PO Principal Distribution Amount" for each of Component 1-PO, Component 2-PO, Component 3-PO and Component 4-PO with respect to each Distribution Date will be an amount equal to the sum of:

         (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in the related Mortgage Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the related Master Servicer during the applicable Prepayment Period;

         (iii) the applicable PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in the related Mortgage Loan Group received during the applicable Prepayment Period;

         (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in

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         the related Mortgage Loan Group purchased by an insurer from the
         Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise less (C) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) with respect to Discount Mortgage Loans in the related Mortgage Loan Group incurred during the related Prepayment Period; and

         (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Mortgage Loan Group which was repurchased by BSMCC or a Sub-Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

         The Component 1-PO Cash Shortfall, Component 2-PO Cash Shortfall, Component 3-PO Cash Shortfall and the Component 4-PO Cash Shortfall are referred to herein collectively as the "Component PO Cash Shortfalls."

         The "Subordinate Percentage" for the Subordinate Certificates of each Certificate Group or Sub-Group on any Distribution Date will equal 100% minus the Senior Percentage for the Senior Certificates of such Certificate Group or Sub-Group. The Group 1-2 Subordinate Certificates will have two Subordinate Percentages, one applicable to the Group 1 Mortgage Loans and one applicable to the Group 2 Mortgage Loans. The "Subordinate Prepayment Percentage" for the Subordinate Certificates of any Certificate Group on any Distribution Date will equal 100% minus the applicable Senior Prepayment Percentage (and similarly the Group 1-2 Subordinate Certificates will have two Subordinate Prepayment Percentages, one applicable to the Group 1 Mortgage Loans and one applicable to the Group 2 Mortgage Loans), except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for such Certificate Group will equal 100%. The initial Subordinate Percentages for the Group 1-2 Subordinate Certificates applicable to the Group 1 and Group 2 Mortgage Loans are expected to be approximately 4.76% and 4.75%, respectively, for the Sub-Group 3A and Sub-Group 3B Certificates, approximately 3.09% and 3.00%, respectively, and for the Group 4 Subordinate Certificates, approximately 7.75%.

         The "Subordinate Optimal Principal Amount" for the Subordinate Certificates of each Certificate Group with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates of such Certificate Group immediately prior to such Distribution Date):

         (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Mortgage Loan Group (or Groups in the case of the Group 1-2 Subordinate Certificates) on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group (or Groups in the case of the Group 1-2 Subordinate Certificates) which was the subject of a prepayment in full received by the related Master Servicer during the applicable Prepayment Period;

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         (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

         (iv) the excess, if any, of the applicable Non-PO Percentage of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan over (b) the sum of the amounts distributable to Senior Certificateholders of the applicable Certificate Group pursuant to clause (iv) of each of the definitions of "Senior P&I Optimal Principal Amount," and "Component PO Principal Distribution Amount" on such Distribution Date;

         (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group (or Groups in the case of the Group 1-2 Subordinate Certificates) which was repurchased by BSMCC or a Sub-Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

         (vi) on the Distribution Date on which the Current Principal Amounts of the Senior P&I Certificates of such Certificate Group have all been reduced to zero, 100% of any applicable Senior P&I Optimal Principal Amount.

         The "Allocable Share" with respect to any Class of Subordinate Certificates of any Certificate Group on any Distribution Date will generally equal such Class's pro rata share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount for each of the Mortgage Loan Groups; provided, that, except as described in the second succeeding sentence, no Class of Subordinate Certificates (other than the Class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the applicable Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates.

         "Determination Date" means the 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

         "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

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         "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by
BSMCC or a Sub-Servicer and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" herein.

         "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

         Distributions in Reduction of the Current Principal Amount of the PAC Certificates and Components. The Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates and Component 2-A-6-I are planned amortization Classes or Components and are sometimes collectively referred to as the "PAC I Certificates." The Class 2-A-5, Class 2-A-7 and Class 2-A-8 Certificates and Component 2-A-6-II also are planned amortization Classes or Components and are sometimes collectively referred to as the "PAC II Certificates," and together with the PAC I Certificates, as the "PAC Certificates." On each Distribution Date, the Group 2 Available Funds will be allocated among the Group 2 Senior Certificates, including, but not limited to, the PAC Certificates, as described under "Description of the Certificates--Distributions on the Certificates--Allocations of Available Funds" herein. To the extent that funds are available to make distributions in reduction of the Current Principal Amounts of the PAC Certificates on each Distribution Date, each such Class and Component will be entitled to receive the amount, if any, required to reduce the outstanding Current Principal Amount thereof (prior to giving effect to distributions in reduction thereof to be made on such Distribution Date) for such Distribution Date to the planned balance (each a "Planned Balance") for such Class or Component set forth in Annex B hereof.

         The Planned Balances of the PAC Certificates on each Distribution Date were calculated assuming that (i) the Mortgage Loans in Mortgage Loan Group 2 and the Group 2 Certificates have the characteristics described below in the second paragraph under "Yield and Prepayment Considerations--Decrement Tables" herein as used for the computation of weighted average lives, and (ii) (A) with respect to the PAC I Certificates, such Mortgage Loans are prepaid at any constant rate within the range of approximately 125% to approximately 500% SPA (as defined herein) and (B) with respect to the PAC II Certificates, such Mortgage Loans are prepaid at a constant rate within the range of approximately 175% to approximately 275% SPA and (iii) the initial Current Principal Amounts of the PAC I and PAC II Certificates are as set forth on the cover page hereof.

         It is extremely unlikely that the Mortgage Loans in Mortgage Loan Group 2 will prepay at a constant percentage of SPA. In addition, some or all of the other assumptions stated above that are used in preparing the table in Annex B are unlikely to reflect actual experience. Accordingly, there is no assurance that the Current Principal Amount of any Class of PAC Certificates will conform on any Distribution Date to the applicable level set forth in such table. In addition, if the Group 2 Senior P&I Optimal Principal Amount exceeds the amount necessary to pay the amounts necessary to reduce the PAC Certificates to their respective Planned Balances, on any Distribution Date, the excess will be allocated on such Distribution Date to distributions in reduction of the Current Principal Amounts of the Group 2 Certificates in accordance with the priorities described herein, and will not be retained for distribution on subsequent Distribution Dates. Accordingly, if principal prepayments on the Mortgage Loans in Mortgage Loan Group 2 do not occur at a constant rate within the applicable ranges in the case of the PAC I and PAC II Certificates, the amount available on subsequent Distribution Dates for payment of each Class of the PAC Certificates may be less than the amounts necessary to reduce their Current Principal Amounts to their Planned Balances for such Distribution Dates, even if on average prepayments on the Mortgage Loans in Mortgage Loan

Group 2 do occur at such a constant rate. Distributions in reduction of the Current Principal Amount of any Class of PAC Certificates may reduce the Current Principal Amount of such Certificates to zero significantly earlier or later than the Distribution Date specified herein. See "Yield and Prepayment Considerations--Weighted Average Lives and Decrement Tables" below for a further discussion of the effect of prepayments on the Mortgage Loans on the rate of distributions in reduction of Current Principal Amount and on the weighted average lives of the Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

         A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the applicable Sub- Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" are amounts received by a Sub-Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related Sub-Servicer or Master Servicer, Monthly Advances and expenses incurred by the related Sub-Servicer or Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

         A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

         A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

         A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

         Realized Losses with respect to a Mortgage Loan in any Mortgage Loan Group will be allocated on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and the Non-PO Percentage of such Scheduled Principal Balance.

         On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in any Mortgage Loan Group and any Component PO Cash Shortfall will be allocated to the related Component of the Class PO Certificates until the Current Principal Amount of the related Component of the Class PO Certificates is reduced to zero. With respect to any Distribution Date through the Cross-Over Date for each Group of Certificates, the aggregate of all amounts so allocable to the related Component of the Class PO

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


Certificates on such date in respect of any Realized Losses (other than Excess Losses) and any Component PO Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Component PO Cash Shortfalls and not distributed on prior Distribution Dates will be the applicable "Component PO Deferred Amount." To the extent funds are available therefor on any Distribution Date through the Cross-Over Date for each Group of Certificates, distributions in respect of the Component PO Deferred Amount will be made in accordance with priority fourth for each of "--Distributions on the Certificates--Group 1 Senior Certificates," "--Group 2 Senior Certificates," "--Sub-Group 3A Certificates," "--Group 4 Senior Certificates," respectively, above. No interest will accrue on any Component PO Deferred Amount. On each Distribution Date through the Cross-Over Date for each Group of Certificates, the Current Principal Amount of the lowest ranking Class of Class of Subordinate Certificates for such Certificate Group then outstanding will be reduced by the amount of any distributions in respect of the Component PO Deferred Amount for such Certificate Group on such Distribution Date in accordance with the priorities set forth above, through the operation of the Component PO Deferred Payment Writedown Amount. After the Cross-Over Date for a Certificate Group no more distributions will be made in respect of, and applicable Realized Losses and Component PO Cash Shortfalls allocable to the related Component of the Class PO Certificates will not be added to, the Component PO Deferred Amount.

         On any Distribution Date, the Non-PO Percentage of the principal portion of Realized Losses ("Non-PO Realized Losses") in any Mortgage Loan Group which suffered Realized Losses during the related Prepayment Period (other than Excess Losses) will not be allocated to any Senior Certificates in the related Certificate Group until the applicable Cross-Over Date for such Certificate Group. Prior to the applicable Cross-Over Date for a Certificate Group (or on such dates under certain circumstances) the Non-PO Percentage of the principal portion of Realized Losses in any Mortgage Loan Group will be allocated among the outstanding classes of Subordinate Certificates in the related Certificate Group (or in the case of Mortgage Loan Groups 1 and 2, the Group 1-2 Subordinate Certificates in inverse order of priority, until the Current Principal Amount of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6, Class 3-B-6 and Class 4-B-6 Certificates, respectively, while such Certificates are outstanding, second, to the Class B-5, Class 3-B-5 and Class 4-B-5 Certificates, respectively, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss for any Mortgage Loan Group for any Distribution Date will be allocated pro rata among all outstanding Classes of Certificates of the related Group (other than the Class PO, and Interest Only Certificates) based on their Current Principal Amounts. An "Excess Bankruptcy Loss," "Excess Fraud Loss" or "Excess Special Hazard Loss" is any Bankruptcy Loss, Fraud Loss or Special Hazard Loss, respectively, occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the applicable Cross-Over Date for the relevant Certificate Group, the Non-PO Percentage of the principal portion of Realized Losses for such Certificate Group will be allocated among the outstanding Classes of Senior P&I Certificates of such Certificate Group, pro rata based upon their respective Current Principal Amounts.

         No reduction of the Current Principal Amount of any Class of any Certificate Group shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Classes of such Certificate Group as of such Distribution Date to an amount less than the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the related Due Date (such limitation being the applicable "Loss Allocation Limitation" with respect to each such Certificate Group or Groups).

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, after the applicable Cross-Over Date for a Certificate Group, the amounts distributable under clause (i) of the definitions of Senior P&I Optimal Principal Amount and Subordinate Optimal Principal Amount for all Certificate Groups and the Component PO Principal Distribution Amount for each Certificate Group will be reduced by the amount of any Debt Service Reductions applicable to the Mortgage Loans of the related Mortgage Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Mortgage Loan Group that would otherwise be available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates of a Certificate Group in right of distribution, any Debt Service Reductions relating to Mortgage Loans in the related Mortgage Loan Group prior to

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the applicable Cross-Over Date for such Certificate Group, will be borne by such
Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses on the Mortgage Loans in any Mortgage Loan Group to be allocated to the related Component of the Class PO Certificates on any Distribution Date through the Cross-Over Date for the related Certificate Group will also be taken into account in determining distributions in respect of the Component PO Deferred Amount for such Distribution Date.

         The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates--Interest" above.

         Any Deficient Valuation will on each Distribution Date be allocated solely to the Subordinate Certificates of the related Certificate Group (Group 1-2 Subordinate Certificates in the case of Group 1 or Group 2 Mortgage Loans) until the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the applicable Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal $100,000 for Mortgage Loan Group 1 and Mortgage Loan Group 2 and for each of Mortgage Loan Group 3 and for Mortgage Loan Group 4 (approximately 0.041% of the aggregate Scheduled Principal Balances of the Mortgage Loans in Mortgage Loan Group 1 and Mortgage Loan Group 2, 0.069% of the aggregate Scheduled Principal Balances of the Mortgage Loans in Mortgage Loan Group 3, and 0.075% of the aggregate Scheduled Principal Balances of the Mortgage Loans in Mortgage Loan Group 4 , each as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from S&P and Fitch that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates of such Certificate Group by S&P and Fitch. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

         Any Fraud Loss will on each Distribution Date be allocated solely to the Subordinate Certificates of the related Certificate Group (Group 1-2 Subordinate Certificates in the case of Group 1 or Group 2 Mortgage Loan) until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount for the applicable Group has been reduced to zero or a negative number (or the applicable Cross-Over Date, if earlier). (A) Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal (i) 2.0% of the aggregate Scheduled Principal Balances of the Group 1 and Group 2 Mortgage Loans as of the Cut-off Date (or approximately $4,897,092); (ii) 1.0% of the aggregate Scheduled Principal Balances of the Group 3 Mortgage Loans as of the Cut-off Date (or approximately, $1,453,465); and (iii) 2.0% of the aggregate Scheduled Principal Balances of the Group 4 Mortgage Loans as of the Cut-off Date (or approximately $2,678,563). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount for each Mortgage Loan Group will equal the initial Fraud Loss Amount, minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates of the related Certificate Group in the absence of the Loss Allocation Limitation since the Cut-off Date. (B) As of any Distribution Date from the first through the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount for Mortgage Loan Group 1 and Mortgage Loan Group 2 will equal (1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans of Mortgage Loan Group 1 and Mortgage Loan Group 2 as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Group 1-2 Subordinate Certificates in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. (C) As of any Distribution Date (x) from the first through the third anniversaries of the Cut-off Date, the Fraud Loss Amount for Mortgage Loan Group 3 will equal
(1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans of Mortgage

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Loan Group 3 as of the most recent anniversary of the Cut-off Date minus (2) the
Fraud Losses that would have been allocated to the Group 3 Subordinate Certificates in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date; and (y) after the third and through the fifth anniversary of the Cut-off Date, the Fraud Loss Amount for Mortgage Loan Group 3 will equal (i) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all Mortgage Loans of Mortgage Loan Group 3 as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Group 3 Subordinate Certificates in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. (D) As of any Distribution Date from the first through the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount for Mortgage Loan Group 4 will equal (1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans of Mortgage Loan Group 4 as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Group 4 Subordinate Certificates in the absence of the applicable Loss
Allocation Limitation since the most recent anniversary of the Cut-off Date. (E) After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount for each Mortgage Loan Group shall be zero.

         Any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates of the related Certificate Group (Group 1-2 Subordinate Certificates in the case of Group 1 or Group 2 Mortgage Loans) until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount for the applicable Certificate Group has been reduced to zero or a negative number (or the applicable Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" for (i) the Group 1 Mortgage Loans and Group 2 Mortgage Loans will equal two times the Cut-off Date Scheduled Principal Balance of the largest Mortgage Loan in the Mortgage Loan Group 1 and Mortgage Loan Group 2 (or approximately $2,997,774),
(ii) the Group 3 Mortgage Loans will equal two times the Cut-off Date Scheduled Principal Balance of the largest Mortgage Loan in the Mortgage Loan Group 3 (or approximately $1,969,088) and (iii) the Group 4 Mortgage Loans will equal 1.0% of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-off Date (or approximately $1,339,281). As of any Distribution Date, the Special Hazard Loss Amount for each Mortgage Loan Group or Groups will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates of the related Subordinate Certificate Group in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" for each Mortgage Loan Group shall be equal to the amount, if any, by which the applicable Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Depositor and approved by each of S&P and Fitch, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans of the applicable Mortgage Loan Group by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans of the applicable Mortgage Loan Group on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan of the applicable Mortgage Loan Group which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

SUBORDINATION

         Priority of Senior Certificates. As of the Closing Date, (i) the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates and of the Other Certificates which are part of the Group 1-2 Subordinate Certificates will equal approximately 4.75% and 1.15% of the aggregate Current Principal Amounts of all of the Classes of Group 1-2 Certificates, (ii) the aggregate Current Principal Amounts of the Group 3 Subordinate Certificates and of the Other Certificates which are part of the Group 3 Subordinate Certificates will equal approximately 3.00% and 0.70% of the aggregate Current Principal Amounts of all the Classes of Group 3 Certificates, and (iii) the aggregate Current Principal Amounts of the Group 4 Subordinate Certificates and of the Other Certificates which are part of the Group 4 Subordinate Certificates will equal approximately 7.75% and 1.35% of the aggregate Current Principal Amounts of all of the Classes of Group 4 Certificates.

         The rights of the holders of the Group 1-2 Subordinate Certificates to receive distributions with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans will be subordinated to such rights of the holders of the Group 1-2 Senior Certificates and of each Class of Group 1-2 Subordinate Certificates having a lower numerical Class designation than such Class. The rights of the holders of the Group 3 Subordinate Certificates to receive distributions with respect to the Group 3 Mortgage Loans will be subordinated to such rights of the holders of the Group 3 Senior Certificates and to each Class of Group 3 Subordinate Certificates having a lower numerical designation than such Class. The rights of the holders of the Group 4 Subordinate Certificates to receive distributions with respect to the Group 4 Mortgage Loans will be subordinated to such rights of the holders of the Group 4 Senior Certificates and to each Class of Group 4 Subordinate Certificates having a lower numerical designation than such Class. The subordination of a Group of Subordinate Certificates to its related Group or Groups of Senior Certificates and the further subordination among the Subordinate Certificates of a Certificate Group, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination (including the limited subordination provided for Excess Losses) may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of Non-PO Realized Losses and the applicable Component PO Deferred Payment Writedown Amount to the related Group of Subordinate Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates of such Group or Groups then outstanding on future Distribution Dates by reducing the aggregate Current Principal Amount of the related Subordinate Certificates then outstanding.

         In addition, in order to extend the period during which the Subordinate Certificates of a Certificate Group remain available as credit enhancement for the Senior Certificates of such Group, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the applicable Senior Certificates to the extent described herein during the first five years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the applicable Senior Certificates while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the Subordinate Certificates.

         In certain other circumstances as described under "--Distributions on the Certificates--Allocation of Available Funds," above, principal prepayments otherwise distributable to the Subordinate Certificates of a Certificate Group will in lieu thereof be distributed to the related Senior Certificates.

         After the payment of amounts distributable in respect of the Senior Certificates of a Certificate Group on each Distribution Date, the Subordinate Certificates of such Group (or in the case of Certificate Group 1 and Certificate Group 2, the Group 1-2 Subordinate Certificates) will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

         Priority Among Subordinate Certificates. On each Distribution Date, the holders of any particular Class of Subordinate Certificates of a Certificate Group will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds for the related Mortgage Loan Group (or in the case of Group 1-2 Subordinate Certificates, Mortgage Loan Group 1 and Mortgage Loan Group 2), prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, Non-PO Realized Losses for all Certificate Groups and the applicable Component PO Deferred Payment Writedown

Amount will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the related Classes of Subordinate Certificates in the inverse order of their numerical Class designation. The effect of the allocation of such Non-PO Realized Losses and any applicable Component PO Deferred Payment Writedown Amount to a Class of Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Subordinate Certificates.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Certificates in each Certificate Group, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans in the related Mortgage Loan Group (or in the case of Group 1-2 Subordinate Certificates, Mortgage Loan Group 1 and Mortgage Loan Group 2) (which generally will not be distributable to such Certificates for at least the first five years after the Cut-Off Date) will not be distributable to the holders of any Class of Subordinate Certificates of such Certificate Group (or in the case of Group 1-2 Subordinate Certificates, Group 1 Certificates and Group 2 Certificates) on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates--Distributions on the Certificates--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates of a Certificate Group, the amortization of more senior Classes of Subordinate Certificates of such Certificate Group may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

         As a result of the subordination of any Class of Subordinate Certificates of a Certificate Group, such Class of Certificates will be more sensitive than more senior Classes of Certificates of such Group to the rate of delinquencies and defaults on the Mortgage Loans in the related Mortgage Loan Group (or in the case of Group 1-2 Subordinate Certificates, Mortgage Loan Group 1 and Mortgage Loan Group 2), and under certain circumstances investors in such Certificates may not recover their initial investment.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Certificates will be affected by the amount and timing of principal payments on the applicable Mortgage Loan Group and the allocation of Available Funds to various Classes of Certificates. Investors should carefully consider the associated risks discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

ASSUMED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Dates" for distributions on the Group 1 Certificates, the Group 2 Certificates, the Group 1-2 Subordinate Certificates, the Group 3 Certificates, and the Group 4 Certificates are July 25, 2028, July 25, 2028, July 25 2028, July 25, 2013 and July 25, 2028, respectively. The
Assumed Final Distribution Date in each case is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans in the related Mortgage Loan Group (or Groups in the case of the Group 1-2 Subordinate Certificates). Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan in any Mortgage Loan Group may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, SAMI or its designee may, at its option, repurchase all the Mortgage Loans of a Mortgage Loan Group from the Trust on or after any Distribution Date on which the aggregate unpaid principal balances of the Mortgage Loans of such Mortgage Loan Group are less than 5% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans of such Mortgage Loan Group. See "The Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or Notional Amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance or Notional Amount of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans in the applicable Mortgage Loan Group or Groups. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the applicable Mortgage Loan Group or Groups increase.

INTEREST ONLY CERTIFICATES

         Because the Notional Amounts of the Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates will be based upon the Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3 and Mortgage Loan Group 4, respectively, the yield on the such Certificates will be sensitive to the rate and timing of principal payments of the Mortgage Loans in the respective Mortgage Loan Group. The yield on the Class 1-A-7 Certificates will be sensitive to the rate and timing of principal payments on the Group 1 Mortgage Loans because the Notional Amount of the Class 1-A-7 Certificates is based on the Current Principal Amount of the Class 1-A-5 and Class 1-A-6 Certificates, and the yield on the Class 2-A-4 Certificates also will be sensitive to the rate and timing of principal payments on the Group 2 Mortgage Loans because the Notional Amount of the Class 2-A-4 Certificates is based on the Current Principal Amount of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and the Components of the Class 2-A-6 Certificates. A rapid rate of principal payments on a Group of Mortgage Loans will have a materially negative effect on the yield to investors in the related Class of Interest Only Certificates. Moreover, as a result of the method of calculation of the Pass-Through Rate of the Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates, to the extent the Non-Discount Mortgage Loans with relatively higher Net Rates prepay faster than those with relatively lower Net Rates in the applicable Mortgage Loan Group, the yield on the related Interest Only Certificates will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in the such Class of Certificates to recover fully their initial investments.

CLASS PO CERTIFICATES

         The amounts payable with respect to each of the Components of the Class PO Certificates derive only from principal payments on the Discount Mortgage Loans in the related Mortgage Loan Group. As a result, the yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Discount Mortgage Loans in any Mortgage Loan Group. Because Discount Mortgage Loans have lower Net Rates than the Non-Discount Mortgage Loans of such Mortgage Loan Group, and because the Mortgage Loans with lower Net Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay at a slower rate than the Non-Discount Mortgage Loans of such Mortgage Loan Group.

PREPAYMENT MODELS

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. Two prepayment models are used in this Prospectus Supplement. The first model ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Loan Groups. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 250% SPA assumes prepayment rates will be approximately 0.50% per annum in month one, approximately 1% per annum in month two, reaching approximately 15% per annum in month 30 and remaining constant at approximately 15% per annum thereafter. 0% SPA assumes no prepayments.

         The second prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional amount of approximately 1.090909% (precisely 12/11ths) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

PRICING ASSUMPTIONS

         The Certificates were structured assuming, among other things, a 275% SPA with respect to the Group 1 Certificates and the Group 1-2 Subordinate Certificates, a 250% SPA with respect to the Group 2 Senior Certificates, a 250% SPA with respect to the Group 3 Certificates and a 100% Prepayment Assumption with respect to the Group 4 Certificates. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Principal Amount or Notional Amount Outstanding" indicate the percentages of the initial principal amount or notional amount of each Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA or the Prepayment Assumption and the corresponding weighted average lives of such Classes of Offered Certificates.

         The following tables have been prepared based on the assumptions that:
(i) each Mortgage Loan Group consists of Mortgage Loans having the characteristics set forth below:

                                            Remaining
                       Cut-off Date          Term to
     Mortgage            Scheduled           Maturity           Loan Age           Mortgage              Net
    Loan Group       Principal Balance     (in months)         (in months)           Rate                Rate
    ----------       -----------------     -----------         -----------         --------              ----
         1             $ 126,975,277           358                  2             7.58588551%        7.33588551%
         1             $   3,924,828           358                  2             7.97791491%        7.72791491%
         1             $  14,438,069           358                  2             7.03000099%        6.78000099%
         2             $  94,365,285           357                  1             7.58106459%        7.33106459%
         2             $   3,692,481           358                  2             7.97204498%        7.69358008%
         2             $     860,882           359                  1             8.61605328%        8.06811664%
         2             $     597,791           359                  1             6.81173808%        6.56173808%
         3             $   8,431,713           178                  2             6.54203334%        6.32819498%
         3             $ 136,914,737           177                  2             7.21764140%        6.97911746%
         4             $ 122,857,713           357                  2             7.99150779%        7.73635076%
         4             $   8,809,309           358                  2             8.06722754%        7.79873945%
         4             $   1,593,843           359                  1             8.45103142%        8.04521511%
         4             $     328,102           357                  3             8.00669285%        7.75669285%
         4             $     339,167           359                  1             6.75000000%        6.50000000%

(ii) the Mortgage Loans prepay at the specified percentages of SPA or the Prepayment Assumption, as applicable, and to the extent these assumptions are used with respect to the Class PO Certificates, the Mortgage Loans in each Mortgage Loan Group prepay at the specified percentages of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in July 1998 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in June 1998, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the initial principal amounts or Notional Amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in July 1998, (x) the Offered Certificates are purchased on June 30, 1998 and (xi) SAMI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination." While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the SPA or Prepayment Assumption, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount or Notional Amount of each such Class that would be outstanding after the Distribution Date in June of each of the years indicated, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay at the percentage of SPA or the Prepayment Assumption indicated therein. Neither SPA or the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Loan Groups. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount or Notional Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of SPA or the Prepayment Assumption.

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                                 CLASS 1-A-1 CERTIFICATES
                              ---------------------------------------------------------------
                                                         % OF SPA
                              ---------------------------------------------------------------
DISTRIBUTION DATE                 0%      125%     175%     250%     275%     400%     500%
----------------------------- --------- -------- -------- -------- -------- -------- --------
 INITIAL PERCENTAGE .........     100      100      100      100      100      100      100
 Jun-1999 ...................      99       96       95       93       93       90       88
 Jun-2000 ...................      97       88       84       78       77       67       60
 Jun-2001 ...................      96       77       70       59       56       40       29
 Jun-2002 ...................      94       66       56       43       38       19        6
 Jun-2003 ...................      92       57       45       29       24        3        0
 Jun-2004 ...................      91       48       35       18       13        0        0
 Jun-2005 ...................      89       41       27        9        4        0        0
 Jun-2006 ...................      87       34       20        3        0        0        0
 Jun-2007 ...................      85       29       14        0        0        0        0
 Jun-2008 ...................      82       24        9        0        0        0        0
 Jun-2009 ...................      80       19        5        0        0        0        0
 Jun-2010 ...................      77       15        1        0        0        0        0
 Jun-2011 ...................      75       11        0        0        0        0        0
 Jun-2012 ...................      72        7        0        0        0        0        0
 Jun-2013 ...................      66        3        0        0        0        0        0
 Jun-2014 ...................      62         *       0        0        0        0        0
 Jun-2015 ...................      59        0        0        0        0        0        0
 Jun-2016 ...................      55        0        0        0        0        0        0
 Jun-2017 ...................      50        0        0        0        0        0        0
 Jun-2018 ...................      46        0        0        0        0        0        0
 Jun-2019 ...................      41        0        0        0        0        0        0
 Jun-2020 ...................      35        0        0        0        0        0        0
 Jun-2021 ...................      30        0        0        0        0        0        0
 Jun-2022 ...................      23        0        0        0        0        0        0
 Jun-2023 ...................      17        0        0        0        0        0        0
 Jun-2024 ...................       9        0        0        0        0        0        0
 Jun-2025 ...................       2        0        0        0        0        0        0
 Jun-2026 ...................       0        0        0        0        0        0        0
 Jun-2027 ...................       0        0        0        0        0        0        0
 Jun-2028 ...................       0        0        0        0        0        0        0
 Weighted Average Life
 (in years)** ...............     17.6      6.7      5.1      3.8      3.6      2.7      2.3



                                                                                                  CLASS 1-A-3 & CLASS 1-A-4
                                                  CLASS 1-A-2 CERTIFICATES                              CERTIFICATES
                              ----------------------------------------------------------------- -----------------------------
                                                          % OF SPA                                        % OF SPA
                              ----------------------------------------------------------------- -----------------------------
DISTRIBUTION DATE                 0%       125%      175%     250%     275%     400%     500%       0%       125%      175%
----------------------------- --------- --------- --------- -------- -------- -------- -------- --------- --------- ---------
 INITIAL PERCENTAGE .........     100       100       100      100      100      100      100       100       100       100
 Jun-1999 ...................     100       100       100      100      100      100      100       100       100       100
 Jun-2000 ...................     100       100       100      100      100      100      100       100       100       100
 Jun-2001 ...................     100       100       100      100      100      100      100       100       100       100
 Jun-2002 ...................     100       100       100      100      100      100      100       100       100       100
 Jun-2003 ...................     100       100       100      100      100      100        0       100       100       100
 Jun-2004 ...................     100       100       100      100      100        0        0       100       100       100
 Jun-2005 ...................     100       100       100      100      100        0        0       100       100       100
 Jun-2006 ...................     100       100       100      100       71        0        0       100       100       100
 Jun-2007 ...................     100       100       100       66        8        0        0       100       100       100
 Jun-2008 ...................     100       100       100       15        0        0        0       100       100       100
 Jun-2009 ...................     100       100       100        0        0        0        0       100       100       100
 Jun-2010 ...................     100       100       100        0        0        0        0       100       100       100
 Jun-2011 ...................     100       100        73        0        0        0        0       100       100       100
 Jun-2012 ...................     100       100        31        0        0        0        0       100       100       100
 Jun-2013 ...................     100       100         0        0        0        0        0       100       100        92
 Jun-2014 ...................     100       100         0        0        0        0        0       100       100        70
 Jun-2015 ...................     100        64         0        0        0        0        0       100       100        50
 Jun-2016 ...................     100        28         0        0        0        0        0       100       100        33
 Jun-2017 ...................     100         0         0        0        0        0        0       100        96        18
 Jun-2018 ...................     100         0         0        0        0        0        0       100        75         4
 Jun-2019 ...................     100         0         0        0        0        0        0       100        55         0
 Jun-2020 ...................     100         0         0        0        0        0        0       100        36         0
 Jun-2021 ...................     100         0         0        0        0        0        0       100        20         0
 Jun-2022 ...................     100         0         0        0        0        0        0       100         4         0
 Jun-2023 ...................     100         0         0        0        0        0        0       100         0         0
 Jun-2024 ...................     100         0         0        0        0        0        0       100         0         0
 Jun-2025 ...................     100         0         0        0        0        0        0       100         0         0
 Jun-2026 ...................       4         0         0        0        0        0        0       100         0         0
 Jun-2027 ...................       0         0         0        0        0        0        0        13         0         0
 Jun-2028 ...................       0         0         0        0        0        0        0         0         0         0
 Weighted Average Life
 (in years)** ...............     27.6      17.4      13.6      9.4      8.4      5.6      4.6      28.6      21.4      17.2



                              CLASS 1-A-3 & CLASS 1-A-4 CERTIFICATES
                              --------------------------------------
                                            % OF SPA                                       % OF SPA
                              -------------------------------------          -------------------------------------
DISTRIBUTION DATE                250%      275%     400%     500%
----------------------------- --------- --------- -------- --------
 INITIAL PERCENTAGE .........     100       100      100   100
 Jun-1999 ...................     100       100      100   100
 Jun-2000 ...................     100       100      100   100
 Jun-2001 ...................     100       100      100   100
 Jun-2002 ...................     100       100      100   100
 Jun-2003 ...................     100       100      100   74
 Jun-2004 ...................     100       100       98    0
 Jun-2005 ...................     100       100       30    0
 Jun-2006 ...................     100       100        0    0
 Jun-2007 ...................     100       100        0    0
 Jun-2008 ...................     100        74        0    0
 Jun-2009 ...................      81        48        0    0
 Jun-2010 ...................      55        27        0    0
 Jun-2011 ...................      34         9        0    0
 Jun-2012 ...................      17         0        0    0
 Jun-2013 ...................        *        0        0    0
 Jun-2014 ...................       0         0        0    0
 Jun-2015 ...................       0         0        0    0
 Jun-2016 ...................       0         0        0    0
 Jun-2017 ...................       0         0        0    0
 Jun-2018 ...................       0         0        0    0
 Jun-2019 ...................       0         0        0    0
 Jun-2020 ...................       0         0        0    0
 Jun-2021 ...................       0         0        0    0
 Jun-2022 ...................       0         0        0    0
 Jun-2023 ...................       0         0        0    0
 Jun-2024 ...................       0         0        0    0
 Jun-2025 ...................       0         0        0    0
 Jun-2026 ...................       0         0        0    0
 Jun-2027 ...................       0         0        0    0
 Jun-2028 ...................       0         0        0   0
 Weighted Average Life
 (in years)** ...............     12.4      11.1      6.8  5.3

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                     SAMI 1998-08 GROUP 1 & 2 CERTIFICATES



                                             CLASS 1-A-5 & CLASS 1-A-6 CERTIFICATES
                              --------------------------------------------------------------------
                                                            % OF SPA
                              --------------------------------------------------------------------
DISTRIBUTION DATE                 0%       125%      175%      250%      275%      400%     500%
----------------------------- --------- --------- --------- --------- --------- --------- --------
 INITIAL PERCENTAGE .........     100       100       100       100       100       100      100
 Jun-1999 ...................     100       100       100       100       100       100      100
 Jun-2000 ...................     100       100       100       100       100       100      100
 Jun-2001 ...................     100       100       100       100       100       100      100
 Jun-2002 ...................     100       100       100       100       100       100      100
 Jun-2003 ...................     100       100       100       100       100       100      100
 Jun-2004 ...................     100       100       100       100       100       100       82
 Jun-2005 ...................     100       100       100       100       100       100        9
 Jun-2006 ...................     100       100       100       100       100        85        0
 Jun-2007 ...................     100       100       100       100       100        54        0
 Jun-2008 ...................     100       100       100       100       100        40        0
 Jun-2009 ...................     100       100       100       100       100        30        0
 Jun-2010 ...................     100       100       100       100       100        22        0
 Jun-2011 ...................     100       100       100       100       100        16        0
 Jun-2012 ...................     100       100       100       100        93        12        0
 Jun-2013 ...................     100       100       100       100        73         9        0
 Jun-2014 ...................     100       100       100        82        58         6        0
 Jun-2015 ...................     100       100       100        67        47         5        0
 Jun-2016 ...................     100       100       100        54        37         3        0
 Jun-2017 ...................     100       100       100        43        29         2        0
 Jun-2018 ...................     100       100       100        34        23         2        0
 Jun-2019 ...................     100       100        89        27        18         1        0
 Jun-2020 ...................     100       100        73        21        14         1        0
 Jun-2021 ...................     100       100        59        16        10         1        0
 Jun-2022 ...................     100       100        46        12         8          *       0
 Jun-2023 ...................     100        84        36         9         5          *       0
 Jun-2024 ...................     100        64        26         6         4          *       0
 Jun-2025 ...................     100        45        18         4         2          *       0
 Jun-2026 ...................     100        28        11         2         1          *       0
 Jun-2027 ...................     100        12         5         1         1          *       0
 Jun-2028 ...................       0         0         0         0         0         0        0
 Weighted Average Life
 (in years)** ...............     29.5      26.9      24.2      19.3      17.8      10.5      6.4



                                                    CLASS 1-A-7 CERTIFICATES                         CLASS 1-A-8 CERTIFICATES
                              -------------------------------------------------------------------- -----------------------------
                                                            % OF SPA                                         % OF SPA
                              -------------------------------------------------------------------- -----------------------------
DISTRIBUTION DATE                 0%       125%      175%      250%      275%      400%     500%       0%       125%      175%
----------------------------- --------- --------- --------- --------- --------- --------- -------- --------- --------- ---------
 INITIAL PERCENTAGE .........     100       100       100       100       100       100      100       100       100       100
 Jun-1999 ...................     100       100       100       100       100       100      100       100       100       100
 Jun-2000 ...................     100       100       100       100       100       100      100       100       100       100
 Jun-2001 ...................     100       100       100       100       100       100      100       100       100       100
 Jun-2002 ...................     100       100       100       100       100       100      100       100       100       100
 Jun-2003 ...................     100       100       100       100       100       100      100       100       100       100
 Jun-2004 ...................     100       100       100       100       100       100       82       100        97        96
 Jun-2005 ...................     100       100       100       100       100       100        9        99        94        92
 Jun-2006 ...................     100       100       100       100       100        85        0        98        89        85
 Jun-2007 ...................     100       100       100       100       100        54        0        96        82        76
 Jun-2008 ...................     100       100       100       100       100        40        0        94        74        67
 Jun-2009 ...................     100       100       100       100       100        30        0        92        67        59
 Jun-2010 ...................     100       100       100       100       100        22        0        90        61        51
 Jun-2011 ...................     100       100       100       100       100        16        0        88        54        45
 Jun-2012 ...................     100       100       100       100        93        12        0        85        49        39
 Jun-2013 ...................     100       100       100       100        73         9        0        80        42        32
 Jun-2014 ...................     100       100       100        82        58         6        0        77        38        28
 Jun-2015 ...................     100       100       100        67        47         5        0        73        33        24
 Jun-2016 ...................     100       100       100        54        37         3        0        70        29        20
 Jun-2017 ...................     100       100       100        43        29         2        0        66        26        17
 Jun-2018 ...................     100       100       100        34        23         2        0        62        22        14
 Jun-2019 ...................     100       100        89        27        18         1        0        58        19        12
 Jun-2020 ...................     100       100        73        21        14         1        0        53        16        10
 Jun-2021 ...................     100       100        59        16        10         1        0        48        14         8
 Jun-2022 ...................     100       100        46        12         8          *       0        42        11         6
 Jun-2023 ...................     100        84        36         9         5          *       0        36         9         5
 Jun-2024 ...................     100        64        26         6         4          *       0        30         7         4
 Jun-2025 ...................     100        45        18         4         2          *       0        23         5         2
 Jun-2026 ...................     100        28        11         2         1          *       0        15         3         1
 Jun-2027 ...................     100        12         5         1         1          *       0         7         1         1
 Jun-2028 ...................       0         0         0         0         0         0        0         0         0         0
 Weighted Average Life
 (in years)** ...............     29.5      26.9      24.2      19.3      17.8      10.5      6.4      21.3      14.9      13.5



                                     CLASS 1-A-8 CERTIFICATES
                              --------------------------------------
                                             % OF SPA                                        % OF SPA
                              --------------------------------------          --------------------------------------
DISTRIBUTION DATE                250%      275%      400%     500%
----------------------------- --------- --------- --------- --------
 INITIAL PERCENTAGE .........     100       100       100      100
 Jun-1999 ...................     100       100       100      100
 Jun-2000 ...................     100       100       100      100
 Jun-2001 ...................     100       100       100      100
 Jun-2002 ...................     100       100       100      100
 Jun-2003 ...................     100       100       100      100
 Jun-2004 ...................      95        94        92       90
 Jun-2005 ...................      88        87        82       77
 Jun-2006 ...................      79        78        69       52
 Jun-2007 ...................      69        66        54       34
 Jun-2008 ...................      57        54        40       24
 Jun-2009 ...................      47        44        30       16
 Jun-2010 ...................      39        36        22       11
 Jun-2011 ...................      33        29        16        8
 Jun-2012 ...................      27        24        12        5
 Jun-2013 ...................      21        19         9        3
 Jun-2014 ...................      17        15         6        2
 Jun-2015 ...................      14        12         5        2
 Jun-2016 ...................      12         9         3        1
 Jun-2017 ...................       9         7         2        1
 Jun-2018 ...................       7         6         2         *
 Jun-2019 ...................       6         5         1         *
 Jun-2020 ...................       5         3         1         *
 Jun-2021 ...................       3         3         1         *
 Jun-2022 ...................       3         2          *        *
 Jun-2023 ...................       2         1          *        *
 Jun-2024 ...................       1         1          *        *
 Jun-2025 ...................       1         1          *        *
 Jun-2026 ...................        *         *         *        *
 Jun-2027 ...................        *         *         *        *
 Jun-2028 ...................       0         0         0        0
 Weighted Average Life
 (in years)** ...............     11.9      11.5      10.0      8.8

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                                   CLASS 1-X CERTIFICATES
                              ----------------------------------------------------------------
                                                          % OF SPA
                              ----------------------------------------------------------------
DISTRIBUTION DATE                 0%       125%     175%     250%     275%     400%     500%
----------------------------- --------- --------- -------- -------- -------- -------- --------
 INITIAL PERCENTAGE .........     100       100      100      100      100      100      100
 Jun-1999 ...................      99        97       96       95       95       93       92
 Jun-2000 ...................      98        92       89       85       84       78       73
 Jun-2001 ...................      97        84       79       72       70       59       51
 Jun-2002 ...................      96        77       70       60       57       44       35
 Jun-2003 ...................      95        70       62       51       47       33       24
 Jun-2004 ...................      93        64       54       42       39       25       17
 Jun-2005 ...................      92        58       48       36       32       19       12
 Jun-2006 ...................      90        53       42       30       26       14        8
 Jun-2007 ...................      89        48       37       25       22       10        5
 Jun-2008 ...................      87        44       33       21       18        8        4
 Jun-2009 ...................      85        39       28       17       14        6        3
 Jun-2010 ...................      83        35       25       14       12        4        2
 Jun-2011 ...................      80        32       22       12       10        3        1
 Jun-2012 ...................      78        29       19       10        8        2        1
 Jun-2013 ...................      73        25       16        8        6        2        1
 Jun-2014 ...................      70        22       14        6        5        1         *
 Jun-2015 ...................      67        20       12        5        4        1         *
 Jun-2016 ...................      64        17       10        4        3        1         *
 Jun-2017 ...................      61        15        8        3        2         *        *
 Jun-2018 ...................      57        13        7        3        2         *        *
 Jun-2019 ...................      53        11        6        2        1         *        *
 Jun-2020 ...................      48        10        5        2        1         *        *
 Jun-2021 ...................      44         8        4        1        1         *        *
 Jun-2022 ...................      39         7        3        1        1         *        *
 Jun-2023 ...................      33         5        2        1         *        *        *
 Jun-2024 ...................      27         4        2         *        *        *        *
 Jun-2025 ...................      21         3        1         *        *        *        *
 Jun-2026 ...................      14         2        1         *        *        *        *
 Jun-2027 ...................       7         1         *        *        *        *        *
 Jun-2028 ...................       0         0        0        0        0        0        0
 Weighted Average Life
 (in years)** ...............     19.9      10.4      8.5      6.6      6.1      4.6      3.8



                                                 CLASS 2-A-1 CERTIFICATES                           CLASS 2-A-2 CERTIFICATES
                              --------------------------------------------------------------- ------------------------------------
                                                         % OF SPA                                           % OF SPA
                              --------------------------------------------------------------- ------------------------------------
DISTRIBUTION DATE                 0%      125%     175%     250%     275%     400%     500%       0%      125%     175%     250%
----------------------------- --------- -------- -------- -------- -------- -------- -------- --------- -------- -------- --------
 INITIAL PERCENTAGE .........     100      100      100      100      100      100      100       100      100      100      100
 Jun-1999 ...................     100      100      100      100      100      100      100       100      100      100      100
 Jun-2000 ...................     100      100      100      100      100      100      100       100      100      100      100
 Jun-2001 ...................     100      100      100      100      100      100      100       100      100      100      100
 Jun-2002 ...................     100       47       47       47       47       47       47       100      100      100      100
 Jun-2003 ...................     100        0        0        0        0        0        0       100       52       52       52
 Jun-2004 ...................     100        0        0        0        0        0        0       100        0        0        0
 Jun-2005 ...................     100        0        0        0        0        0        0       100        0        0        0
 Jun-2006 ...................     100        0        0        0        0        0        0       100        0        0        0
 Jun-2007 ...................     100        0        0        0        0        0        0       100        0        0        0
 Jun-2008 ...................      91        0        0        0        0        0        0       100        0        0        0
 Jun-2009 ...................      75        0        0        0        0        0        0       100        0        0        0
 Jun-2010 ...................      57        0        0        0        0        0        0       100        0        0        0
 Jun-2011 ...................      38        0        0        0        0        0        0       100        0        0        0
 Jun-2012 ...................      17        0        0        0        0        0        0       100        0        0        0
 Jun-2013 ...................       0        0        0        0        0        0        0         9        0        0        0
 Jun-2014 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2015 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2016 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2017 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2018 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2019 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2020 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2021 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2022 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2023 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2024 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2025 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2026 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2027 ...................       0        0        0        0        0        0        0         0        0        0        0
 Jun-2028 ...................       0        0        0        0        0        0        0         0        0        0        0
 Weighted Average Life
 (in years)** ...............     12.3      4.0      4.0      4.0      4.0      4.0      4.0      14.9      5.0      5.0      5.0



                               CLASS 2-A-2 CERTIFICATES
                              --------------------------
                                       % OF SPA                            % OF SPA
                              --------------------------          --------------------------
DISTRIBUTION DATE               275%     400%     500%
----------------------------- -------- -------- --------
 INITIAL PERCENTAGE .........    100      100      100
 Jun-1999 ...................    100      100      100
 Jun-2000 ...................    100      100      100
 Jun-2001 ...................    100      100      100
 Jun-2002 ...................    100      100      100
 Jun-2003 ...................     52       52       52
 Jun-2004 ...................      0        0        0
 Jun-2005 ...................      0        0        0
 Jun-2006 ...................      0        0        0
 Jun-2007 ...................      0        0        0
 Jun-2008 ...................      0        0        0
 Jun-2009 ...................      0        0        0
 Jun-2010 ...................      0        0        0
 Jun-2011 ...................      0        0        0
 Jun-2012 ...................      0        0        0
 Jun-2013 ...................      0        0        0
 Jun-2014 ...................      0        0        0
 Jun-2015 ...................      0        0        0
 Jun-2016 ...................      0        0        0
 Jun-2017 ...................      0        0        0
 Jun-2018 ...................      0        0        0
 Jun-2019 ...................      0        0        0
 Jun-2020 ...................      0        0        0
 Jun-2021 ...................      0        0        0
 Jun-2022 ...................      0        0        0
 Jun-2023 ...................      0        0        0
 Jun-2024 ...................      0        0        0
 Jun-2025 ...................      0        0        0
 Jun-2026 ...................      0        0        0
 Jun-2027 ...................      0        0        0
 Jun-2028 ...................      0        0        0
 Weighted Average Life
 (in years)** ...............     5.0      5.0      5.0

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                             CLASS 2-A-3 CERTIFICATES
                          ---------------------------------------------------------------
                                                     % OF SPA
                          ---------------------------------------------------------------
DISTRIBUTION DATE             0%      125%     175%     250%     275%     400%     500%
------------------------- --------- -------- -------- -------- -------- -------- --------
INITIAL PERCENTAGE ......     100      100      100      100      100      100      100
Jun-1999 ................     100      100      100      100      100      100      100
Jun-2000 ................     100      100      100      100      100      100      100
Jun-2001 ................     100      100      100      100      100      100      100
Jun-2002 ................     100      100      100      100      100      100      100
Jun-2003 ................     100      100      100      100      100      100      100
Jun-2004 ................     100       52       52       52       52       52       52
Jun-2005 ................     100        6        6        6        6        6        6
Jun-2006 ................     100        0        0        0        0        0        0
Jun-2007 ................     100        0        0        0        0        0        0
Jun-2008 ................     100        0        0        0        0        0        0
Jun-2009 ................     100        0        0        0        0        0        0
Jun-2010 ................     100        0        0        0        0        0        0
Jun-2011 ................     100        0        0        0        0        0        0
Jun-2012 ................     100        0        0        0        0        0        0
Jun-2013 ................     100        0        0        0        0        0        0
Jun-2014 ................      74        0        0        0        0        0        0
Jun-2015 ................      40        0        0        0        0        0        0
Jun-2016 ................       5        0        0        0        0        0        0
Jun-2017 ................       0        0        0        0        0        0        0
Jun-2018 ................       0        0        0        0        0        0        0
Jun-2019 ................       0        0        0        0        0        0        0
Jun-2020 ................       0        0        0        0        0        0        0
Jun-2021 ................       0        0        0        0        0        0        0
Jun-2022 ................       0        0        0        0        0        0        0
Jun-2023 ................       0        0        0        0        0        0        0
Jun-2024 ................       0        0        0        0        0        0        0
Jun-2025 ................       0        0        0        0        0        0        0
Jun-2026 ................       0        0        0        0        0        0        0
Jun-2027 ................       0        0        0        0        0        0        0
Jun-2028 ................       0        0        0        0        0        0        0
Weighted Average Life
 (in years)** ...........     16.7      6.1      6.1      6.1      6.1      6.1      6.1



                                             CLASS 2-A-4 CERTIFICATES                           CLASS 2-A-5 CERTIFICATES
                          --------------------------------------------------------------- ------------------------------------
                                                     % OF SPA                                           % OF SPA
                          --------------------------------------------------------------- ------------------------------------
DISTRIBUTION DATE             0%      125%     175%     250%     275%     400%     500%       0%      125%     175%     250%
------------------------- --------- -------- -------- -------- -------- -------- -------- --------- -------- -------- --------
INITIAL PERCENTAGE ......     100      100      100      100      100      100      100       100      100      100      100
Jun-1999 ................      99       96       95       95       95       95       95        97       91       88       88
Jun-2000 ................      97       89       85       85       85       85       84        94       71       63       63
Jun-2001 ................      96       76       69       69       69       63       52        94       71       55       55
Jun-2002 ................      94       64       55       55       55       41       35        94       71       48       48
Jun-2003 ................      92       51       40       40       40       23       23        94       71       43       43
Jun-2004 ................      90       38       25       25       25        9        9        94       71       39       39
Jun-2005 ................      88       27       14       14       14        1        1        94       65       32       32
Jun-2006 ................      85       21        7        7        7        0        0        94       51       18       18
Jun-2007 ................      83       15        3        3        3        0        0        94       38        8        8
Jun-2008 ................      80       11         *        *        *       0        0        94       26         *        *
Jun-2009 ................      78        6        0        0        0        0        0        94       16        0        0
Jun-2010 ................      75        2        0        0        0        0        0        94        6        0        0
Jun-2011 ................      72        0        0        0        0        0        0        94        0        0        0
Jun-2012 ................      68        0        0        0        0        0        0        94        0        0        0
Jun-2013 ................      56        0        0        0        0        0        0        94        0        0        0
Jun-2014 ................      51        0        0        0        0        0        0        94        0        0        0
Jun-2015 ................      45        0        0        0        0        0        0        94        0        0        0
Jun-2016 ................      39        0        0        0        0        0        0        94        0        0        0
Jun-2017 ................      34        0        0        0        0        0        0        85        0        0        0
Jun-2018 ................      30        0        0        0        0        0        0        74        0        0        0
Jun-2019 ................      25        0        0        0        0        0        0        63        0        0        0
Jun-2020 ................      20        0        0        0        0        0        0        50        0        0        0
Jun-2021 ................      15        0        0        0        0        0        0        37        0        0        0
Jun-2022 ................       9        0        0        0        0        0        0        23        0        0        0
Jun-2023 ................       3        0        0        0        0        0        0         7        0        0        0
Jun-2024 ................       0        0        0        0        0        0        0         0        0        0        0
Jun-2025 ................       0        0        0        0        0        0        0         0        0        0        0
Jun-2026 ................       0        0        0        0        0        0        0         0        0        0        0
Jun-2027 ................       0        0        0        0        0        0        0         0        0        0        0
Jun-2028 ................       0        0        0        0        0        0        0         0        0        0        0
Weighted Average Life
 (in years)** ...........     15.8      5.5      4.5      4.5      4.5      3.7      3.5      20.8      7.0      4.5      4.5



                           CLASS 2-A-5 CERTIFICATES
                          --------------------------
                                   % OF SPA                            % OF SPA
                          --------------------------          --------------------------
DISTRIBUTION DATE           275%     400%     500%
------------------------- -------- -------- --------
INITIAL PERCENTAGE ......    100      100      100
Jun-1999 ................     88       88       88
Jun-2000 ................     63       63       60
Jun-2001 ................     55       38       12
Jun-2002 ................     48       13        0
Jun-2003 ................     43        0        0
Jun-2004 ................     39        0        0
Jun-2005 ................     32        0        0
Jun-2006 ................     18        0        0
Jun-2007 ................      8        0        0
Jun-2008 ................       *       0        0
Jun-2009 ................      0        0        0
Jun-2010 ................      0        0        0
Jun-2011 ................      0        0        0
Jun-2012 ................      0        0        0
Jun-2013 ................      0        0        0
Jun-2014 ................      0        0        0
Jun-2015 ................      0        0        0
Jun-2016 ................      0        0        0
Jun-2017 ................      0        0        0
Jun-2018 ................      0        0        0
Jun-2019 ................      0        0        0
Jun-2020 ................      0        0        0
Jun-2021 ................      0        0        0
Jun-2022 ................      0        0        0
Jun-2023 ................      0        0        0
Jun-2024 ................      0        0        0
Jun-2025 ................      0        0        0
Jun-2026 ................      0        0        0
Jun-2027 ................      0        0        0
Jun-2028 ................      0        0        0
Weighted Average Life
 (in years)** ...........     4.5      2.6      2.1

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount0 of such Certificate referred to in clause (a).

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                             CLASS 2-A-6 CERTIFICATES
                          ---------------------------------------------------------------
                                                     % OF SPA
                          ---------------------------------------------------------------
DISTRIBUTION DATE             0%      125%     175%     250%     275%     400%     500%
------------------------- --------- -------- -------- -------- -------- -------- --------
INITIAL PERCENTAGE ......     100      100      100      100      100      100      100
Jun-1999 ................      98       93       91       91       91       91       91
Jun-2000 ................      96       79       73       73       73       73       71
Jun-2001 ................      92       57       45       45       45       33       14
Jun-2002 ................      89       52       35       35       35        9        0
Jun-2003 ................      86       52       31       31       31        0        0
Jun-2004 ................      82       51       29       29       29        0        0
Jun-2005 ................      78       47       23       23       23        0        0
Jun-2006 ................      74       37       13       13       13        0        0
Jun-2007 ................      70       27        6        6        6        0        0
Jun-2008 ................      68       19         *        *        *       0        0
Jun-2009 ................      68       11        0        0        0        0        0
Jun-2010 ................      68        4        0        0        0        0        0
Jun-2011 ................      68        0        0        0        0        0        0
Jun-2012 ................      68        0        0        0        0        0        0
Jun-2013 ................      68        0        0        0        0        0        0
Jun-2014 ................      68        0        0        0        0        0        0
Jun-2015 ................      68        0        0        0        0        0        0
Jun-2016 ................      68        0        0        0        0        0        0
Jun-2017 ................      61        0        0        0        0        0        0
Jun-2018 ................      54        0        0        0        0        0        0
Jun-2019 ................      45        0        0        0        0        0        0
Jun-2020 ................      36        0        0        0        0        0        0
Jun-2021 ................      27        0        0        0        0        0        0
Jun-2022 ................      16        0        0        0        0        0        0
Jun-2023 ................       5        0        0        0        0        0        0
Jun-2024 ................       0        0        0        0        0        0        0
Jun-2025 ................       0        0        0        0        0        0        0
Jun-2026 ................       0        0        0        0        0        0        0
Jun-2027 ................       0        0        0        0        0        0        0
Jun-2028 ................       0        0        0        0        0        0        0
Weighted Average Life
(in years)** ............     16.7      5.8      4.0      4.0      4.0      2.6      2.3



                                               CLASS 2-A-7 CERTIFICATES                         CLASS 2-A-8 CERTIFICATES
                          ------------------------------------------------------------------- -----------------------------
                                                       % OF SPA                                         % OF SPA
                          ------------------------------------------------------------------- -----------------------------
DISTRIBUTION DATE             0%       125%      175%      250%      275%     400%     500%       0%       125%      175%
------------------------- --------- --------- --------- --------- --------- -------- -------- --------- --------- ---------
INITIAL PERCENTAGE ......     100       100       100       100       100      100      100       100       100       100
Jun-1999 ................     100       100       100       100       100      100      100       100       100       100
Jun-2000 ................     100       100       100       100       100      100      100       100       100       100
Jun-2001 ................     100       100       100       100       100      100      100       100       100       100
Jun-2002 ................     100       100       100       100       100      100       13       100       100       100
Jun-2003 ................     100       100       100       100       100       91        0       100       100       100
Jun-2004 ................     100       100       100       100       100       66        0       100       100       100
Jun-2005 ................     100       100       100       100       100       42        0       100       100       100
Jun-2006 ................     100       100       100       100       100        2        0       100       100       100
Jun-2007 ................     100       100       100       100       100        0        0       100       100       100
Jun-2008 ................     100       100       100       100       100        0        0       100       100       100
Jun-2009 ................     100       100        71        71        71        0        0       100       100       100
Jun-2010 ................     100       100        45        45        45        0        0       100       100       100
Jun-2011 ................     100        83        24        24        24        0        0       100       100       100
Jun-2012 ................     100        40         7         7         7        0        0       100       100       100
Jun-2013 ................     100         0         0         0         0        0        0       100        85        85
Jun-2014 ................     100         0         0         0         0        0        0       100        68        68
Jun-2015 ................     100         0         0         0         0        0        0       100        55        55
Jun-2016 ................     100         0         0         0         0        0        0       100        43        43
Jun-2017 ................     100         0         0         0         0        0        0       100        34        34
Jun-2018 ................     100         0         0         0         0        0        0       100        27        27
Jun-2019 ................     100         0         0         0         0        0        0       100        21        21
Jun-2020 ................     100         0         0         0         0        0        0       100        16        16
Jun-2021 ................     100         0         0         0         0        0        0       100        12        12
Jun-2022 ................     100         0         0         0         0        0        0       100         9         9
Jun-2023 ................     100         0         0         0         0        0        0       100         6         6
Jun-2024 ................      51         0         0         0         0        0        0       100         4         4
Jun-2025 ................       0         0         0         0         0        0        0        40         3         3
Jun-2026 ................       0         0         0         0         0        0        0         1         1         1
Jun-2027 ................       0         0         0         0         0        0        0         1         1         1
Jun-2028 ................       0         0         0         0         0        0        0         0         0         0
Weighted Average Life
(in years)** ............     26.0      13.8      12.0      12.0      12.0      6.6      3.7      27.0      18.4      18.4



                                 CLASS 2-A-8 CERTIFICATES
                          --------------------------------------
                                         % OF SPA                                        % OF SPA
                          --------------------------------------          --------------------------------------
DISTRIBUTION DATE            250%      275%      400%     500%
------------------------- --------- --------- --------- --------
INITIAL PERCENTAGE ......     100       100       100      100
Jun-1999 ................     100       100       100      100
Jun-2000 ................     100       100       100      100
Jun-2001 ................     100       100       100      100
Jun-2002 ................     100       100       100      100
Jun-2003 ................     100       100       100       11
Jun-2004 ................     100       100       100         *
Jun-2005 ................     100       100       100         *
Jun-2006 ................     100       100       100        0
Jun-2007 ................     100       100        66        0
Jun-2008 ................     100       100        49        0
Jun-2009 ................     100       100        36        0
Jun-2010 ................     100       100        27        0
Jun-2011 ................     100       100        20        0
Jun-2012 ................     100       100        15        0
Jun-2013 ................      85        85        10        0
Jun-2014 ................      68        68         7        0
Jun-2015 ................      55        55         5        0
Jun-2016 ................      43        43         4        0
Jun-2017 ................      34        34         3        0
Jun-2018 ................      27        27         2        0
Jun-2019 ................      21        21         1        0
Jun-2020 ................      16        16         1        0
Jun-2021 ................      12        12         1        0
Jun-2022 ................       9         9          *       0
Jun-2023 ................       6         6          *       0
Jun-2024 ................       4         4          *       0
Jun-2025 ................       3         3          *       0
Jun-2026 ................       1         1          *       0
Jun-2027 ................       1         1          *       0
Jun-2028 ................       0         0         0        0
Weighted Average Life
(in years)** ............     18.4      18.4      11.0      4.6

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount0 of such Certificate referred to in clause (a).

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                                          CLASS 2-A-9 & CLASS 2-A-10 CERTIFICATES
                                             -----------------------------------------------------------------
                                                                         % OF SPA
                                             -----------------------------------------------------------------
DISTRIBUTION DATE                                0%       125%      175%     250%     275%     400%     500%
-------------------------------------------- --------- --------- --------- -------- -------- -------- --------
INITIAL PERCENTAGE .........................     100       100       100      100      100      100      100
Jun-1999 ...................................     100       100       100       93       90       78       68
Jun-2000 ...................................     100       100       100       75       67       27        0
Jun-2001 ...................................     100       100       100       54       39        0        0
Jun-2002 ...................................     100       100       100       38       19        0        0
Jun-2003 ...................................     100       100       100       28        6        0        0
Jun-2004 ...................................     100       100       100       23        1        0        0
Jun-2005 ...................................     100       100       100       22         *       0        0
Jun-2006 ...................................     100       100        97       20         *       0        0
Jun-2007 ...................................     100       100        92       19         *       0        0
Jun-2008 ...................................     100       100        85       17         *       0        0
Jun-2009 ...................................     100       100        78       15         *       0        0
Jun-2010 ...................................     100       100        71       13         *       0        0
Jun-2011 ...................................     100       100        64       11         *       0        0
Jun-2012 ...................................     100       100        58       10         *       0        0
Jun-2013 ...................................     100        98        49        8         *       0        0
Jun-2014 ...................................     100        89        44        7         *       0        0
Jun-2015 ...................................     100        81        38        6         *       0        0
Jun-2016 ...................................     100        72        33        5         *       0        0
Jun-2017 ...................................     100        64        29        4         *       0        0
Jun-2018 ...................................     100        56        25        3         *       0        0
Jun-2019 ...................................     100        49        21        3         *       0        0
Jun-2020 ...................................     100        42        17        2         *       0        0
Jun-2021 ...................................     100        35        14        2         *       0        0
Jun-2022 ...................................     100        29        11        1         *       0        0
Jun-2023 ...................................     100        23         9        1         *       0        0
Jun-2024 ...................................     100        18         7        1         *       0        0
Jun-2025 ...................................     100        12         5         *        *       0        0
Jun-2026 ...................................      72         8         3         *        *       0        0
Jun-2027 ...................................      32         3         1         *        *       0        0
Jun-2028 ...................................       0         0         0        0        0        0        0
Weighted Average Life (in years)** .........     28.6      21.3      16.0      5.4      2.8      1.5      1.2



                                                                  CLASS 2-A-11 CERTIFICATES
                                             --------------------------------------------------------------------
                                                                           % OF SPA
                                             --------------------------------------------------------------------
DISTRIBUTION DATE                                0%       125%      175%      250%      275%      400%     500%
-------------------------------------------- --------- --------- --------- --------- --------- --------- --------
INITIAL PERCENTAGE .........................     100       100       100       100       100       100      100
Jun-1999 ...................................     100       100       100       100       100       100      100
Jun-2000 ...................................     100       100       100       100       100       100      100
Jun-2001 ...................................     100       100       100       100       100       100      100
Jun-2002 ...................................     100       100       100       100       100       100      100
Jun-2003 ...................................     100       100       100       100       100       100      100
Jun-2004 ...................................     100        97        96        95        94        92       90
Jun-2005 ...................................      99        94        92        88        87        82       77
Jun-2006 ...................................      98        89        85        79        78        69       53
Jun-2007 ...................................      96        82        76        69        66        54       35
Jun-2008 ...................................      94        74        67        57        54        40       24
Jun-2009 ...................................      92        67        59        47        44        30       16
Jun-2010 ...................................      90        60        51        39        36        22       11
Jun-2011 ...................................      88        54        45        33        29        16        8
Jun-2012 ...................................      85        49        39        27        24        12        5
Jun-2013 ...................................      78        42        32        21        18         8        3
Jun-2014 ...................................      75        37        27        17        15         6        2
Jun-2015 ...................................      72        33        23        14        12         5        1
Jun-2016 ...................................      68        29        20        11         9         3        1
Jun-2017 ...................................      65        25        17         9         7         2        1
Jun-2018 ...................................      61        22        14         7         6         2         *
Jun-2019 ...................................      56        19        12         6         4         1         *
Jun-2020 ...................................      52        16        10         4         3         1         *
Jun-2021 ...................................      46        13         8         3         3         1         *
Jun-2022 ...................................      41        11         6         3         2          *        *
Jun-2023 ...................................      35         9         5         2         1          *        *
Jun-2024 ...................................      29         6         3         1         1          *        *
Jun-2025 ...................................      22         5         2         1         1          *        *
Jun-2026 ...................................      14         3         1          *         *         *        *
Jun-2027 ...................................       6         1         1          *         *         *        *
Jun-2028 ...................................       0         0         0         0         0         0        0
Weighted Average Life (in years)** .........     21.2      14.9      13.4      11.9      11.5      10.0      8.8

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount0 of such Certificate referred to in clause (a).

                    SAMI 1998-08, GROUP 1 & 2 CERTIFICATES



                                                                  CLASS 2-X CERTIFICATES
                                             ----------------------------------------------------------------
                                                                         % OF SPA
                                             ----------------------------------------------------------------
DISTRIBUTION DATE                                0%       125%     175%     250%     275%     400%     500%
-------------------------------------------- --------- --------- -------- -------- -------- -------- --------
INITIAL PERCENTAGE .........................     100       100      100      100      100      100      100
Jun-1999 ...................................      99        97       96       95       95       93       92
Jun-2000 ...................................      98        92       89       85       84       78       73
Jun-2001 ...................................      97        84       79       72       70       59       51
Jun-2002 ...................................      96        77       70       60       57       44       35
Jun-2003 ...................................      95        70       62       51       47       33       24
Jun-2004 ...................................      93        64       54       42       39       25       17
Jun-2005 ...................................      92        58       48       36       32       19       12
Jun-2006 ...................................      90        53       42       30       26       14        8
Jun-2007 ...................................      89        48       37       25       22       10        5
Jun-2008 ...................................      87        43       32       21       18        8        4
Jun-2009 ...................................      85        39       28       17       14        6        3
Jun-2010 ...................................      83        35       25       14       12        4        2
Jun-2011 ...................................      80        32       22       12       10        3        1
Jun-2012 ...................................      78        29       19       10        8        2        1
Jun-2013 ...................................      72        24       15        8        6        2        1
Jun-2014 ...................................      69        22       13        6        5        1         *
Jun-2015 ...................................      66        19       11        5        4        1         *
Jun-2016 ...................................      63        17       10        4        3        1         *
Jun-2017 ...................................      59        15        8        3        2         *        *
Jun-2018 ...................................      56        13        7        3        2         *        *
Jun-2019 ...................................      52        11        6        2        1         *        *
Jun-2020 ...................................      47         9        5        2        1         *        *
Jun-2021 ...................................      43         8        4        1        1         *        *
Jun-2022 ...................................      38         6        3        1        1         *        *
Jun-2023 ...................................      32         5        2        1         *        *        *
Jun-2024 ...................................      26         4        2         *        *        *        *
Jun-2025 ...................................      20         3        1         *        *        *        *
Jun-2026 ...................................      13         2        1         *        *        *        *
Jun-2027 ...................................       6         1         *        *        *        *        *
Jun-2028 ...................................       0         0        0        0        0        0        0
Weighted Average Life (in years)** .........     19.8      10.3      8.4      6.6      6.1      4.6      3.8



                                                        CLASS B-1, CLASS B-2 & CLASS B-3 CERTIFICATES
                                             -------------------------------------------------------------------
                                                                          % OF SPA
                                             -------------------------------------------------------------------
DISTRIBUTION DATE                                0%       125%      175%      250%      275%     400%     500%
-------------------------------------------- --------- --------- --------- --------- --------- -------- --------
INITIAL PERCENTAGE .........................     100       100       100       100       100      100      100
Jun-1999 ...................................      99        99        99        99        99       99       99
Jun-2000 ...................................      98        98        98        98        98       98       98
Jun-2001 ...................................      97        97        97        97        97       97       97
Jun-2002 ...................................      96        96        96        96        96       96       96
Jun-2003 ...................................      95        95        95        95        95       95       95
Jun-2004 ...................................      93        91        90        89        88       86       84
Jun-2005 ...................................      92        87        85        82        81       76       72
Jun-2006 ...................................      90        82        78        73        71       63       57
Jun-2007 ...................................      89        75        70        63        61       50       42
Jun-2008 ...................................      87        68        61        52        50       37       29
Jun-2009 ...................................      85        62        54        44        41       28       20
Jun-2010 ...................................      83        56        47        36        33       20       13
Jun-2011 ...................................      80        50        41        30        27       15        9
Jun-2012 ...................................      78        45        35        25        22       11        6
Jun-2013 ...................................      73        39        30        19        17        8        4
Jun-2014 ...................................      70        34        25        16        14        6        3
Jun-2015 ...................................      67        30        22        13        11        4        2
Jun-2016 ...................................      64        27        19        10         9        3        1
Jun-2017 ...................................      60        23        16         8         7        2        1
Jun-2018 ...................................      56        20        13         7         5        2        1
Jun-2019 ...................................      52        17        11         5         4        1         *
Jun-2020 ...................................      48        15         9         4         3        1         *
Jun-2021 ...................................      43        12         7         3         2        1         *
Jun-2022 ...................................      38        10         6         2         2         *        *
Jun-2023 ...................................      33         8         4         2         1         *        *
Jun-2024 ...................................      27         6         3         1         1         *        *
Jun-2025 ...................................      21         4         2         1         1         *        *
Jun-2026 ...................................      14         3         1          *         *        *        *
Jun-2027 ...................................       6         1         1          *         *        *        *
Jun-2028 ...................................       0         0         0         0         0        0        0
Weighted Average Life (in years)** .........     19.8      14.0      12.7      11.2      10.9      9.5      8.8

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount0 of such Certificate referred to in clause (a).

                      SAMI 1998-08, GROUP 3 CERTIFICATES



                                      CLASS 3-A-1 CERTIFICATES                     CLASS 3-A-2 CERTIFICATES
                            -------------------------------------------- --------------------------------------------
                                              % OF SPA                                     % OF SPA
                            -------------------------------------------- --------------------------------------------
DISTRIBUTION DATE              0%      100%     250%     300%     500%      0%      100%     250%     300%     500%
--------------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
      INITIAL PERCENTAGE ..    100      100      100      100      100      100      100      100      100      100
      Jun-1999 ............     94       90       86       84       78       97       95       93       92       89
      Jun-2000 ............     87       77       66       62       49       93       89       76       72       55
      Jun-2001 ............     79       64       46       40       20       90       75       51       44       18
      Jun-2002 ............     72       53       30       23        0       84       61       30       22        0
      Jun-2003 ............     66       43       16        9        0       76       47       13        5        0
      Jun-2004 ............     59       34        5        0        0       68       35        3        0        0
      Jun-2005 ............     52       25        0        0        0       59       24        0        0        0
      Jun-2006 ............     44       17        0        0        0       49       14        0        0        0
      Jun-2007 ............     36        9        0        0        0       38        5        0        0        0
      Jun-2008 ............     27        0        0        0        0       27        0        0        0        0
      Jun-2009 ............     17        0        0        0        0       14        0        0        0        0
      Jun-2010 ............      6        0        0        0        0        3        0        0        0        0
      Jun-2011 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2012 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2013 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2014 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2015 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2016 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2017 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2018 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2019 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2020 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2021 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2022 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2023 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2024 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2025 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2026 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2027 ............      0        0        0        0        0        0        0        0        0        0
      Jun-2028 ............      0        0        0        0        0        0        0        0        0        0
      Weighted Average Life
       (in years)** .......     6.9      4.7      3.0      2.7      2.0      7.5      5.0      3.2      2.9      2.1



                                       CLASS 3-A-3 CERTIFICATES
                            ----------------------------------------------
                                               % OF SPA
                            ----------------------------------------------
DISTRIBUTION DATE               0%       100%     250%     300%     500%
--------------------------- --------- --------- -------- -------- --------
      INITIAL PERCENTAGE ..     100       100      100      100      100
      Jun-1999 ............     100       100      100      100      100
      Jun-2000 ............     100       100      100      100      100
      Jun-2001 ............     100       100      100      100      100
      Jun-2002 ............     100       100      100      100       91
      Jun-2003 ............     100       100      100      100       45
      Jun-2004 ............     100       100      100       88       20
      Jun-2005 ............     100       100       84       62        7
      Jun-2006 ............     100       100       62       43        1
      Jun-2007 ............     100       100       46       31        0
      Jun-2008 ............     100       100       33       21        0
      Jun-2009 ............     100        77       23       14        0
      Jun-2010 ............     100        55       15        9        0
      Jun-2011 ............      76        34        8        5        0
      Jun-2012 ............      34        14        3        2        0
      Jun-2013 ............       0         0        0        0        0
      Jun-2014 ............       0         0        0        0        0
      Jun-2015 ............       0         0        0        0        0
      Jun-2016 ............       0         0        0        0        0
      Jun-2017 ............       0         0        0        0        0
      Jun-2018 ............       0         0        0        0        0
      Jun-2019 ............       0         0        0        0        0
      Jun-2020 ............       0         0        0        0        0
      Jun-2021 ............       0         0        0        0        0
      Jun-2022 ............       0         0        0        0        0
      Jun-2023 ............       0         0        0        0        0
      Jun-2024 ............       0         0        0        0        0
      Jun-2025 ............       0         0        0        0        0
      Jun-2026 ............       0         0        0        0        0
      Jun-2027 ............       0         0        0        0        0
      Jun-2028 ............       0         0        0        0        0
      Weighted Average Life
       (in years)** .......     13.6      12.3      9.3      8.3      5.2

-------
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                      SAMI 1998-08, GROUP 3 CERTIFICATES



                                     CLASS 3-A-4 CERTIFICATES                     CLASS 3-A-5 CERTIFICATES
                           -------------------------------------------- --------------------------------------------
                                             % OF SPA                                     % OF SPA
                           -------------------------------------------- --------------------------------------------
DISTRIBUTION DATE             0%      100%     250%     300%     500%      0%      100%     250%     300%     500%
-------------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
 INITIAL PERCENTAGE ...... 100      100      100      100      100      100      100      100      100      100
 Jun-1999 ................ 96       96       96       96       96       96       94       92       91       88
 Jun-2000 ................ 92       92       92       92       92       92       86       78       76       66
 Jun-2001 ................ 87       87       87       87       87       87       77       63       59       43
 Jun-2002 ................ 82       82       82       82       82       82       68       50       45       28
 Jun-2003 ................ 77       77       77       77       77       77       60       40       34       18
 Jun-2004 ................ 71       70       68       67       64       71       52       31       26       11
 Jun-2005 ................ 65       63       58       57       51       65       45       24       19        7
 Jun-2006 ................ 59       54       48       45       37       59       38       18       14        4
 Jun-2007 ................ 52       45       37       34       24       52       31       14       10        2
 Jun-2008 ................ 44       37       27       24       14       44       25       10        7        1
 Jun-2009 ................ 36       28       19       16        8       36       19        7        5        1
 Jun-2010 ................ 27       20       12       10        4       27       14        4        3         *
 Jun-2011 ................ 18       12        7        5        2       18        9        2        2         *
 Jun-2012 ................  8        5        3        2        1        8        4        1        1         *
 Jun-2013 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2014 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2015 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2016 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2017 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2018 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2019 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2020 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2021 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2022 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2023 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2024 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2025 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2026 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2027 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2028 ................  0        0        0        0        0        0        0        0        0        0
 Weighted Average Life
 (in years)** ............ 8.7      8.2      7.6      7.5      6.9      8.7      6.7      4.9      4.4      3.2



                                                                                 CLASS 3-B-1, CLASS 3-B-2 &
                                      CLASS 3-X CERTIFICATES                      CLASS 3-B-3 CERTIFICATES
                           -------------------------------------------- --------------------------------------------
                                             % OF SPA                                     % OF SPA
                           -------------------------------------------- --------------------------------------------
DISTRIBUTION DATE             0%      100%     250%     300%     500%      0%      100%     250%     300%     500%
-------------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
 INITIAL PERCENTAGE ...... 100      100      100      100      100      100      100      100      100      100
 Jun-1999 ................ 96       94       92       91       88       96       96       96       96       96
 Jun-2000 ................ 92       87       79       76       67       92       92       92       92       92
 Jun-2001 ................ 87       77       64       60       45       87       87       87       87       87
 Jun-2002 ................ 82       69       51       46       30       82       82       82       82       82
 Jun-2003 ................ 77       60       41       35       19       77       77       77       77       77
 Jun-2004 ................ 71       53       32       27       13       71       70       68       67       64
 Jun-2005 ................ 65       45       25       20        8       65       63       58       57       51
 Jun-2006 ................ 59       38       19       15        5       59       54       48       45       37
 Jun-2007 ................ 52       32       14       11        3       52       45       37       34       25
 Jun-2008 ................ 44       25       10        8        2       44       37       27       24       15
 Jun-2009 ................ 36       20        7        5        1       36       28       19       16        8
 Jun-2010 ................ 27       14        5        3        1       27       20       12       10        4
 Jun-2011 ................ 18        9        3        2         *      18       12        7        5        2
 Jun-2012 ................  8        4        1        1         *       8        5        3        2        1
 Jun-2013 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2014 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2015 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2016 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2017 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2018 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2019 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2020 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2021 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2022 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2023 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2024 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2025 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2026 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2027 ................  0        0        0        0        0        0        0        0        0        0
 Jun-2028 ................  0        0        0        0        0        0        0        0        0        0
 Weighted Average Life
 (in years)** ............ 8.7      6.8      5.0      4.5      3.3      8.7      8.2      7.6      7.5      6.9

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                      SAMI 1998-08, GROUP 4 CERTIFICATES



                                      CLASS 4-A-1 CERTIFICATES                       CLASS 4-A-2 CERTIFICATES
                            --------------------------------------------- ----------------------------------------------
                                     % OF PREPAYMENT ASSUMPTION                     % OF PREPAYMENT ASSUMPTION
                            --------------------------------------------- ----------------------------------------------
DISTRIBUTION DATE               0%       50%     100%     150%     200%       0%       50%      100%     150%     200%
--------------------------- --------- -------- -------- -------- -------- --------- --------- -------- -------- --------
   INITIAL PERCENTAGE ..... 100       100      100      100      100      100       100       100      100      100
   Jun-1999 ...............  99       89       80       71       61       100       100       100      100      100
   Jun-2000 ...............  97       77       57       39       22       100       100       100      100      100
   Jun-2001 ...............  96       65       38       15        0       100       100       100      100      84
   Jun-2002 ...............  94       54       22        0        0       100       100       100      88        4
   Jun-2003 ...............  93       44        9        0        0       100       100       100      27        0
   Jun-2004 ...............  91       35        0        0        0       100       100       91        0        0
   Jun-2005 ...............  89       27        0        0        0       100       100       53        0        0
   Jun-2006 ...............  87       20        0        0        0       100       100       22        0        0
   Jun-2007 ...............  84       13        0        0        0       100       100        0        0        0
   Jun-2008 ...............  82        8        0        0        0       100       100        0        0        0
   Jun-2009 ...............  79        2        0        0        0       100       100        0        0        0
   Jun-2010 ...............  76        0        0        0        0       100        88        0        0        0
   Jun-2011 ...............  73        0        0        0        0       100        68        0        0        0
   Jun-2012 ...............  69        0        0        0        0       100        49        0        0        0
   Jun-2013 ...............  57        0        0        0        0       100        21        0        0        0
   Jun-2014 ...............  53        0        0        0        0       100         6        0        0        0
   Jun-2015 ...............  49        0        0        0        0       100         0        0        0        0
   Jun-2016 ...............  44        0        0        0        0       100         0        0        0        0
   Jun-2017 ...............  39        0        0        0        0       100         0        0        0        0
   Jun-2018 ...............  34        0        0        0        0       100         0        0        0        0
   Jun-2019 ...............  29        0        0        0        0       100         0        0        0        0
   Jun-2020 ...............  23        0        0        0        0       100         0        0        0        0
   Jun-2021 ...............  16        0        0        0        0       100         0        0        0        0
   Jun-2022 ...............   9        0        0        0        0       100         0        0        0        0
   Jun-2023 ...............   1        0        0        0        0       100         0        0        0        0
   Jun-2024 ...............   0        0        0        0        0        67         0        0        0        0
   Jun-2025 ...............   0        0        0        0        0        25         0        0        0        0
   Jun-2026 ...............   0        0        0        0        0         0         0        0        0        0
   Jun-2027 ...............   0        0        0        0        0         0         0        0        0        0
   Jun-2028 ...............   0        0        0        0        0         0         0        0        0        0
   Weighted Average Life
   (in years)** ........... 16.2      4.9      2.6      1.8      1.4      26.4      13.9      7.2      4.7      3.4



                                       CLASS 4-A-3 CERTIFICATES
                            -----------------------------------------------
                                      % OF PREPAYMENT ASSUMPTION
                            -----------------------------------------------
DISTRIBUTION DATE               0%       50%       100%     150%     200%
--------------------------- --------- --------- --------- -------- --------
   INITIAL PERCENTAGE ..... 100       100       100       100      100
   Jun-1999 ............... 100       100       100       100      100
   Jun-2000 ............... 100       100       100       100      100
   Jun-2001 ............... 100       100       100       100      100
   Jun-2002 ............... 100       100       100       100      100
   Jun-2003 ............... 100       100       100       100      54
   Jun-2004 ............... 100       100       100       86       26
   Jun-2005 ............... 100       100       100       58       10
   Jun-2006 ............... 100       100       100       40        2
   Jun-2007 ............... 100       100        99       29        *
   Jun-2008 ............... 100       100        81       21        *
   Jun-2009 ............... 100       100        67       16        *
   Jun-2010 ............... 100       100        55       12        *
   Jun-2011 ............... 100       100        45        9        *
   Jun-2012 ............... 100       100        36        6        *
   Jun-2013 ............... 100       100        27        4        *
   Jun-2014 ............... 100       100        22        3        *
   Jun-2015 ............... 100        93        18        2        *
   Jun-2016 ............... 100        82        14        2        *
   Jun-2017 ............... 100        71        11        1        *
   Jun-2018 ............... 100        61         9        1        *
   Jun-2019 ............... 100        53         7        1        *
   Jun-2020 ............... 100        44         5        *        *
   Jun-2021 ............... 100        37         4        *        *
   Jun-2022 ............... 100        30         3        *        *
   Jun-2023 ............... 100        24         2        *        *
   Jun-2024 ............... 100        18         1        *        *
   Jun-2025 ............... 100        12         1        *        *
   Jun-2026 ...............  82         8         1        *        *
   Jun-2027 ...............  36         3         *        *        *
   Jun-2028 ...............   0         0         0        0        0
   Weighted Average Life
   (in years)** ........... 28.7      21.9      13.6      8.5      5.4

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

                      SAMI 1998-08, GROUP 4 CERTIFICATES



                                                                                 CLASS 4-B-1, CLASS 4-B-2 & CLASS 4-B-3
                                          CLASS 4-X CERTIFICATES                                CERTIFICATES
                               ---------------------------------------------   -----------------------------------------------
                                        % OF PREPAYMENT ASSUMPTION                     % OF PREPAYMENT ASSUMPTION
                               --------------------------------------------- -----------------------------------------------
DISTRIBUTION DATE                  0%       50%     100%     150%     200%         0%       50%       100%     150%     200%
------------------------------ --------- -------- -------- -------- --------   --------- --------- --------- -------- --------
  INITIAL PERCENTAGE ......... 100       100      100      100      100        100       100       100       100      100
  Jun-1999 ...................  99       93       87       81       75          99        99        99       99       99
  Jun-2000 ...................  98       85       73       61       51          98        98        98       98       98
  Jun-2001 ...................  97       77       60       46       34          97        97        97       97       97
  Jun-2002 ...................  96       70       50       35       23          96        96        96       96       96
  Jun-2003 ...................  95       64       42       26       15          95        95        95       95       95
  Jun-2004 ...................  94       58       34       19       10          94        91        89       86       84
  Jun-2005 ...................  92       53       29       15        7          92        87        82       76       71
  Jun-2006 ...................  91       48       24       11        5          91        82        72       64       55
  Jun-2007 ...................  89       43       19        8        3          89        75        62       50       40
  Jun-2008 ...................  87       39       16        6        2          87        68        51       37       27
  Jun-2009 ...................  86       35       13        5        1          86        61        42       28       18
  Jun-2010 ...................  84       31       11        3        1          84        55        34       21       12
  Jun-2011 ...................  81       28        9        2        1          81        49        28       15        8
  Jun-2012 ...................  79       25        7        2        *          79        44        23       11        5
  Jun-2013 ...................  70       21        5        1        *          70        36        17        8        3
  Jun-2014 ...................  68       18        4        1        *          68        32        14        6        2
  Jun-2015 ...................  65       16        3        1        *          65        28        11        4        1
  Jun-2016 ...................  62       14        3        *        *          62        24         9        3        1
  Jun-2017 ...................  58       12        2        *        *          58        21         7        2        1
  Jun-2018 ...................  55       11        2        *        *          55        18         6        2        *
  Jun-2019 ...................  51        9        1        *        *          51        16         4        1        *
  Jun-2020 ...................  47        8        1        *        *          47        13         3        1        *
  Jun-2021 ...................  42        6        1        *        *          42        11         3        1        *
  Jun-2022 ...................  37        5        1        *        *          37         9         2        *        *
  Jun-2023 ...................  32        4        *        *        *          32         7         1        *        *
  Jun-2024 ...................  26        3        *        *        *          26         5         1        *        *
  Jun-2025 ...................  20        2        *        *        *          20         4         1        *        *
  Jun-2026 ...................  13        1        *        *        *          13         2         *        *        *
  Jun-2027 ...................   6        1        *        *        *           6         1         *        *        *
  Jun-2028 ...................   0        0        0        0        0           0         0         0        0        0
  Weighted Average Life
  (in years)** ............... 19.7      9.3      5.5      3.8      2.8        19.7      13.8      11.0      9.5      8.6

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

             SAMI 1998-08, PRINCIPAL ONLY & RESIDUAL CERTIFICATES



                                                                                      CLASS R-1, CLASS R-2, CLASS R-3,
                                                                                   CLASS R-4, CLASS R-5 AND CLASS R-6
                                           CLASS PO CERTIFICATES                              CERTIFICATES
                               ---------------------------------------------- --------------------------------------------
                                                  % OF SPA                                      % OF SPA
                               ---------------------------------------------- --------------------------------------------
DISTRIBUTION DATE                  0%       100%     250%     400%     500%        0%      100%     250%     300%     500%
------------------------------ --------- --------- -------- -------- --------   -------- -------- -------- -------- --------
  INITIAL PERCENTAGE ......... 100       100       100      100      100        100      100      100      100      100
  Jun-1999 ...................  98        97       94       92       90          0        0        0        0        0
  Jun-2000 ...................  97        91       83       75       70          0        0        0        0        0
  Jun-2001 ...................  95        84       70       57       49          0        0        0        0        0
  Jun-2002 ...................  93        78       58       42       33          0        0        0        0        0
  Jun-2003 ...................  91        71       48       31       23          0        0        0        0        0
  Jun-2004 ...................  89        65       40       23       16          0        0        0        0        0
  Jun-2005 ...................  87        60       33       17       11          0        0        0        0        0
  Jun-2006 ...................  84        55       27       13        7          0        0        0        0        0
  Jun-2007 ...................  81        50       22        9        5          0        0        0        0        0
  Jun-2008 ...................  79        45       18        7        3          0        0        0        0        0
  Jun-2009 ...................  75        41       15        5        2          0        0        0        0        0
  Jun-2010 ...................  72        37       12        4        1          0        0        0        0        0
  Jun-2011 ...................  69        33       10        3        1          0        0        0        0        0
  Jun-2012 ...................  65        29        8        2        1          0        0        0        0        0
  Jun-2013 ...................  61        26        6        1        *          0        0        0        0        0
  Jun-2014 ...................  59        23        5        1        *          0        0        0        0        0
  Jun-2015 ...................  56        21        4        1        *          0        0        0        0        0
  Jun-2016 ...................  53        19        3        1        *          0        0        0        0        0
  Jun-2017 ...................  50        17        3        *        *          0        0        0        0        0
  Jun-2018 ...................  47        15        2        *        *          0        0        0        0        0
  Jun-2019 ...................  44        13        2        *        *          0        0        0        0        0
  Jun-2020 ...................  40        11        1        *        *          0        0        0        0        0
  Jun-2021 ...................  36         9        1        *        *          0        0        0        0        0
  Jun-2022 ...................  32         8        1        *        *          0        0        0        0        0
  Jun-2023 ...................  27         6        1        *        *          0        0        0        0        0
  Jun-2024 ...................  22         5        *        *        *          0        0        0        0        0
  Jun-2025 ...................  17         3        *        *        *          0        0        0        0        0
  Jun-2026 ...................  11         2        *        *        *          0        0        0        0        0
  Jun-2027 ...................   5         1        *        *        *          0        0        0        0        0
  Jun-2028 ...................   0         0        0        0        0          0        0        0        0        0
  Weighted Average Life
  (in years)** ............... 17.9      10.7      6.2      4.4      3.7        0.1      0.1      0.1      0.1      0.1

-------
* Less than 0.50% and greater than $0.01.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

YIELD ON CLASS PO CERTIFICATES

         The Class PO Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below a low rate of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class PO Certificates.

         The significance of the effects of prepayments on the Class PO Certificates is illustrated in the following table entitled "Sensitivity of the Class PO Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class PO Certificates is approximately 68.5% for 100% of such Class of Certificates, and such Certificates are purchased on June 30, 1998.

         It is not likely that the Discount Mortgage Loans in each Mortgage Loan Group will prepay at a constant rate until maturity or that all such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans in any Mortgage Loan Group will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class PO Certificate and there can be no assurance that the pre-tax yield to an investor in the Class PO Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class PO Certificate.

             SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                % of SPA
                                            --------------------------------------------------
                                               0%       100%     250%      400%       500%
                                               --       ----     ----      ----       ----
Pre-Tax Yields to Maturity................    2.2%      4.0%     7.0%      9.9%       11.8%

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class PO Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class PO Certificates and consequently does not purport to reflect the return on any investment in the Class PO Certificates when such reinvestment rates are considered.

YIELD ON INTEREST ONLY CERTIFICATES

         The significance of the effects of prepayments on the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates is illustrated in the following tables entitled "Sensitivity of the Class 1-A-7, Class 1-X, Class 2-A-4, Class 2-X and Class 3-X Certificates to Prepayments" and "Sensitivity of the Class 4-X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of SPA and the Prepayment Assumption, respectively. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates is approximately 1.9375%, 0.875%, 20.00%, 1.50%, 1.09375% and 2.50%, respectively
(plus accrued interest), for 100% of each such Class of Certificates, and such Certificates are purchased on June 30, 1998.

         As indicated in the following tables, the yield to investors in the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the related Group or Groups of Mortgage Loans (especially those with high Net Rates), which generally can be prepaid at any time generally without penalty. On the basis of the assumptions described above, the yield to maturity on the Class 1-A-7, Class 1-X, Class 2-A-4, Class 2-X and Class 3-X Certificates would be 0% if prepayments were to occur at a constant rate of approximately 450%, 814%, 620%, 823% and 822% SPA, respectively, and the yield to maturity on the Class 4-X Certificates would be 0% if prepayments were to occur at a constant rate of approximately 217% of the Prepayment Assumption.

         It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of any Class of Interest Only Certificates and there can be no assurance that the pre-tax yield to an investor in any Class of Interest Only Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X or Class 4-X Certificate.

             SENSITIVITY OF THE CLASS 1-A-7, CLASS 1-X, CLASS 2-A-4
                    AND CLASS 2-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                               % of SPA
                                             -----------------------------------------------------------------------------
                                                0%        125%       175%       250%       275%       400%        500%
                                                --        ----       ----       ----       ----       ----        ----
        Class 1-A-7 Certificates......          12.8%      12.6%       12.4%      11.5%   11.0%       5.6%       (5.6)%
        Class 1-X Certificates........          40.6%      34.6%       32.2%      28.6%   27.4%      21.2%       16.2%
        Class 2-A-4 Certificates......          33.3%      20.8%       15.8%      15.8%   15.8%       9.5%       7.0%
        Class 2-X Certificates........          41.0%      35.0%       32.6%      29.0%   27.8%      21.6%       16.6%

            SENSITIVITY OF THE CLASS 3-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                      % of SPA
                                             ------------------------------------------------------------
                                                 0%        100%         250%        300%       500%
                                                 --        ----         ----        ----       ----
        Class 3-X Certificates........          40.2%       35.6%       28.5%      26.1%      16.3%

            SENSITIVITY OF THE CLASS 4-X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                  % of Prepayment Assumption
                                             -----------------------------------------------------------------------
                                                 0%            50%           100%          150%           200%
                                                 --            ---           ----          ----           ----
        Class 4-X Certificates........          40.7%         32.0%         23.0%         13.5%            3.5%

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates, respectively would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-7, Class 1-X Class 2-A-4, Class 2-X, Class 3-X and Class 4-X Certificates when such reinvestment rates are considered.

YIELD ON CLASS 1-A-6 AND CLASS 2-A-10 CERTIFICATES

         The significance of the effects of prepayments and changes in LIBOR on the Class 1-A-6 and Class 2-A-10 Certificates is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA and constant levels of LIBOR. The yields of such Certificates set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that (i) on each LIBOR Determination Date, LIBOR will be at the level shown, (ii) the purchase price of the Class 1-A-6 and Class 2-A-10 Certificates is approximately 97% and 93%, respectively (plus accrued interest), for 100% of each such Class of Certificates, and (iii) such Certificates are purchased on June 30, 1998.

         THE YIELD TO INVESTORS IN THE CLASS 1-A-6 AND CLASS 2-A-10 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE GROUP 1 AND GROUP 2 MORTGAGE LOANS, RESPECTIVELY, WHICH GENERALLY CAN BE PREPAID AT ANY TIME WITHOUT PENALTY.

         Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                  SENSITIVITY OF THE CLASS 1-A-6 CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    % OF SPA
                               ------------------------------------------------------------------------------------
            LIBOR                  0%        125%      175%        250%         275%       400%          500%
           -------                 --        ----      ----        ----         ----       ----          ----
           3.500%                14.9%      14.9%      14.9%       14.9%        15.0%      15.0%        15.2%
           4.500%                11.7%      11.7%      11.7%       11.7%        11.7%      11.8%        12.0%
           5.500%                 8.5%       8.5%       8.5%        8.6%        8.6%       8.7%          8.9%
           6.500%                 5.4%       5.4%       5.4%        5.4%        5.4%       5.6%          5.8%
           7.500%                 2.3%       2.3%       2.3%        2.3%        2.3%       2.5%          2.7%

                  SENSITIVITY OF THE CLASS 2-A-10 CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    % OF SPA
                               ------------------------------------------------------------------------------------
            LIBOR                  0%        125%      175%        250%         275%       400%          500%
           -------                 --        ----      ----        ----         ----       ----          ----
           3.500%                17.6%      17.7%      17.7%       18.9%        19.7%      21.5%        22.5%
           4.500%                13.3%      13.4%      13.5%       14.6%        15.5%      17.4%        18.5%
           5.500%                 9.1%       9.2%       9.3%       10.4%        11.4%      13.3%        14.4%
           6.500%                 4.9%       5.0%       5.1%        6.2%        7.3%       9.3%         10.5%
           7.500%                 0.9%       0.9%       1.1%        2.0%        3.3%       5.4%          6.5%

         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 1-A-6 and Class 2-A-10 Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 1-A-6 and Class 2-A-10 Certificates, respectively, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class 1-A-6 and Class 2-A-10 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-6 and Class 2-A-10 Certificates when such reinvestment rates are considered.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. SAMI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.

SERVICING

         The Mortgage Loans will be serviced by the Sub-Servicers under the supervision of the Master Servicer in accordance with the provisions of applicable sub-servicing agreements (each, a "Sub-Servicing Agreement").

         Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Sub-Servicers, except as described under "--Servicing Compensation and Payment of Expenses" and "--Monthly Advances" below. If a Sub-Servicer fails to fulfill its obligations under the applicable Sub-Servicing Agreement and such failure results in a material breach, the Master Servicer is obligated to terminate such Sub-Servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the Sub-Servicing Agreement.

VOTING RIGHTS

         Voting rights of the Trust in general will be allocated among the Classes of Certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1% will be allocated to each of the Interest Only Classes and each Class of Residual Certificates.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trust. The Mortgage Loans in each of the Mortgage Loan Groups will be identified in a separate schedule appearing as an exhibit to the Agreement with each Mortgage Loan Group separately identified. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note, the Sub-Servicing Fee and the Loan-to-Value Ratio.

         In addition, SAMI will deposit with the Master Servicer, as the custodian for the Trustee (the "Custodian"), with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage; all intervening assignments of the Mortgage available to SAMI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; originals of all available assumption and modification agreements; provided, however, that in lieu of the foregoing, SAMI may deliver certain other documents, under the circumstances set forth in the Agreement. In particular, with respect to approximately three Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $501,156 as of the Cut-off Date, SAMI will not provide original Mortgage Notes. In lieu thereof SAMI will provide lost note affidavits. The documents delivered to the Custodian with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." SAMI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

         The Custodian will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Custodian after the Closing Date, if received by the Custodian after the initial 45-day period, promptly after its delivery to the Custodian). If, as a result of its review, the Custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the Custodian shall notify BSMCC and the Trustee of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 120 days of the date of notice, provide the Custodian with a substitute Mortgage Loan (if within two years of the Closing
Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The Custodian also will review the Mortgage Files within 180 days of the Closing Date. If the Custodian discovers a Material Defect, the Custodian shall notify BSMCC, the Master Servicer and the Trustee of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 120 days of the date of notice, provide the Custodian with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by (ii) any portion of the Sub-Servicing Fee (as defined under "--Servicing Compensation and Payment of Expenses" herein) or advances payable to the purchaser of the Mortgage Loan.

         As of any time of determination the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

REPRESENTATIONS AND WARRANTIES

         In the purchase agreement pursuant to which SAMI purchased the Mortgage Loans from BSMCC, BSMCC made certain representations and warranties to SAMI concerning the Mortgage Loans. SAMI will assign to the Trustee all of its right, title and interest in such purchase agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties. The representations and warranties of BSMCC include, among other things, that as of the Closing Date or such other date as may be specified below:

         (a) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-Off Date;

         (b) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to certain permitted exceptions;

         (c) The Mortgage Loan has not been delinquent thirty (30) days or more on more than one occasion during the 12 months preceding the Cut-Off Date. As of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no defaults under the terms of the Mortgage Loan; and BSMCC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

         (d) There are no delinquent taxes, ground rents, assessments or other outstanding charges and with respect to Cooperative Loans, no delinquent maintenance charges, affecting the related Mortgaged Property;

         (e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

         (g) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and BSMCC had good and marketable title to and was the sole owner of, and had full right to transfer and sell, the Mortgage Loan to SAMI free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (h) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither BSMCC nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (i) There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (j) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimus encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and which has been noted on the appraisal, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (k) The Mortgaged Property (and in the case of a Cooperative Loan, the cooperative unit related thereto) at origination of the Mortgage Loan was and currently is free of damage and waste or any such damage and waste is adequately covered by an insurance policy, and at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation thereof; and

         (l) No Mortgage Loan has a Loan-to-Value Ratio in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payments defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80.00%.

         Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

         Upon discovery or receipt of notice by BSMCC, SAMI, the Master Servicer or the Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by BSMCC, or the date BSMCC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), BSMCC will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price (or, if such Mortgage Loan or the related Mortgaged Property acquired in respect thereof has been sold, pay the excess of the Repurchase Price over the Net Liquidation Proceeds (as defined herein)) to the Trust or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of BSMCC to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Sub-Servicer will ensure that all payments required under the terms and provisions of the applicable Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement. Consistent with the foregoing, a Sub-Servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event a Sub-Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, such Sub-Servicer shall nonetheless continue to make advances through liquidation of the Mortgaged Property as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of a Sub-Servicer to advance shall apply only to the extent that such Sub-Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and a Sub-Servicer or its designee has knowledge thereof, such Sub-Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Sub-Servicer may enter into, or cause to be entered into, an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The applicable Sub-Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which a Sub-Servicer may be unable to enforce, or cause to be enforced, due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

         Each Sub-Servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law. Each Sub-Servicer will deposit and retain therein all collections from the applicable Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors as provided in the applicable Sub-Servicing Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the applicable Sub-Servicing Agreement ("Permitted Investments"). Such Permitted Investments must be held in trust as described above. In addition, the Master Servicer may permit a Sub-Servicer to establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates. Withdrawals of amounts from the Servicing Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the applicable Sub-Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

         For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Mortgage Insurance Policy, the applicable Sub-Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the Agreement, at least until such excess has been eliminated. Pursuant to applicable state law, a Sub-Servicer may permit the Primary Mortgage Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

         The Master Servicer and each Sub-Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         Each Sub-Servicer will maintain and keep with respect to each Mortgage Loan for which it is acting as Sub-Servicer, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiple policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of a Sub-Servicer to reimbursement for such costs incurred will be prior to the right of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to

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90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the applicable Sub-Servicer will cause flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         Each Sub-Servicer, on behalf of the Trustee and Certificateholders, will present, or cause to be presented, claims to the insurer under any applicable Primary Mortgage Insurance Policy or hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Each Sub-Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing such Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. A Sub-Servicer will service, or cause to be serviced, the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; provided, however, that a Sub-Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by or on behalf of a Sub-Servicer, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The applicable Sub-Servicer will be entitled to a fee (the "Sub-Servicing Fee") equal to 0.25%, 0.25%, 0.20%, and between 0.25% and 1.25% per annum of the Outstanding Principal Balance of each NAMC Mortgage Loan, WMBFA Mortgage Loan, CMC Mortgage Loan, and HMC Mortgage Loan, respectively, in each case payable from full payments of accrued interest on each such Mortgage Loan, as compensation for its activities under the Agreement. Any HMC Sub-Servicing Fee in excess of 0.25% per annum will be set aside to pay for lender funded mortgage insurance and will not be treated as servicing compensation to HMC or EMC and will not be

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available to make Compensating Interest Payments. However, Interest Shortfalls
on Mortgage Loans serviced by a Sub-Servicer resulting from prepayments in full or in part in any calendar month will be offset by the applicable Sub-Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the related Sub-Servicing Fees in connection with such Distribution Date (the amount of a Sub-Servicing Fee used to offset Interest Shortfalls is referred to herein as "Compensating Interest Payments"). No Sub-Servicer will be required to make Compensating Interest Payments with respect to Interest Shortfalls relating to Mortgage Loans of the other Sub-Servicers. Any Compensating Interest Payments required to be made by a Sub-Servicer and not made by such Sub-Servicer will be paid by the Master Servicer, to the extent that such amount does not exceed the compensation payable to the Master Servicer for the applicable Distribution Date, through a reduction in the amount of such compensation. The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Interest Shortfalls."

         In addition to the primary compensation described above, each Sub-Servicer will retain, with respect to each Mortgage Loan for which it acts as Sub-Servicer, all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. Each Sub-Servicer will also be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan it services, any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Agreement.

         Each Sub-Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). The Master Servicer will pay the Trustee the fees to which it is entitled.

         In the event a successor Trustee is appointed by the Certificateholders pursuant to the Agreement, that portion, if any, of the successor Trustee's fees which exceeds the Trustee's fees established at the time of issuance of the Certificates will be borne by the Certificateholders.

PROTECTED ACCOUNT

         Each Sub-Servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit, or cause to be deposited, within two business days all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any such Mortgage Loans repurchased, and advances made from such Sub-Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or transferred to the Master Servicer Collection Account. In addition, the Master Servicer may permit a Sub-Servicer to establish Protected Accounts not conforming to the foregoing requirements to the extent that such Protected Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates.

         On the 18th day of each month (or the 24th day of each month in the case of EMC), or if such day is not a Business Day, the preceding Business Day (each a "Sub-Servicer Remittance Date"), each Sub-Servicer, shall withdraw from the Protected Accounts and any other permitted accounts and shall remit to the Master Servicer for deposit into an account (the "Master Servicer Collection Account") amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

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                  (i) Scheduled payments on the related Mortgage Loans received or advanced by the related Sub-Servicer which were due on the related Due Date, net of the portions of the servicing fees due the related Sub-Servicer that exceeds the related Compensating Interest Payments;

                  (ii) Full principal prepayments and any Liquidation Proceeds received by or on behalf of the Sub-Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the servicing fees due the related Sub-Servicer that exceeds the related Compensating Interest Payments; and

                  (iii) Partial prepayments of principal received by or on behalf of the Sub-Servicer for such Mortgage Loans in the related Prepayment Period.

         The Master Servicer Collection Account shall be established and maintained in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to the Master Servicer Collection Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted instruments meeting the requirements of the Rating Agencies.

         As its compensation (the "Master Servicer Compensation"), the Master Servicer shall be entitled to receive all investment earnings on amounts in the Master Servicer Collection Account and the Certificate Account. On or before each Distribution Date, the Master Servicer shall withdraw from the Master Servicer Collection Account and remit to the Trustee all amounts in the Master Servicer Collection Account net of the Master Servicer Compensation.

CERTIFICATE ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Certificate Account shall have four separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account, the Master Servicer Collection Account or other permitted account;

                  (ii) Any Monthly Advance and Compensating Interest Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans or REO Property repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer, a Sub-Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Agreement.

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         All amounts deposited to the Certificate Account shall be held by the
Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested, in the name of the Trustee, in such Permitted Investments as the Trustee is directed in writing by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Trustee, provided that time deposits of such depository institutions would be a Permitted Investment.

         The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes:

                  (i) to reimburse the Master Servicer or related Sub-Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or related Sub-Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer or related Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by such Master Servicer or related Sub-Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer or related Sub-Servicer to the extent permitted by the Agreement or the Sub-Servicing Agreements from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse such Master Servicer or related Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

                  (iv) to pay the related Sub-Servicer to the extent permitted by the Agreement or the related Sub-Servicing Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which such Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the related Sub-Servicer to the extent permitted by the Agreement or the related Sub-Servicing Agreement from the Repurchase Price for any Mortgage Loan, amount which such Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

                  (vi) to reimburse the Master Servicer or related Sub-Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to pay the Master Servicer or related Sub-Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

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                  (viii) to reimburse the Master Servicer or related
         Sub-Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Distribution Date, if the advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (ix) to pay the related Sub-Servicer servicing compensation and the Master Servicer Compensation, each as set forth above;

                  (x) to reimburse the Master Servicer, a Sub-Servicer or the Trustee for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Agreement, which, if not specifically allocable to a particular Mortgage Loan Group, shall be allocated to each subaccount, pro rata, based on the Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups;

                  (xi) to pay to the related Sub-Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xii) to reimburse a Sub-Servicer for any amounts to which it is entitled to reimbursement under the terms of its Sub-Servicing Agreement;

                  (xiii) to clear and terminate the Certificate Account; and

                  (xiv)    to remove amounts deposited in error.

         On each Distribution Date, from the funds in the Certificate Account the amount distributable to the Certificateholders shall be paid by the Trustee in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) is reasonably satisfactory to the Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the applicable Master Servicer under the Agreement from and after the date of such agreement.

         The Agreement will further provide that neither the Master Servicer, any Sub-Servicer nor any of their directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any Sub-Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and each Sub-Servicer and its directors, officers, employees and agents are entitled to indemnification from the Trust and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Agreement or the Certificates, other than any loss, liability or expense related to its failure to perform its duties in strict compliance with the Agreement (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that neither the Master Servicer nor any Sub-Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer and the Sub-Servicers may, however, in their discretion, with the consent of the Trustee, undertake any such action which they may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer and the Sub-Servicers will be entitled to be reimbursed therefor from the related Protected Account or the Certificate Account. Any such indemnification or reimbursement to the Master Servicer and the Sub-Servicers which is not specifically related to a Mortgage Loan Group shall be charged against the subaccounts of the Certificate Account pro rata based upon the respective outstanding principal amounts of the Mortgage Loans in each of the Mortgage Loan Groups.

         Any corporation into which a Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Master Servicer is a party, or any corporation succeeding to the business of such Master Servicer will be the successor of such Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate shall be qualified to service Mortgage Loans on behalf of Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by such Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement, automatically and without further action pass to and be vested in the Trustee.

         Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement.

MONTHLY ADVANCES

         If the scheduled payment on an a Mortgage Loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Sub-Servicer will deposit in the Master Servicer Collection Account on the applicable Sub-Servicer Remittance Date an amount equal to such deficiency, net of the related Sub-Servicing Fee, except to the extent the applicable Sub-Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. On each Distribution Date, the Master Servicer will be obligated to make any unpaid Monthly Advance, or a corresponding Certificate Account Advance (as defined below), required to be made by a Sub-Servicer, except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which the advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Sub-Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. The Master Servicer will be obligated to make any such Monthly Advances if the applicable Sub-Servicer fails to do so. If applicable, on the Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Failure by the Master Servicer to deposit in the Certificate Account any advance required to be deposited by the Master Servicer under the Agreement, which failure goes unremedied for two business days, would constitute an Event of Default with respect to the Master Servicer as discussed under "--Events of Default" above.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage

Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

TERMINATION

         The obligations of the Master Servicer and the Trustee created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

         On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans in any Mortgage Loan Group is less than 10% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans in such Mortgage Loan Group, SAMI, or its designee may repurchase from the Trust all Mortgage Loans in such Mortgage Loan Group remaining outstanding and any REO Property remaining in the Trust relating to such Mortgage Loan Group at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of SAMI or the Master Servicer, as applicable, of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due
Date). If SAMI or its designee has not exercised such option and the aggregate unpaid principal balance of the Mortgage Loans in any Mortgage Loan Group is less than 2.5% of the aggregate Cut-off Date Scheduled Principal Balance, the Master Servicer shall also have such option. Any such repurchase will result in the retirement of the related Group of Certificates. The Trust may also be terminated and the Certificates retired on any Distribution Date upon SAMI's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of any of the REMICs has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

THE TRUSTEE

         The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        FEDERAL INCOME TAX CONSIDERATIONS

         Separate elections will be made to treat the Mortgage Loans, the Certificate Account and certain other assets owned by the Trust and relating to a Mortgage Loan Group as real estate mortgage investment conduits for federal income tax purposes, creating a tiered-REMIC structure. The Certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." The Class R-1, Class R-2, Class R-3, Class R-4, Class R-5 and Class R-6 Certificates will each be designated as the residual interest in a REMIC (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. The Class 1-A-7. Class 1-X, Class 2-A-4, Class 2-X, Class 3-X, Class 4-X and Class PO Certificates will be issued with original issue discount. Some or all of the other Classes of Regular Certificates may also be subject to the original issue discount provisions. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the (i) Group 1 Certificates is 275% SPA, (ii) Group 2 Certificates is 250% SPA, (iii) Group 3 Certificates is 250% SPA, and Group 4 Certificates is 100% Prepayment Assumption. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Models" for a description of the prepayment assumption models used herein. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other Classes of Regular Certificates may be treated as having been issued at a premium. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Premium" in the Prospectus.

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in a REMIC, representing rights to the taxable income or net loss of the applicable REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances.

         The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517
(1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or recent federal legislation enacted affecting insurance company general accounts (see
Section 1460 of the Small Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

         Prohibited Transaction Exemption 90-30 (the "Exemption") will generally be met with respect to the Senior Certificates, except for those conditions which are dependent on facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Senior Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Senior Certificates. See "ERISA Considerations" in the Prospectus.

         The Exemption does not apply to the Subordinate Certificates because the rights and interests evidenced by such Certificates are subordinated to the rights and interests evidenced by other Classes of Certificates issued by the Trust.

         The Subordinate Certificates may be acquired for or on behalf of a purchaser which is acquiring such Certificates directly or indirectly for or on behalf of a Plan, provided that neither the proposed transfer and/or holding of a Certificate nor the servicing, management and operation of the Trust (i) will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which will not be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) or (ii) will give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate and will be evidenced by a representation to such effect by or on behalf of a holder of a Physical Certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Senior Certificates. Assets of a Plan should not be invested in the Senior Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

         The Senior Certificates and the Class B-1, Class 3-B-1 and Class 4-B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining Classes of Certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" In the Prospectus.

                      RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

         The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Residual Certificate as "Tax Matters Person" as defined in the Code and by the Depositor. The Tax Matters Person and the Depositor will not give their consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee and the Depositor with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or the Depositor may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and the Depositor may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the

REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and the Depositor consent in writing (which consent may be withheld in the Tax Matters Person's or the Depositor's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates, are being purchased from SAMI by the Underwriters upon issuance. The Underwriter is an affiliate of SAMI and BSMCC. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to SAMI are expected to be approximately 100.7% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of an underwriting discount.

         SAMI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for SAMI and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.


                                     RATING

         It is a condition to the issuance of each Class of Offered Certificates that it receives the ratings set forth below from S&P and Fitch.

                                        Rating
                           --------------------------------
Class                      S&P                        Fitch
-----                      ---                        -----
Class 1-A-1                AAA                         AAA
Class 1-A-2                AAA                         AAA
Class 1-A-3                AAA                         AAA
Class 1-A-4                AAA                         AAA
Class 1-A-5                AAA                         AAA
Class 1-A-6                AAA                         AAA
Class 1-A-7                AAAr                        AAA
Class 1-A-8                AAA                         AAA
Class 1-X                  AAAr                        AAA
Class 2-A-1                AAA                         AAA
Class 2-A-2                AAA                         AAA
Class 2-A-3                AAA                         AAA
Class 2-A-4                AAAr                        AAA

                                        Rating
                           --------------------------------
Class                      S&P                        Fitch
-----                      ---                        -----
Class 2-A-5                AAA                         AAA
Class 2-A-6                AAA                         AAA
Class 2-A-7                AAA                         AAA
Class 2-A-8                AAA                         AAA
Class 2-A-9                AAA                         AAA
Class 2-A-10               AAA                         AAA
Class 2-A-11               AAA                         AAA
Class 2-X                  AAAr                        AAA
Class B-1                  --                           AA
Class B-2                  --                           A
Class B-3                  --                          BBB
Class 3-A-1                AAA                         AAA
Class 3-A-2                AAA                         AAA
Class 3-A-3                AAA                         AAA
Class 3-A-4                AAA                         AAA
Class 3-A-5                AAA                         AAA
Class 3-X                  AAAr                        AAA
Class 3-B-1                --                           AA
Class 3-B-2                --                           A
Class 3-B-3                --                          BBB
Class 4-A-1                AAA                         AAA
Class 4-A-2                AAA                         AAA
Class 4-A-3                AAA                         AAA
Class 4-X                  AAAr                        AAA
Class 4-B-2                --                           A
Class 4-B-3                --                          BBB
Class PO                   AAAr                        AAA
Class R-1                  AAA                         AAA
Class R-2                  AAA                         AAA
Class R-3                  AAA                         AAA
Class R-4                  AAA                         AAA
Class R-5                  AAA                         AAA
Class R-6                  AAA                         AAA

         The ratings assigned by S&P and Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P's and Fitch's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P's and Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. The "r" symbol of the "AAAr" rating of certain Classes of the Certificates by S&P is attached to highlight certain obligations that S&P believes may experience volatility in expected returns due to non-credit risks, including interest only and principal only mortgage securities.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Mortgage Loans in any Mortgage Loan Group investors in the Interest Only Certificates relating to such Mortgage Loan Group could fail to fully recover their initial investment. The ratings on the Class PO Certificates only address the return of their principal balance. The ratings on the Residual Certificates address only the return of their principal balance and interest thereon at their respective Pass-Through Rates.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS

1933 Act.........................................................................................................ii
Accrued Certificate Interest...................................................................................S-11
Adjustment Amount..............................................................................................S-67
Aggregate Expense Rate..........................................................................................S-9
Agreement.......................................................................................................S-1
Allocable Share................................................................................................S-62
Assumed Final Distribution Dates...............................................................................S-69
Available Funds................................................................................................S-44
Bankruptcy Coverage Termination Date...........................................................................S-66
Bankruptcy Loss................................................................................................S-64
BSMCC............................................................................................................ii
Business Day...................................................................................................S-42
Cede...........................................................................................................S-41
Certificate Account............................................................................................S-96
Certificate Account Advance...................................................................................S-100
Certificate Owner..............................................................................................S-41
Certificate Register...........................................................................................S-43
Certificateholder..............................................................................................S-42
Certificates....................................................................................................S-3
Class............................................................................................................ii
Class 1-A-4 Incremental Interest Amount........................................................................S-55
Class 1-A-8 Optimal Principal Amount...........................................................................S-46
Class 1-A-8 Pro Rata Optimal Principal Amount..................................................................S-46
Class 2-A-11 Optimal Principal Amount..........................................................................S-48
Class 2-A-11 Pro Rata Optimal Principal Amount.................................................................S-48
Class 3-A-4 Optimal Principal Amount...........................................................................S-51
Class 3-A-4 Pro Rata Optimal Principal Amount..................................................................S-51
Class Prepayment Distribution Trigger..........................................................................S-62
Closing Date....................................................................................................S-4
CMC.............................................................................................................S-5
CMC Mortgage Loans..............................................................................................S-5
Code...........................................................................................................S-25
Compensating Interest Payment..................................................................................S-12
Component 1-PO Cash Shortfall..................................................................................S-46
Component 2-PO Cash Shortfall..................................................................................S-48
Component 3-PO Cash Shortfall..................................................................................S-51
Component 4-PO Cash Shortfall..................................................................................S-53
Component Certificates.........................................................................................S-15
Component PO Deferred Amount...................................................................................S-14
Component PO Principal Distribution Amount.....................................................................S-60
Components.....................................................................................................S-15
Cross-Over Date................................................................................................S-11
Current Principal Amount.......................................................................................S-12
Custodian......................................................................................................S-89
Cut-off Date....................................................................................................S-1
Debt Service Reduction.........................................................................................S-64
Deficient Valuation............................................................................................S-64
Definitive Certificates........................................................................................S-43
Depositor.......................................................................................................S-4

Determination Date.............................................................................................S-62
Discount Mortgage Loan.........................................................................................S-14
Distribution Date...............................................................................................S-9
DTC............................................................................................................S-41
Due Date........................................................................................................S-9
Due Period.....................................................................................................S-10
EMC.............................................................................................................S-6
ERISA..........................................................................................................S-25
Events of Default..............................................................................................S-99
Excess Bankruptcy Loss.........................................................................................S-18
Excess Fraud Loss..............................................................................................S-18
Excess Losses..................................................................................................S-18
Excess Special Hazard Loss.....................................................................................S-18
Exemption......................................................................................................S-25
Fannie Mae......................................................................................................S-5
FDIC...........................................................................................................S-92
Fitch..........................................................................................................S-26
Fraud Coverage Termination Date................................................................................S-66
Fraud Loss.....................................................................................................S-64
Fraud Loss Amount..............................................................................................S-66
Freddie Mac.....................................................................................................S-5
Group...........................................................................................................S-5
Group 1 Available Funds........................................................................................S-43
Group 1-2 Cross-Over Date......................................................................................S-11
Group 2 Available Funds........................................................................................S-43
Group 3 Available Funds........................................................................................S-43
Group 3 Cross-Over Date........................................................................................S-11
Group 4 Available Funds........................................................................................S-43
Group 4 Cross-Over Date........................................................................................S-11
Group Available Funds..........................................................................................S-43
HMC.............................................................................................................S-5
Indirect Participants..........................................................................................S-42
Insurance Proceeds.............................................................................................S-62
Interest Accrual Period........................................................................................S-11
Interest Reserve Fund..........................................................................................S-55
Interest Shortfall.............................................................................................S-54
Jumbo Loans.....................................................................................................S-5
LIBOR..........................................................................................................S-55
LIBOR Determination Date.......................................................................................S-55
Liquidated Mortgage Loan.......................................................................................S-64
Liquidation Proceeds...........................................................................................S-64
Master Servicer.................................................................................................S-4
Master Servicer Collection Account.............................................................................S-95
Master Servicer Compensation...................................................................................S-96
Material Defect................................................................................................S-90
Monthly Advance................................................................................................S-17
Monthly Payment................................................................................................S-63
Mortgage........................................................................................................S-5
Mortgage File..................................................................................................S-90
Mortgage Pool...................................................................................................S-5
Mortgage Rate...................................................................................................S-9
Mortgaged.......................................................................................................S-3
Mortgaged Property.............................................................................................S-92

Mortgagor......................................................................................................S-54
NAMC............................................................................................................S-5
NAMC Mortgage Loans.............................................................................................S-5
Net Interest Shortfalls........................................................................................S-54
Net Liquidation Proceeds.......................................................................................S-64
Net Rate........................................................................................................S-9
Non-Discount Mortgage Loan.....................................................................................S-56
Non-PO Percentage..............................................................................................S-56
Non-PO Realized Losses.........................................................................................S-65
Non-SMMEA Certificates.........................................................................................S-28
Norwest.........................................................................................................S-1
Notional Amount.................................................................................................S-4
Offered.........................................................................................................S-3
Offered Certificates............................................................................................S-1
Original Subordinate Principal Balance.........................................................................S-60
Other Certificates..............................................................................................S-1
Outstanding Principal Balance..................................................................................S-90
PAC Certificates...............................................................................................S-13
PAC I Certificates.............................................................................................S-13
PAC II Certificates............................................................................................S-13
Participants...................................................................................................S-42
Pass-Through Rate..............................................................................................S-11
Permitted Investments..........................................................................................S-92
Plan Asset Regulations........................................................................................S-103
Plan(s)........................................................................................................S-25
Planned Balance................................................................................................S-13
PO Percentage..................................................................................................S-56
Prepayment Period..............................................................................................S-10
Principal Prepayment...........................................................................................S-63
Protected Account..............................................................................................S-41
PTE...........................................................................................................S-103
Rating Agencies................................................................................................S-26
Realized Loss..................................................................................................S-64
Record Date....................................................................................................S-10
Reference Banks................................................................................................S-55
Regular Certificates...........................................................................................S-25
REITs.........................................................................................................S-102
Relief Act.....................................................................................................S-54
REMIC............................................................................................................ii
Remic Regular Certificates.....................................................................................S-25
REMIC Residual Certificates....................................................................................S-25
REO Property...................................................................................................S-63
Repurchase Price...............................................................................................S-90
Repurchase Proceeds............................................................................................S-63
Residual Certificates..........................................................................................S-25
Rules..........................................................................................................S-42
S&P............................................................................................................S-26
SAMI.............................................................................................................ii
Scheduled Principal Balance.....................................................................................S-9
Senior P&I Optimal Principal Amount............................................................................S-58
Senior Percentage..............................................................................................S-58
Senior Prepayment Percentage...................................................................................S-59
Senior Prepayment Percentage Stepdown Limitation...............................................................S-59

Servicing Account..............................................................................................S-92
Similar Law...................................................................................................S-104
SMMEA..........................................................................................................S-28
Special Hazard Loss............................................................................................S-64
Special Hazard Termination Date................................................................................S-67
Sub-Group 3A Available Funds...................................................................................S-49
Sub-Group 3A Percentage........................................................................................S-14
Sub-Group 3B Available Funds...................................................................................S-49
Sub-Group 3B Percentage........................................................................................S-49
Subordinate Certificate Writedown Amount.......................................................................S-54
Subordinate Optimal Principal Amount...........................................................................S-61
Subordinate Percentage.........................................................................................S-61
Subordinate Prepayment Percentage..............................................................................S-61
Sub-Servicer....................................................................................................S-6
Sub-Servicer Remittance Date...................................................................................S-95
Sub-Servicing Fee..............................................................................................S-94
Tax Matters Person.............................................................................................S-26
Trust...........................................................................................................S-3
Trust Assets...................................................................................................S-25
Trustee.........................................................................................................S-1
U.S. Person...................................................................................................S-105
Underwriter.....................................................................................................S-6
WMBFA...........................................................................................................S-5

                      (This Page Left Blank Intentionally)






                                                                        ANNEX A


                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


      The description herein of the Mortgage Loans is based upon estimates of the composition of the Mortgage Loans as of the Cut-off Date, as adjusted for all scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of
(i) Principal Prepayments thereof in full prior to the dates on which BSMCC acquired the Mortgage Loans, (ii) requirements of Standard and Poor's or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.


    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                               AVERAGE: $330,732



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE         LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999 ..........        60           $ 14,359,566           9.88%
$250,000--$299,999 ..........       149             40,553,832          27.90
$300,000--$349,999 ..........       103             33,235,925          22.87
$350,000--$399,999 ..........        58             21,653,373          14.90
$400,000--$449,999 ..........        23              9,770,864           6.72
$450,000--$499,999 ..........        22             10,358,167           7.13
$500,000--$599,999 ..........        15              7,971,822           5.49
$600,000--$699,999 ..........         4              2,495,292           1.72
$700,000 or greater .........         6              4,939,334           3.40
                                    ---           ------------         ------
   Total ....................       440           $145,338,174         100.00%
                                    ===           ============         ======

     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                               AVERAGE: $330,314



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999 ..........        67           $ 16,107,241          11.08%
$250,000--$299,999 ..........       154             42,401,622          29.17
$300,000--$349,999 ..........        98             32,088,235          22.08
$350,000--$399,999 ..........        54             20,404,419          14.04
$400,000--$449,999 ..........        22              9,471,390           6.52
$450,000--$499,999 ..........        22             10,457,309           7.20
$500,000--$599,999 ..........        14              7,572,852           5.21
$600,000--$699,999 ..........         3              1,895,771           1.30
$700,000 or greater .........         6              4,939,334           3.40
                                    ---           ------------         ------
   Total ....................       440           $145,338,174         100.00%
                                    ===           ============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 1
                           WEIGHTED AVERAGE: 7.541%



                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE          LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
6.501% -- 6.750% .........         6           $  1,811,415           1.25%
6.751% -- 7.000% .........        14              4,656,248           3.20
7.001% -- 7.250% .........        61             20,020,937          13.78
7.251% -- 7.500% .........       155             50,340,815          34.64
7.501% -- 7.750% .........       127             44,202,267          30.41
7.751% -- 8.000% .........        62             19,538,754          13.44
8.001% -- 8.250% .........        15              4,767,738           3.28
                                 ---           ------------         ------
   Total .................       440           $145,338,174         100.00%
                                 ===           ============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                           WEIGHTED AVERAGE: 74.25%



                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
ORIGINAL LOAN-TO-              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
VALUE RATIOS                    LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
50.00% or less ...........        20           $  7,370,745           5.07%
50.01% -- 55.00% .........         8              3,231,873           2.22
55.01% -- 60.00% .........        16              5,196,435           3.58
60.01% -- 65.00% .........        21              7,631,194           5.25
65.01% -- 70.00% .........        29             10,621,247           7.31
70.01% -- 75.00% .........        81             27,815,460          19.14
75.01% -- 80.00% .........       221             70,628,534          48.60
80.01% -- 85.00% .........         3                762,717           0.52
85.01% -- 90.00% .........        24              7,335,152           5.05
90.01% -- 95.00% .........        17              4,744,818           3.26
                                 ---           ------------         ------
   Total .................       440           $145,338,174         100.00%
                                 ===           ============         ======

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
Single Family .....................       323           $106,706,642          73.42%
Two-Family to Four-Family .........         3                988,514           0.68
Condo .............................        15              4,844,377           3.33
Cooperative .......................         2                530,616           0.37
Planned Unit Development ..........        97             32,268,025          22.20
                                          ---           ------------         ------
   Total ..........................       440           $145,338,174         100.00%
                                          ===           ============         ======

           LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE        % OF
                                      MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN PURPOSE                           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Purchase ........................       196           $ 63,789,359          43.89%
Rate and Term Refinance .........       163             54,234,537          37.32
Cash Out Refinance ..............        81             27,314,277          18.79
                                        ---           ------------         ------
   Total ........................       440           $145,338,174         100.00%
                                        ===           ============         ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS                    LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------
Primary Residence ............       431           $142,466,429          98.02%
Second/Vacation Home .........         4              1,466,754           1.01
Investor Property ............         5              1,404,991           0.97
                                     ---           ------------         ------
   Total .....................       440           $145,338,174         100.00%
                                     ===           ============         ======

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                         WEIGHTED AVERAGE: 355 MONTHS



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERMS                   LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
180 Months ................        13           $  3,924,828           2.70%
240 Months ................         1                325,003           0.22
241 -- 359 Months .........         2                750,478           0.52
360 Months ................       424            140,337,865          96.56
                                  ---           ------------         ------
   Total ..................       440           $145,338,174         100.00%
                                  ===           ============         ======

 STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                         WEIGHTED AVERAGE: 353 MONTHS*



                                                          AGGREGATE
                                        NUMBER OF     PRINCIPAL BALANCE        % OF
                                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATED REMAINING TERMS TO MATURITY        LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------   -----------   -------------------   -----------
180 Months or less .................        13           $  3,924,828           2.70%
181 -- 240 Months ..................         1                325,003           0.22
241 -- 300 Months ..................         2                750,478           0.52
301 -- 360 Months ..................       424            140,337,865          96.56
                                           ---           ------------         ------
   Total ...........................       440           $145,338,174         100.00%
                                           ===           ============         ======

----------
* Weighted Average Stated Remaining Term to Maturity takes into account an original term of 180 months for $3,924,828 Mortgage Loans having an amortization term of 360 months.

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1*



                                                                        AGGREGATE
                                                      NUMBER OF     PRINCIPAL BALANCE        % OF
                                                       MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                                                   LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------------   -----------   -------------------   -----------
California .......................................       269           $ 87,317,663          60.08%
Virginia .........................................        23              7,108,305           4.89
New York .........................................        15              6,195,345           4.26
Massachusetts ....................................        13              4,662,311           3.21
Texas ............................................        12              4,004,268           2.76
Florida ..........................................         9              3,134,903           2.16
Washington .......................................         9              3,051,822           2.10
Maryland .........................................         9              2,852,966           1.96
Colorado .........................................         9              2,764,273           1.90
Arizona ..........................................         7              2,694,099           1.85
Nevada ...........................................         7              2,430,209           1.67
Pennsylvania .....................................         8              2,388,640           1.64
New Jersey .......................................         7              2,253,195           1.55
Minnesota ........................................         6              1,855,733           1.28
Hawaii ...........................................         3              1,722,284           1.19
Connecticut ......................................         5              1,635,976           1.13
Rhode Island .....................................         3              1,512,203           1.04
Other (no more than 1% in any one of 13 states and
 District of Columbia) ...........................        26              7,753,978           5.34
                                                         ---           ------------         ------
   Total .........................................       440           $145,338,174         100.00%
                                                         ===           ============         ======

----------
* No more than 1.26% ( 94002 - Belmont, CA ) of the Mortgage Loans in Mortgage Loan Group 1 by Unpaid Principal Balance will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.73% ( 20854 - Potomac, MD ) of the Mortgage Loans in Mortgage Loan Group 1 will be secured by Mortgaged Properties located in any one zip code area outside of California.

        DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DOCUMENTATION TYPE                               LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------
Full/Alternative Documentation ............       379           $125,194,586          86.14%
Limited Documentation .....................        54             17,610,885          12.12
Limited Documentation -- No Ratio .........         1                274,639           0.19
No Income / No Asset ......................         6              2,258,064           1.55
                                                  ---           ------------         ------
   Total ..................................       440           $145,338,174         100.00%
                                                  ===           ============         ======

         AMORTIZATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE                          LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------   -----------   -------------------   -----------
Fixed Rate Fully Amortizing .........       427           $141,413,346          97.30%
Fixed Rate Balloon ..................        13              3,924,828           2.70
                                            ---           ------------         ------
   Total ............................       440           $145,338,174         100.00%
                                            ===           ============         ======

 ZIP CODE CONCENTRATION ( OVER 1% ) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATION                           LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------
94002 -- Belmont, California ..............       5              $1,824,850           1.26%
92672 -- San Clemente, California .........       4               1,573,644           1.08
91436 -- Encino, California ...............       3               1,492,995           1.03
95014 -- Cupertino, California ............       4               1,459,371           1.00

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                               AVERAGE: $328,733

                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE         LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999...........        39           $  9,352,582      9.40 %
$250,000--$299,999 ..........       120             32,719,780        32.88
$300,000--$349,999 ..........        66             20,881,980        20.98
$350,000--$399,999 ..........        36             13,319,852        13.38
$400,000--$449,999 ..........        16              6,628,605         6.66
$450,000--$499,999 ..........         5              2,345,694         2.36
$500,000--$599,999 ..........         9              4,830,257         4.85
$600,000--$699,999 ..........         6              3,799,712         3.82
$700,000 or greater .........         6              5,637,976         5.67
                                    ---           ------------      -------
   Total ....................       303           $ 99,516,439      100.00%
                                    ===           ============      =======

     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                               AVERAGE: $328,437

                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        %OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999 ..........        41           $  9,851,394           9.90%
$250,000--$299,999 ..........       132             36,417,041          36.59
$300,000--$349,999 ..........        56             18,084,699          18.17
$350,000--$399,999 ..........        37             13,919,530          13.99
$400,000--$449,999 ..........        11              4,630,135           4.65
$450,000--$499,999 ..........         7              3,344,966           3.36
$500,000--$599,999 ..........         7              3,830,986           3.85
$600,000--$699,999 ..........         6              3,799,712           3.82
$700,000 or greater .........         6              5,637,976           5.67
                                    ---           ------------         ------
   Total ....................       303           $ 99,516,439         100.00%
                                    ===           ============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 2
                           WEIGHTED AVERAGE: 7.600%

                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
7.00% or less .............        17           $  6,306,878           6.34%
7.001% -- 7.250% ..........        45             15,719,227          15.80
7.251% -- 7.500% ..........        91             30,883,300          31.03
7.501% -- 7.750% ..........        89             28,160,521          28.30
7.751% -- 8.000% ..........        27              8,226,261           8.27
8.001% -- 8.250% ..........        10              3,148,273           3.16
8.251% -- 8.500% ..........        12              3,463,629           3.48
8.501% -- 8.750% ..........         8              2,312,754           2.32
8.751% or greater .........         4              1,295,598           1.30
                                   --           ------------         ------
   Total ..................       303           $ 99,516,439         100.00%
                                  ===           ============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                           WEIGHTED AVERAGE: 75.68%

                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
ORIGINAL LOAN-TO-              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
 VALUE RATIOS                   LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
50.00% or less ...........         6           $  1,838,497           1.85%
50.01% -- 55.00% .........         8              3,237,145           3.25
55.01% -- 60.00% .........        17              5,808,648           5.84
60.01% -- 65.00% .........         9              4,305,765           4.33
65.01% -- 70.00% .........        20              6,346,377           6.38
70.01% -- 75.00% .........        51             17,894,506          17.98
75.01% -- 80.00% .........       150             48,363,515          48.60
80.01% -- 85.00% .........         3                767,668           0.77
85.01% -- 90.00% .........        20              5,860,116           5.89
90.01% -- 95.00% .........        19              5,094,202           5.12
                                 ---           ------------         ------
   Total .................       303           $ 99,516,439         100.00%
                                 ===           ============         ======

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
Single Family .....................       213           $ 70,218,380          70.56%
Two-Family to Four-Family .........         2                637,083           0.64
Condo .............................         9              3,006,352           3.02
Co-Op .............................         6              1,866,320           1.88
Planned Unit Development ..........        73             23,788,303          23.90
                                          ---           ------------         ------
   Total ..........................       303           $ 99,516,439         100.00%
                                          ===           ============         ======

           LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE        % OF
                                      MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN PURPOSE                           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Purchase ........................       131           $ 41,944,344          42.15%
Rate and Term Refinance .........       113             37,280,986          37.46
Cash Out Refinance ..............        59             20,291,109          20.39
                                        ---           ------------         ------
   Total ........................       303           $ 99,516,439         100.00%
                                        ===           ============         ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS                    LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------
Primary Residence ............       282           $ 93,464,138          93.92%
Second/Vacation Home .........         4              1,315,604           1.32
Investor .....................        17              4,736,697           4.76
                                     ---           ------------         ------
   Total .....................       303           $ 99,516,439         100.00%
                                     ===           ============         ======

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                         WEIGHTED AVERAGE: 350 MONTHS

                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERMS                   LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
180 Months ................        17           $  4,553,363           4.58%
240 Months ................         5              1,363,241           1.37
241 -- 359 Months .........         1                258,354           0.26
360 Months ................       280             93,341,481          93.80
                                  ---           ------------         ------
   Total ..................       303           $ 99,516,439         100.00%
                                  ===           ============         ======

 STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                         WEIGHTED AVERAGE: 349 MONTHS*

                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATED REMAINING TERM TO MATURITY        LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
180 Months or less ................        17           $  4,553,363           4.58%
181 -- 240 Months .................         5              1,363,241           1.37
241 -- 300 Months .................         1                258,354           0.26
301 -- 360 Months .................       280             93,341,481          93.80
                                          ---           ------------         ------
   Total ..........................       303           $ 99,516,439         100.00%
                                          ===           ============         ======

----------
* Weighted Average Stated Remaining Term to Maturity takes into account an original term of 180 months for $4,553,363 Mortgage Loans having an amortization term of 360 months.

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2*

                                                                                   AGGREGATE
                                                                 NUMBER OF     PRINCIPLE BALANCE        % OF
                                                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                                                              LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------------------------   -----------   -------------------   -----------
California ..................................................       119           $ 40,386,933          40.58%
New York ....................................................        22              7,216,383           7.25
Texas .......................................................        17              5,397,324           5.42
Virginia ....................................................        14              4,332,739           4.35
Maryland ....................................................        13              3,925,337           3.94
New Jersey ..................................................        10              3,469,872           3.49
Massachusetts ...............................................        11              3,370,350           3.39
Washington ..................................................        11              3,114,181           3.13
Georgia .....................................................         9              2,813,856           2.83
Minnesota ...................................................         8              2,545,638           2.56
Oregon ......................................................         7              2,114,477           2.12
Colorado ....................................................         7              1,982,121           1.99
Nevada ......................................................         7              1,952,176           1.96
Michigan ....................................................         5              1,945,694           1.96
Connecticut .................................................         4              1,916,908           1.93
Pennsylvania ................................................         4              1,905,094           1.91
New Mexico ..................................................         5              1,790,109           1.80
Florida .....................................................         5              1,720,074           1.73
Arizona .....................................................         5              1,436,244           1.44
Utah ........................................................         4              1,075,008           1.08
North Carolina ..............................................         3                992,715           1.00
Other(no more than 1% in any one of 10 states and District of
 Columbia ) .................................................        13              4,113,203           4.13
                                                                    ---           ------------         ------
   Total ....................................................       303           $ 99,516,439         100.00%
                                                                    ===           ============         ======

----------
* No more than 1.51% ( 94010 - Hillsborough, CA ) of the Mortgage Loans in Mortgage Loan Group 2 by Unpaid Principal Balance will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.95% ( 10025 - New York, NY ) of the Mortgage Loans in Mortgage Loan Group 2 will be secured by Mortgaged Properties located in any one zip code area outside of California.





        DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DOCUMENTATION TYPE                                LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------   -----------   -------------------   -----------
Full/Alternative Documentation .............       247           $ 82,341,688          82.74%
Limited Documentation ......................        43             13,454,705          13.52
Limited Documentation --  No Ratio .........         6              1,672,169           1.68
No Income / No Asset .......................         7              2,047,878           2.06
                                                   ---           ------------         ------
   Total ...................................       303           $ 99,516,439         100.00%
                                                   ===           ============         ======

         AMORTIZATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE                          LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------   -----------   -------------------   -----------
Fixed Rate Fully Amortizing .........       286           $ 94,963,076          95.42%
Fixed Rate Balloon ..................        17              4,553,363           4.58
                                            ---           ------------         ------
   Total ............................       303           $ 99,516,439         100.00%
                                            ===           ============         ======

 ZIP CODE CONCENTRATION ( OVER 1% ) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATION                           LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------
94010 -- Hillsborough, California .........       1             $ 1,498,887           1.51%
92024 -- Encinitas, California ............       2               1,299,023           1.31

  ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2
                               AVERAGE: $329,917



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE         LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999 ..........        99           $ 23,712,148           9.68%
$250,000--$299,999 ..........       269             73,273,612          29.93
$300,000--$349,999 ..........       169             54,117,904          22.10
$350,000--$399,999 ..........        94             34,973,225          14.28
$400,000--$449,999 ..........        39             16,399,469           6.70
$450,000--$499,999 ..........        27             12,703,861           5.19
$500,000--$599,999 ..........        24             12,802,079           5.23
$600,000-- $699,999 .........        10              6,295,004           2.57
$700,000 or greater .........        12             10,577,310           4.32
                                    ---           ------------         ------
 Total ......................       743           $244,854,613         100.00%
                                    ===           ============         ======

   UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2
                               AVERAGE: $329,549



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
$200,000--$249,999 ..........       108           $ 25,958,635          10.60%
$250,000--$299,999 ..........       286             78,818,663          32.19
$300,000--$349,999 ..........       154             50,172,935          20.49
$350,000--$399,999 ..........        91             34,323,949          14.02
$400,000--$449,999 ..........        33             14,101,525           5.76
$450,000--$499,999 ..........        29             13,802,275           5.64
$500,000--$599,999 ..........        21             11,403,838           4.66
$600,000--$699,999 ..........         9              5,695,484           2.33
$700,000 or greater .........        12             10,577,310           4.32
                                    ---           ------------         ------
   Total ....................       743           $244,854,613         100.00%
                                    ===           ============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                               LOAN GROUPS 1 & 2
                           WEIGHTED AVERAGE: 7.565%



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
7.000% or less ............        37           $ 12,774,541           5.22%
7.001% -- 7.250% ..........       106             35,740,164          14.60
7.251% -- 7.500% ..........       246             81,224,115          33.17
7.501% -- 7.750% ..........       216             72,362,788          29.55
7.751% -- 8.000% ..........        89             27,765,015          11.34
8.001% -- 8.250% ..........        25              7,916,011           3.23
8.251% -- 8.500% ..........        12              3,463,629           1.41
8.501% -- 8.750% ..........         8              2,312,754           0.94
8.751% or greater .........         4              1,295,598           0.53
                                  ---           ------------         ------
   Total ..................       743           $244,854,613         100.00%
                                  ===           ============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1
                                      & 2
                           WEIGHTED AVERAGE: 74.83%



                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
ORIGINAL LOAN-TO-              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
 VALUE RATIOS                   LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
50.00% or less ...........        26           $  9,209,242           3.76%
50.01% -- 55.00% .........        16              6,469,018           2.64
55.01% -- 60.00% .........        33             11,005,083           4.49
60.01% -- 65.00% .........        30             11,936,959           4.88
65.01% -- 70.00% .........        49             16,967,624           6.93
70.01% -- 75.00% .........       132             45,709,966          18.67
75.01% -- 80.00% .........       371            118,992,049          48.60
80.01% -- 85.00% .........         6              1,530,385           0.63
85.01% -- 90.00% .........        44             13,195,267           5.39
90.01% -- 95.00% .........        36              9,839,019           4.02
                                 ---           ------------         ------
   Total .................       743           $244,854,613         100.00%
                                 ===           ============         ======

     PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUPS 1 & 2



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
Single Family .....................       536           $176,925,023          72.26%
Two-Family to Four-Family .........         5              1,625,597           0.66
Condo .............................        24              7,850,729           3.21
Cooperative .......................         8              2,396,935           0.98
Planned Unit Development ..........       170             56,056,328          22.89
                                          ---           ------------         ------
   Total ..........................       743           $244,854,613         100.00%
                                          ===           ============         ======

         LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2



                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE        % OF
                                      MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN PURPOSE                           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Purchase ........................      327            $105,733,703          43.18%
Rate and Term Refinance .........      276              91,515,523          37.38
Cash Out Refinance ..............      140              47,605,387          19.44
                                       ---            ------------         ------
   Total ........................      743            $244,854,613         100.00%
                                       ===            ============         ======

    OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUPS 1 & 2



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS                    LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------
Primary Residence ............       713           $235,930,567          96.36%
Second/Vacation Home .........         8              2,782,358           1.14
Investor Property ............        22              6,141,688           2.51
                                     ---           ------------         ------
   Total .....................       743           $244,854,613         100.00%
                                     ===           ============         ======

        ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2
                         WEIGHTED AVERAGE: 353 MONTHS



                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERMS                LOANS          CUT-OFF DATE       LOAN GROUP
------------------------   -----------   -------------------   -----------
180 Months .............        30           $  8,478,191           3.46%
240 Months .............         6              1,688,244           0.69
241-359 Months .........         3              1,008,832           0.41
360 Months .............       704            233,679,346          95.44
                               ---           ------------         ------
   Total ...............       743           $244,854,613         100.00%
                               ===           ============         ======

STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1
                                      & 2
                         WEIGHTED AVERAGE: 351 MONTHS*



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATED REMAINING TERM TO MATURITY        LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
180 Months or less ................        30           $  8,478,191           3.46%
181-240 Months ....................         6              1,688,244           0.69
241 - 300 Months ..................         3              1,008,832           0.41
301 - 360 Months ..................       704            233,679,346          95.44
                                          ---           ------------         ------
   Total ..........................       743           $244,854,613         100.00%
                                          ===           ============         ======

----------
* Weighted Average Stated Remaining Term to Maturity takes into account an original term of 180 months for $8,478,191 Mortgage Loans having an amortization term of 360 months.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUPS 1 & 2*



                                                                        AGGREGATE
                                                      NUMBER OF     PRINCIPAL BALANCE        % OF
                                                       MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                                                   LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------------   -----------   -------------------   -----------
California .......................................       388           $127,704,596          52.16%
New York .........................................        37             13,411,728           5.48
Virginia .........................................        37             11,441,045           4.67
Texas ............................................        29              9,401,592           3.84
Massachusetts ....................................        24              8,032,661           3.28
Maryland .........................................        22              6,778,303           2.77
Washington .......................................        20              6,166,003           2.52
New Jersey .......................................        17              5,723,067           2.34
Florida ..........................................        14              4,854,977           1.98
Colorado .........................................        16              4,746,395           1.94
Minnesota ........................................        14              4,401,371           1.80
Nevada ...........................................        14              4,382,386           1.79
Pennsylvania .....................................        12              4,293,734           1.75
Arizona ..........................................        12              4,130,343           1.69
Connecticut ......................................         9              3,552,884           1.45
Georgia ..........................................        12              3,533,925           1.44
Oregon ...........................................         9              2,665,079           1.09
New Mexico .......................................         8              2,561,183           1.05
Other (no more than 1% in any one of 19 states and
 District of Columbia) ...........................        49             17,073,340           6.96
                                                         ---           ------------         ------
   Total .........................................       743           $244,854,613         100.00%
                                                         ===           ============         ======

----------
* No more than 0.90% (95616 -- Davis, CA) of the Mortgage Loans in Mortgage Loan Groups 1 & 2 by Unpaid Principal Balance will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.60% (10013 -- New York, NY) of the Mortgage Loans in Mortgage Loan Groups 1 & 2 will be secured by Mortgaged Properties located in any one zip code area outside of California.

      DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DOCUMENTATION TYPE                               LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------
Full/Alternative Documentation ............       626           $207,536,274          84.76%
Limited Documentation .....................        97             31,065,590          12.69
Limited Documentation -- No Ratio .........         7              1,946,808           0.80
No Income / No Asset ......................        13              4,305,942           1.76
                                                  ---           ------------         ------
   Total ..................................       743           $244,854,613         100.00%
                                                  ===           ============         ======

      AMORTIZATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUPS 1 & 2



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATON TYPE                           LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------   -----------   -------------------   -----------
Fixed Rate Fully Amortizing .........       713           $236,376,422          96.54%
Fixed Rate Balloon ..................        30              8,478,191           3.46
                                            ---           ------------         ------
   Total ............................       743           $244,854,613         100.00%
                                            ===           ============         ======

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                               AVERAGE: $258,863



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE         LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Less than $100,000 ..........       133          $   8,708,653           5.99%
$100,000--$149,999 ..........        57              6,945,577           4.78
$150,000--$199,999 ..........        19              3,236,433           2.23
$200,000--$249,999 ..........        46             10,897,998           7.50
$250,000--$299,999 ..........        81             22,059,151          15.18
$300,000--$349,999 ..........        85             27,242,418          18.74
$350,000--$399,999 ..........        48             17,709,552          12.18
$400,000--$449,999 ..........        35             14,526,926           9.99
$450,000--$499,999 ..........        18              8,301,383           5.71
$500,000--$599,999 ..........        26             14,088,425           9.69
$600,000--$699,999 ..........        12              7,609,666           5.24
$700,000 or greater .........         5              4,020,267           2.77
                                    ---          -------------         ------
   Total ....................       565          $ 145,346,451         100.00%
                                    ===          =============         ======

     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                               AVERAGE: $257,250



                                                   AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------
Less than $100,000 ..........       139          $   9,306,006           6.40%
$100,000--$149,999 ..........        52              6,497,761           4.47
$150,000--$199,999 ..........        19              3,285,724           2.26
$200,000--$249,999 ..........        50             11,940,105           8.21
$250,000--$299,999 ..........        82             22,605,194          15.55
$300,000--$349,999 ..........        86             27,891,593          19.19
$350,000--$399,999 ..........        52             19,651,202          13.52
$400,000--$449,999 ..........        29             12,382,779           8.52
$450,000--$499,999 ..........        15              7,062,468           4.86
$500,000--$599,999 ..........        25             13,689,968           9.42
$600,000--$699,999 ..........        12              7,709,366           5.30
$700,000 or greater .........         4              3,324,284           2.29
                                    ---          -------------         ------
   Total ....................       565          $ 145,346,451         100.00%
                                    ===          =============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 3
                           WEIGHTED AVERAGE: 7.178%



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
6.500% or less ............        14          $   4,614,898           3.18%
6.501% -- 6.750% ..........        38             12,543,424           8.63
6.751% -- 7.000% ..........       120             41,136,067          28.30
7.001% -- 7.250% ..........       145             47,995,308          33.02
7.251% -- 7.500% ..........       101             21,757,010          14.97
7.501% -- 7.750% ..........        47              7,033,608           4.84
7.751% -- 8.000% ..........        56              7,039,360           4.84
8.001% -- 8.250% ..........        23              1,979,751           1.36
8.251% or greater .........        21              1,247,025           0.86
                                  ---          -------------         ------
   Total ..................       565          $ 145,346,451         100.00%
                                  ===          =============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                           WEIGHTED AVERAGE: 67.47%



                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
ORIGINAL LOAN-TO-              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
 VALUE-RATIOS                   LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
50.00% or less ...........        62          $  15,356,646          10.57%
50.01% -- 55.00% .........        31              9,774,511           6.72
55.01% -- 60.00% .........        56             13,348,426           9.18
60.01% -- 65.00% .........        42             12,168,928           8.37
65.01% -- 70.00% .........        76             21,138,033          14.54
70.01% -- 75.00% .........       115             28,806,196          19.82
75.01% -- 80.00% .........       155             39,155,410          26.94
80.01% -- 85.00% .........         1                277,409           0.19
85.01% -- 90.00% .........        20              4,095,285           2.82
90.01% -- 95.00% .........         7              1,225,607           0.84
                                 ---          -------------         ------
   Total .................       565          $ 145,346,451         100.00%
                                 ===          =============         ======

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
Single Family .....................       408          $ 105,020,631          72.26%
Two-Family to Four-Family .........        37              6,234,404           4.29
Condo .............................        23              4,022,452           2.77
Planned Unit Development ..........        97             30,068,965          20.69
                                          ---          -------------         ------
   Total ..........................       565          $ 145,346,451         100.00%
                                          ===          =============         ======

           LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE        % OF
                                      MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN PURPOSE                           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------   -----------   -------------------   -----------
Purchase ........................      125           $  32,360,569          22.26%
Rate and Term Refinance .........      267              75,399,318          51.88
Cash Out Refinance ..............      173              37,586,564          25.86
                                       ---           -------------         ------
   Total ........................      565           $ 145,346,451         100.00%
                                       ===           =============         ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS                    LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------
Primary Residence ............       428          $ 129,044,487          88.78%
Second/Vacation Home .........        19              5,019,225           3.45
Investor Property ............       118             11,282,739           7.76
                                     ---          -------------         ------
   Total .....................       565          $ 145,346,451         100.00%
                                     ===          =============         ======

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                         WEIGHTED AVERAGE: 179 MONTHS



                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERMS            LOANS          CUT-OFF DATE       LOAN GROUP
--------------------   -----------   -------------------   -----------
120 Months .........         9          $   2,260,625           1.56%
180 Months .........       556            143,085,826          98.44
                           ---          -------------         ------
   Total ...........       565          $ 145,346,451         100.00%
                           ===          =============         ======

 STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                         WEIGHTED AVERAGE: 177 MONTHS



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATED REMAINING TERM TO MATURITY        LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
180 Months or less ................      565           $ 145,346,451         100.00%
                                         ---           -------------         ------
   Total ..........................      565           $ 145,346,451         100.00%
                                         ===           =============         ======

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3*



                                                                                 AGGREGATE
                                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                                                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------------------------------   -----------   -------------------   -----------
California ................................................       226          $  69,781,824          48.01%
Texas .....................................................        47             10,387,146           7.15
Massachusetts .............................................        17              4,851,104           3.34
Colorado ..................................................        17              4,360,211           3.00
Arizona ...................................................        18              4,284,090           2.95
Florida ...................................................        19              3,517,947           2.42
New Jersey ................................................        14              3,467,464           2.39
New Mexico ................................................        20              3,320,928           2.28
Oregon ....................................................        10              3,153,328           2.17
Minnesota .................................................        14              2,994,190           2.06
Illinois ..................................................         9              2,783,038           1.91
New York ..................................................        10              2,536,931           1.75
Virginia ..................................................        11              2,468,765           1.70
Pennsylvania ..............................................         6              2,450,969           1.69
Nevada ....................................................        10              2,134,756           1.47
Maryland ..................................................        10              2,110,694           1.45
Louisiana .................................................        10              2,040,794           1.40
Washington ................................................        12              2,008,137           1.38
Wisconsin .................................................         8              1,893,031           1.30
Connecticut ...............................................         5              1,620,150           1.11
Other (no more than 1% in any one of 22 states and District
 of Columbia ) ............................................        72             13,180,954           9.07
                                                                  ---          -------------         ------
   Total ..................................................       565          $ 145,346,451         100.00%
                                                                  ===          =============         ======

----------
* No more than 1.31% (90275 -- Rancho Palos Verdes, CA) of the Mortgage Loans in Mortgage Loan Group 3 by Unpaid Principal Balance will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.70% (77381 -- The Moodlands, TX ) of the Mortgage Loans in Mortgage Loan Group 3 will be secured by Mortgaged Properties located in any one zip code area outside of California.

        DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DOCUMENTATION TYPE                               LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------
Full/Alternative Documentation ............       435          $ 125,110,927          86.08%
Limited Documentation .....................       108             18,096,086          12.45
Limited Documentation -- No ratio .........         5                608,553           0.42
No Income / No Asset ......................        17              1,530,885           1.05
                                                  ---          -------------         ------
   Total ..................................       565          $ 145,346,451         100.00%
                                                  ===          =============         ======

 ZIP CODE CONCENTRATION ( OVER 1% ) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3



                                                                         AGGREGATE
                                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATION                                   LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------------------   -----------   -------------------   -----------
90275 -- Ranchos Palos Verdes, California .........       4             $ 1,900,480           1.31%
94022 -- Los Altos Hills, California ..............       4               1,609,894           1.11

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4
                               AVERAGE: $117,839



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE        LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------   -----------   -------------------   -----------
Less than $100,000 .........        496         $  34,934,517          26.08%
$100,000--$149,999 .........        336            41,040,258          30.64
$150,000--$199,999 .........        212            36,734,052          27.43
$200,000--$249,999 .........         82            17,640,076          13.17
$250,000--$299,999 .........          6             1,600,966           1.20
$300,000--$349,999 .........          4             1,272,989           0.95
$350,000--$399,999 .........          2               705,275           0.53
                                    ---         -------------         ------
   Total ...................      1,138         $ 133,928,133         100.00%
                                  =====         =============         ======

     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4
                               AVERAGE: $117,687



                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE          LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------   -----------   -------------------   -----------
Less than $100,000 .........        509         $  36,233,184          27.05%
$100,000--$149,999 .........        331            40,940,389          30.57
$150,000--$199,999 .........        206            35,934,664          26.83
$200,000--$249,999 .........         80            17,240,666          12.87
$250,000--$299,999 .........          6             1,600,966           1.20
$300,000--$349,999 .........          5             1,622,506           1.21
$350,000--$399,999 .........          1               355,758           0.27
                                    ---         -------------         ------
   Total ...................      1,138         $ 133,928,133         100.00%
                                  =====         =============         ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP 4
                           WEIGHTED AVERAGE: 7.999%



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE           LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
7.000% or less ............         10         $   1,502,295           1.12%
7.001% -- 7.250% ..........         29             4,288,746           3.20
7.251% -- 7.500% ..........        115            15,510,815          11.58
7.501% -- 7.750% ..........        225            30,395,127          22.70
7.751% -- 8.000% ..........        235            29,525,532          22.05
8.001% -- 8.250% ..........        173            19,155,516          14.30
8.251% -- 8.500% ..........        200            19,054,418          14.23
8.501% -- 8.750% ..........        102             9,770,792           7.30
8.751% -- 9.000% ..........         33             2,876,212           2.15
9.001% or greater .........         16             1,848,681           1.38
                                   ---         -------------         ------
   Total ..................      1,138         $ 133,928,133         100.00%
                                 =====         =============         ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4
                           WEIGHTED AVERAGE: 76.46%



                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE        % OF
ORIGINAL LOAN-TO-              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
  VALUE RATIOS                  LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------   -----------   -------------------   -----------
50.00% or less ...........         49         $   4,919,325           3.67%
50.01% -- 55.00% .........         21             2,564,550           1.91
55.01% -- 60.00% .........         38             4,660,846           3.48
60.01% -- 65.00% .........         35             4,265,414           3.18
65.01% -- 70.00% .........         81             9,687,855           7.23
70.01% -- 75.00% .........        203            24,326,117          18.16
75.01% -- 80.00% .........        523            63,431,071          47.36
80.01% -- 85.00% .........         10             1,228,191           0.92
85.01% -- 90.00% .........        132            12,438,168           9.29
90.01% -- 95.00% .........         46             6,406,595           4.78
                                  ---         -------------         ------
   Total .................      1,138         $ 133,928,133         100.00%
                                =====         =============         ======

        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 4



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
Single Family .....................        727         $  85,194,852          63.61%
Two-Family to Four-Family .........        180            22,467,332          16.78
Condo .............................         91             8,650,029           6.46
Planned Unit Development ..........        140            17,615,920          13.15
                                           ---         -------------         ------
   Total ..........................      1,138         $ 133,928,133         100.00%
                                         =====         =============         ======

           LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4



                                                        AGGREGATE
                                     NUMBER OF      PRINCIPAL BALANCE        % O
                                      MORTGAGE     OUTSTANDINGS AS OF      MORTGAGE
LOAN PURPOSE                           LOANS          CUT-OFF DATE        LOAN GROUP
---------------------------------   -----------   --------------------   -----------
Purchase ........................        577          $  66,508,819          49.66%
Rate and Term Refinance .........        233             29,903,618          22.33
Cash Out Refinance ..............        328             37,515,696          28.01
                                         ---          -------------         ------
   Total ........................      1,138          $ 133,928,133         100.00%
                                       =====          =============         ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 4



                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS                    LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------
Primary Residence ............        596         $  80,541,332          60.14%
Second/Vacation Home .........         29             3,332,382           2.49
Investor Property ............        513            50,054,419          37.37
                                      ---         -------------         ------
   Total .....................      1,138         $ 133,928,133         100.00%
                                    =====         =============         ======

           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4
                         WEIGHTED AVERAGE: 345 MONTHS



                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERMS                   LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------
180 Months ................         79         $  10,731,254           8.01%
240 Months ................         10               842,403           0.63
241 -- 359 Months .........          5               509,526           0.38
360 Months ................      1,044           121,844,951          90.98
                                 -----         -------------         ------
   Total ..................      1,138         $ 133,928,133         100.00%
                                 =====         =============         ======

 STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4
                         WEIGHTED AVERAGE: 343 MONTHS*



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATED REMAINING TERM TO MATURITY        LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------
180 Months or less ................         79         $  10,731,254           8.01%
181 -- 240 Months .................         10               842,403           0.63
241 -- 300 Months .................          5               509,526           0.38
301 -- 360 Months .................      1,044           121,844,951          90.98
                                         -----         -------------         ------
 Total ............................      1,138         $ 133,928,133         100.00%
                                         =====         =============         ======

----------
* Weighted Average Stated Remaining Term to Maturity takes into account an original term of 180 months for $10,731,254 Mortgage Loans having an amortization term of 360 months.

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 4*



                                                                               AGGREGATE
                                                             NUMBER OF     PRINCIPAL BALANCE        % OF
                                                              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                                                          LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------------------------   -----------   -------------------   -----------
California ..............................................        401         $  55,196,698          41.21%
Texas ...................................................         95             9,765,439           7.29
Washington ..............................................         55             7,045,524           5.26
Arizona .................................................         68             6,057,446           4.52
Colorado ................................................         53             5,852,999           4.37
Oregon ..................................................         46             5,280,362           3.94
Massachusetts ...........................................         42             5,056,150           3.78
Nevada ..................................................         44             4,668,230           3.49
Virginia ................................................         25             3,323,065           2.48
Utah ....................................................         27             3,289,077           2.46
Florida .................................................         38             3,051,474           2.28
Idaho ...................................................         29             2,959,183           2.21
Georgia .................................................         21             2,316,395           1.73
Minnesota ...............................................         21             2,145,883           1.60
Maryland ................................................         13             1,853,547           1.38
Ohio ....................................................         15             1,503,570           1.12
Pennsylvania ............................................         15             1,387,715           1.04
Other (no more than 1% in any one of 25 states) .........        130            13,175,376           9.84
                                                                 ---         -------------         ------
   Total ................................................      1,138         $ 133,928,133         100.00%
                                                               =====         =============         ======

----------
* No more than 0.56% (90630 -- Cypress, CA ) of the Mortgage Loans in Mortgage Loan Group 4 by Unpaid Principal Balance will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.66% (89117 -- Las Vegas, NV) of the Mortgage Loans in Mortgage Loan Group 4 will be secured by Mortgaged Properties located in any one zip code area outside of California.

        DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4



                                                                  AGGREGATE
                                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DOCUMENTATION TYPE                                LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------   -----------   -------------------   -----------
Full/Alternative Documentation .............        592         $  65,690,955          49.05%
Limited Documentation ......................        384            48,778,100          36.42
Limited Documentation --  No Ratio .........         70             8,480,992           6.33
No Income / No Asset .......................         92            10,978,086           8.20
                                                    ---         -------------         ------
   Total ...................................      1,138         $ 133,928,133         100.00%
                                                  =====         =============         ======

         AMORTIZATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 4



                                                           AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
AMORTIZATION TYPE                          LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------   -----------   -------------------   -----------
Fixed Rate Fully Amortizing .........      1,059         $ 123,196,879          91.99%
Fixed Rate Balloon ..................         79            10,731,254           8.01
                                           -----         -------------         ------
   Total ............................      1,138         $ 133,928,133         100.00%
                                           =====         =============         ======

                                                                         ANNEX B


                   PLANNED BALANCES FOR THE PAC CERTIFICATES




                                 CLASS 2-A-1           CLASS 2-A-2           CLASS 2-A-3           CLASS 2-A-5
DISTRIBUTION DATE              PLANNED BALANCE       PLANNED BALANCE       PLANNED BALANCE       PLANNED BALANCE
-------------------------   --------------------   -------------------   -------------------   -------------------
Initial Balance .........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  5,000,000.00
July 1998 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,977,812.06
August 1998 .............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,950,569.34
September 1998 ..........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,918,286.99
October 1998 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,880,976.14
November 1998 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,838,652.42
December 1998 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,791,335.96
January 1999 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,739,051.42
February 1999 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,681,827.96
March 1999 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,619,699.21
April 1999 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,552,703.28
May 1999 ................     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,480,882.69
June 1999 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,404,284.39
July 1999 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,322,959.64
August 1999 .............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,236,964.05
September 1999 ..........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,146,357.44
October 1999 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  4,051,203.85
November 1999 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,951,571.39
December 1999 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,847,532.25
January 2000 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,739,162.56
February 2000 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,626,542.29
March 2000 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,509,755.24
April 2000 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,388,888.84
May 2000 ................     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,264,034.11
June 2000 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,135,285.50
July 2000 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,102,775.92
August 2000 .............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,069,441.29
September 2000 ..........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,035,328.96
October 2000 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  3,000,487.56
November 2000 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,965,022.75
December 2000 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,930,224.70
January 2001 ............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,896,085.19
February 2001 ...........     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,862,596.07
March 2001 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,829,749.29
April 2001 ..............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,797,536.91
May 2001 ................     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,765,951.02
June 2001 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,734,983.86
July 2001 ...............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,704,627.70
August 2001 .............     $  10,121,000.00       $  3,757,000.00       $  7,472,000.00       $  2,674,874.93
September 2001 ..........     $  10,070,411.05       $  3,757,000.00       $  7,472,000.00       $  2,645,717.99
October 2001 ............     $   9,466,491.22       $  3,757,000.00       $  7,472,000.00       $  2,617,149.45
November 2001 ...........     $   8,866,554.56       $  3,757,000.00       $  7,472,000.00       $  2,589,161.92
December 2001 ...........     $   8,270,575.63       $  3,757,000.00       $  7,472,000.00       $  2,561,748.10
January 2002 ............     $   7,678,529.17       $  3,757,000.00       $  7,472,000.00       $  2,534,900.77
February 2002 ...........     $   7,090,390.08       $  3,757,000.00       $  7,472,000.00       $  2,508,612.78
March 2002 ..............     $   6,506,133.42       $  3,757,000.00       $  7,472,000.00       $  2,482,877.09
April 2002 ..............     $   5,925,734.42       $  3,757,000.00       $  7,472,000.00       $  2,457,686.71
May 2002 ................     $   5,349,168.47       $  3,757,000.00       $  7,472,000.00       $  2,433,034.74

                              CLASS 2-A-1         CLASS 2-A-2         CLASS 2-A-3          CLASS 2-A-5
DISTRIBUTION DATE           PLANNED BALANCE    PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   ------------------
June 2002 ..............    $ 4,776,411.12      $ 3,757,000.00      $ 7,472,000.00       $ 2,408,914.32
July 2002 ..............    $ 4,207,438.08      $ 3,757,000.00      $ 7,472,000.00       $ 2,385,318.71
August 2002 ............    $ 3,642,225.23      $ 3,757,000.00      $ 7,472,000.00       $ 2,362,241.22
September 2002 .........    $ 3,080,748.61      $ 3,757,000.00      $ 7,472,000.00       $ 2,339,675.24
October 2002 ...........    $ 2,522,984.40      $ 3,757,000.00      $ 7,472,000.00       $ 2,317,614.24
November 2002 ..........    $ 1,968,908.94      $ 3,757,000.00      $ 7,472,000.00       $ 2,296,051.75
December 2002 ..........    $ 1,418,498.75      $ 3,757,000.00      $ 7,472,000.00       $ 2,274,981.36
January 2003 ...........    $   871,730.47      $ 3,757,000.00      $ 7,472,000.00       $ 2,254,396.75
February 2003 ..........    $   328,580.92      $ 3,757,000.00      $ 7,472,000.00       $ 2,234,291.66
March 2003 .............    $         0.00      $ 3,546,027.05      $ 7,472,000.00       $ 2,214,659.93
April 2003 .............    $         0.00      $ 3,010,045.99      $ 7,472,000.00       $ 2,195,495.40
May 2003 ...............    $         0.00      $ 2,477,615.00      $ 7,472,000.00       $ 2,176,792.04
June 2003 ..............    $         0.00      $ 1,948,711.48      $ 7,472,000.00       $ 2,158,543.87
July 2003 ..............    $         0.00      $ 1,454,725.92      $ 7,472,000.00       $ 2,142,759.04
August 2003 ............    $         0.00      $   964,159.70      $ 7,472,000.00       $ 2,127,405.74
September 2003 .........    $         0.00      $   476,990.73      $ 7,472,000.00       $ 2,112,478.21
October 2003 ...........    $         0.00      $         0.00      $ 7,465,197.10       $ 2,097,970.76
November 2003 ..........    $         0.00      $         0.00      $ 6,984,757.01       $ 2,083,877.72
December 2003 ..........    $         0.00      $         0.00      $ 6,507,648.82       $ 2,070,193.56
January 2004 ...........    $         0.00      $         0.00      $ 6,033,851.04       $ 2,056,912.73
February 2004 ..........    $         0.00      $         0.00      $ 5,565,695.84       $ 2,043,627.47
March 2004 .............    $         0.00      $         0.00      $ 5,114,364.81       $ 2,028,417.32
April 2004 .............    $         0.00      $         0.00      $ 4,679,329.79       $ 2,011,363.63
May 2004 ...............    $         0.00      $         0.00      $ 4,260,078.62       $ 1,992,545.09
June 2004 ..............    $         0.00      $         0.00      $ 3,856,114.57       $ 1,972,037.87
July 2004 ..............    $         0.00      $         0.00      $ 3,505,745.40       $ 1,945,666.27
August 2004 ............    $         0.00      $         0.00      $ 3,168,875.24       $ 1,917,877.36
September 2004 .........    $         0.00      $         0.00      $ 2,845,064.33       $ 1,888,737.89
October 2004 ...........    $         0.00      $         0.00      $ 2,533,886.44       $ 1,858,312.33
November 2004 ..........    $         0.00      $         0.00      $ 2,234,928.44       $ 1,826,663.00
December 2004 ..........    $         0.00      $         0.00      $ 1,947,789.95       $ 1,793,850.14
January 2005 ...........    $         0.00      $         0.00      $ 1,672,082.94       $ 1,759,931.92
February 2005 ..........    $         0.00      $         0.00      $ 1,407,431.34       $ 1,724,964.58
March 2005 .............    $         0.00      $         0.00      $ 1,153,470.72       $ 1,689,002.41
April 2005 .............    $         0.00      $         0.00      $   909,847.89       $ 1,652,432.29
May 2005 ...............    $         0.00      $         0.00      $   676,220.58       $ 1,615,518.70
June 2005 ..............    $         0.00      $         0.00      $   452,257.14       $ 1,578,296.64
July 2005 ..............    $         0.00      $         0.00      $   304,558.11       $ 1,536,139.62
August 2005 ............    $         0.00      $         0.00      $   163,828.67       $ 1,493,982.32
September 2005 .........    $         0.00      $         0.00      $    29,814.10       $ 1,451,848.81
October 2005 ...........    $         0.00      $         0.00      $         0.00       $ 1,393,055.16
November 2005 ..........    $         0.00      $         0.00      $         0.00       $ 1,330,298.57
December 2005 ..........    $         0.00      $         0.00      $         0.00       $ 1,268,657.07
January 2006 ...........    $         0.00      $         0.00      $         0.00       $ 1,208,112.38
February 2006 ..........    $         0.00      $         0.00      $         0.00       $ 1,148,646.53
March 2006 .............    $         0.00      $         0.00      $         0.00       $ 1,090,241.80
April 2006 .............    $         0.00      $         0.00      $         0.00       $ 1,032,880.78
May 2006 ...............    $         0.00      $         0.00      $         0.00       $   976,546.30
June 2006 ..............    $         0.00      $         0.00      $         0.00       $   921,221.51
July 2006 ..............    $         0.00      $         0.00      $         0.00       $   872,936.82
August 2006 ............    $         0.00      $         0.00      $         0.00       $   825,491.41
September 2006 .........    $         0.00      $         0.00      $         0.00       $   778,871.40

                                        CLASS 2-A-1         CLASS 2-A-2         CLASS 2-A-3         CLASS 2-A-5
DISTRIBUTION DATE                     PLANNED BALANCE    PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE
----------------------------------   -----------------   -----------------   -----------------   ----------------
October 2006 .....................        $ 0.00              $ 0.00              $ 0.00           $ 733,063.13
November 2006 ....................        $ 0.00              $ 0.00              $ 0.00           $ 688,053.17
December 2006 ....................        $ 0.00              $ 0.00              $ 0.00           $ 643,828.31
January 2007 .....................        $ 0.00              $ 0.00              $ 0.00           $ 600,375.55
February 2007 ....................        $ 0.00              $ 0.00              $ 0.00           $ 557,682.09
March 2007 .......................        $ 0.00              $ 0.00              $ 0.00           $ 515,735.33
April 2007 .......................        $ 0.00              $ 0.00              $ 0.00           $ 474,522.88
May 2007 .........................        $ 0.00              $ 0.00              $ 0.00           $ 434,032.56
June 2007 ........................        $ 0.00              $ 0.00              $ 0.00           $ 394,252.37
July 2007 ........................        $ 0.00              $ 0.00              $ 0.00           $ 360,355.30
August 2007 ......................        $ 0.00              $ 0.00              $ 0.00           $ 326,992.84
September 2007 ...................        $ 0.00              $ 0.00              $ 0.00           $ 294,156.77
October 2007 .....................        $ 0.00              $ 0.00              $ 0.00           $ 261,838.97
November 2007 ....................        $ 0.00              $ 0.00              $ 0.00           $ 230,031.48
December 2007 ....................        $ 0.00              $ 0.00              $ 0.00           $ 198,726.43
January 2008 .....................        $ 0.00              $ 0.00              $ 0.00           $ 167,916.10
February 2008 ....................        $ 0.00              $ 0.00              $ 0.00           $ 137,592.85
March 2008 .......................        $ 0.00              $ 0.00              $ 0.00           $ 107,749.19
April 2008 .......................        $ 0.00              $ 0.00              $ 0.00           $  78,377.73
May 2008 .........................        $ 0.00              $ 0.00              $ 0.00           $  49,471.19
June 2008 ........................        $ 0.00              $ 0.00              $ 0.00           $  21,022.39
July 2008 and thereafter .........        $ 0.00              $ 0.00              $ 0.00           $       0.00

                                                                             COMPONENT              COMPONENT
                                CLASS 2-A-7           CLASS 2-A-8             2-A-6-I               2-A-6-II
DISTRIBUTION DATE             PLANNED BALANCE       PLANNED BALANCE       PLANNED BALANCE        PLANNED BALANCE
-------------------------   -------------------   -------------------   -------------------   --------------------
Initial Balance .........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  24,249,000.00
July 1998 ...............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  24,141,392.94
August 1998 .............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  24,009,271.16
September 1998 ..........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  23,852,708.25
October 1998 ............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  23,671,758.07
November 1998 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  23,466,496.49
December 1998 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  23,237,021.16
January 1999 ............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  22,983,451.57
February 1999 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  22,705,929.26
March 1999 ..............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  22,404,617.24
April 1999 ..............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  22,079,700.35
May 1999 ................     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  21,731,384.87
June 1999 ...............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  21,359,898.41
July 1999 ...............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  20,965,489.64
August 1999 .............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  20,548,428.27
September 1999 ..........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  20,109,004.33
October 1999 ............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  19,647,528.43
November 1999 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  19,164,330.95
December 1999 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  18,659,761.93
January 2000 ............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  18,134,190.56
February 2000 ...........     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  17,588,004.81
March 2000 ..............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  17,021,610.98
April 2000 ..............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  16,435,433.12
May 2000 ................     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  15,829,912.63
June 2000 ...............     $  5,809,000.00       $  3,866,000.00       $  9,303,000.00       $  15,205,507.59
July 2000 ...............     $  5,809,000.00       $  3,866,000.00       $  8,717,814.60       $  15,047,842.67
August 2000 .............     $  5,809,000.00       $  3,866,000.00       $  8,115,840.26       $  14,886,176.38
September 2000 ..........     $  5,809,000.00       $  3,866,000.00       $  7,497,408.92       $  14,720,738.40
October 2000 ............     $  5,809,000.00       $  3,866,000.00       $  6,862,862.51       $  14,551,764.54
November 2000 ...........     $  5,809,000.00       $  3,866,000.00       $  6,213,400.39       $  14,379,767.31
December 2000 ...........     $  5,809,000.00       $  3,866,000.00       $  5,568,212.54       $  14,211,003.74
January 2001 ............     $  5,809,000.00       $  3,866,000.00       $  4,927,271.62       $  14,045,433.94
February 2001 ...........     $  5,809,000.00       $  3,866,000.00       $  4,290,550.46       $  13,883,018.42
March 2001 ..............     $  5,809,000.00       $  3,866,000.00       $  3,658,022.08       $  13,723,718.11
April 2001 ..............     $  5,809,000.00       $  3,866,000.00       $  3,029,659.66       $  13,567,494.48
May 2001 ................     $  5,809,000.00       $  3,866,000.00       $  2,405,436.58       $  13,414,309.25
June 2001 ...............     $  5,809,000.00       $  3,866,000.00       $  1,785,326.38       $  13,264,124.71
July 2001 ...............     $  5,809,000.00       $  3,866,000.00       $  1,169,302.77       $  13,116,903.41
August 2001 .............     $  5,809,000.00       $  3,866,000.00       $    557,339.64       $  12,972,608.41
September 2001 ..........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,831,203.13
October 2001 ............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,692,651.40
November 2001 ...........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,556,917.47
December 2001 ...........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,423,965.91
January 2002 ............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,293,761.73
February 2002 ...........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,166,270.28
March 2002 ..............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  12,041,457.34
April 2002 ..............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,919,289.03
May 2002 ................     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,799,731.86
June 2002 ...............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,682,752.65
July 2002 ...............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,568,318.68
August 2002 .............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,456,397.47
September 2002 ..........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,346,957.00
October 2002 ............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,239,965.57
November 2002 ...........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,135,391.76
December 2002 ...........     $  5,809,000.00       $  3,866,000.00       $          0.00       $  11,033,204.58
January 2003 ............     $  5,809,000.00       $  3,866,000.00       $          0.00       $  10,933,373.34

                                                                       COMPONENT            COMPONENT
                              CLASS 2-A-7         CLASS 2-A-8           2-A-6-I              2-A-6-II
DISTRIBUTION DATE          PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE       PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   -------------------
February 2003 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,835,867.71
March 2003 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,740,657.72
April 2003 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,647,713.58
May 2003 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,557,006.01
June 2003 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,468,506.04
July 2003 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,391,952.78
August 2003 ............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,317,492.35
September 2003 .........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,245,096.85
October 2003 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,174,738.58
November 2003 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,106,390.19
December 2003 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 10,040,024.70
January 2004 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,975,615.34
February 2004 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,911,184.52
March 2004 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,837,418.32
April 2004 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,754,711.35
May 2004 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,663,445.20
June 2004 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,563,989.25
July 2004 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,436,092.25
August 2004 ............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,301,321.63
September 2004 .........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,160,001.01
October 2004 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  9,012,443.13
November 2004 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,858,950.21
December 2004 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,699,814.38
January 2005 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,535,317.80
February 2005 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,365,733.22
March 2005 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,191,323.88
April 2005 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  8,013,966.14
May 2005 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  7,834,942.62
June 2005 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  7,654,423.04
July 2005 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  7,449,969.92
August 2005 ............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  7,245,515.44
September 2005 .........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  7,041,176.36
October 2005 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  6,756,038.93
November 2005 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  6,451,682.02
December 2005 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  6,152,733.07
January 2006 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  5,859,103.44
February 2006 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  5,570,705.93
March 2006 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  5,287,454.69
April 2006 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  5,009,265.18
May 2006 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  4,736,054.25
June 2006 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  4,467,740.08
July 2006 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  4,233,569.00
August 2006 ............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  4,003,468.24
September 2006 .........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  3,777,370.49
October 2006 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  3,555,209.56
November 2006 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  3,336,920.25
December 2006 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  3,122,438.55
January 2007 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  2,911,701.36
February 2007 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  2,704,646.59
March 2007 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  2,501,213.18
April 2007 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  2,301,341.04
May 2007 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  2,104,971.10
June 2007 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  1,912,045.14
July 2007 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  1,747,651.16
August 2007 ............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  1,585,849.90
September 2007 .........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $  1,426,601.48

                                                                       COMPONENT            COMPONENT
                              CLASS 2-A-7         CLASS 2-A-8           2-A-6-I             2-A-6-II
DISTRIBUTION DATE          PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE       PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   ------------------
October 2007 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 1,269,866.61
November 2007 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $ 1,115,606.67
December 2007 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   963,783.45
January 2008 ...........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   814,359.49
February 2008 ..........    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   667,297.83
March 2008 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   522,562.01
April 2008 .............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   380,116.32
May 2008 ...............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   239,925.38
June 2008 ..............    $ 5,809,000.00      $ 3,866,000.00          $ 0.00           $   101,954.39
July 2008 ..............    $ 5,768,193.51      $ 3,866,000.00          $ 0.00           $         0.00
August 2008 ............    $ 5,607,006.03      $ 3,866,000.00          $ 0.00           $         0.00
September 2008 .........    $ 5,448,374.30      $ 3,866,000.00          $ 0.00           $         0.00
October 2008 ...........    $ 5,292,258.90      $ 3,866,000.00          $ 0.00           $         0.00
November 2008 ..........    $ 5,138,620.99      $ 3,866,000.00          $ 0.00           $         0.00
December 2008 ..........    $ 4,987,422.32      $ 3,866,000.00          $ 0.00           $         0.00
January 2009 ...........    $ 4,838,625.24      $ 3,866,000.00          $ 0.00           $         0.00
February 2009 ..........    $ 4,692,192.65      $ 3,866,000.00          $ 0.00           $         0.00
March 2009 .............    $ 4,548,088.02      $ 3,866,000.00          $ 0.00           $         0.00
April 2009 .............    $ 4,406,275.39      $ 3,866,000.00          $ 0.00           $         0.00
May 2009 ...............    $ 4,266,719.33      $ 3,866,000.00          $ 0.00           $         0.00
June 2009 ..............    $ 4,129,384.95      $ 3,866,000.00          $ 0.00           $         0.00
July 2009 ..............    $ 3,994,237.91      $ 3,866,000.00          $ 0.00           $         0.00
August 2009 ............    $ 3,861,244.37      $  ,866,000.00          $ 0.00           $         0.00
September 2009 .........    $ 3,730,371.02      $ 3,866,000.00          $ 0.00           $         0.00
October 2009 ...........    $ 3,601,585.06      $ 3,866,000.00          $ 0.00           $         0.00
November 2009 ..........    $ 3,474,854.17      $ 3,866,000.00          $ 0.00           $         0.00
December 2009 ..........    $ 3,350,146.53      $ 3,866,000.00          $ 0.00           $         0.00
January 2010 ...........    $ 3,227,430.83      $ 3,866,000.00          $ 0.00           $         0.00
February 2010 ..........    $ 3,106,676.20      $ 3,866,000.00          $ 0.00           $         0.00
March 2010 .............    $ 2,987,852.26      $ 3,866,000.00          $ 0.00           $         0.00
April 2010 .............    $ 2,870,929.09      $ 3,866,000.00          $ 0.00           $         0.00
May 2010 ...............    $ 2,755,877.22      $ 3,866,000.00          $ 0.00           $         0.00
June 2010 ..............    $ 2,642,667.63      $ 3,866,000.00          $ 0.00           $         0.00
July 2010 ..............    $ 2,531,271.76      $ 3,866,000.00          $ 0.00           $         0.00
August 2010 ............    $ 2,421,661.47      $ 3,866,000.00          $ 0.00           $         0.00
September 2010 .........    $ 2,313,809.05      $ 3,866,000.00          $ 0.00           $         0.00
October 2010 ...........    $ 2,207,687.21      $ 3,866,000.00          $ 0.00           $         0.00
November 2010 ..........    $ 2,103,269.07      $ 3,866,000.00          $ 0.00           $         0.00
December 2010 ..........    $ 2,000,528.19      $ 3,866,000.00          $ 0.00           $         0.00
January 2011 ...........    $ 1,899,438.49      $ 3,866,000.00          $ 0.00           $         0.00
February 2011 ..........    $ 1,799,974.34      $ 3,866,000.00          $ 0.00           $         0.00
March 2011 .............    $ 1,702,110.46      $ 3,866,000.00          $ 0.00           $         0.00
April 2011 .............    $ 1,605,821.98      $ 3,866,000.00          $ 0.00           $         0.00
May 2011 ...............    $ 1,511,084.38      $ 3,866,000.00          $ 0.00           $         0.00
June 2011 ..............    $ 1,417,873.55      $ 3,866,000.00          $ 0.00           $         0.00
July 201 ...............    $ 1,326,165.71      $ 3,866,000.00          $ 0.00           $         0.00
August 2011 ............    $ 1,235,937.48      $ 3,866,000.00          $ 0.00           $         0.00
September 2011 .........    $ 1,147,165.81      $ 3,866,000.00          $ 0.00           $         0.00
October 2011 ...........    $ 1,059,828.03      $ 3,866,000.00          $ 0.00           $         0.00
November 2011 ..........    $   973,901.79      $ 3,866,000.00          $ 0.00           $         0.00
December 2011 ..........    $   889,365.11      $ 3,866,000.00          $ 0.00           $         0.00
January 2012 ...........    $   806,196.30      $ 3,866,000.00          $ 0.00           $         0.00
February 2012 ..........    $   724,374.05      $ 3,866,000.00          $ 0.00           $         0.00
March 2012 .............    $   643,877.35      $ 3,866,000.00          $ 0.00           $         0.00
April 2012 .............    $   564,685.52      $ 3,866,000.00          $ 0.00           $         0.00
May 2012 ...............    $   486,778.18      $ 3,866,000.00          $ 0.00           $         0.00

                                                                       COMPONENT           COMPONENT
                              CLASS 2-A-7         CLASS 2-A-8           2-A-6-I            2-A-6-II
DISTRIBUTION DATE          PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE      PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   ----------------
June 2012 ..............     $ 410,135.29       $ 3,866,000.00          $ 0.00              $ 0.00
July 2012 ..............     $ 334,737.09       $ 3,866,000.00          $ 0.00              $ 0.00
August 2012 ............     $ 260,564.15       $ 3,866,000.00          $ 0.00              $ 0.00
September 2012 .........     $ 187,597.31       $ 3,866,000.00          $ 0.00              $ 0.00
October 2012 ...........     $ 115,817.71       $ 3,866,000.00          $ 0.00              $ 0.00
November 2012 ..........     $  45,206.80       $ 3,866,000.00          $ 0.00              $ 0.00
December 2012 ..........     $       0.00       $ 3,841,746.29          $ 0.00              $ 0.00
January 2013 ...........     $       0.00       $ 3,773,418.18          $ 0.00              $ 0.00
February 2013 ..........     $       0.00       $ 3,706,204.74          $ 0.00              $ 0.00
March 2013 .............     $       0.00       $ 3,640,088.50          $ 0.00              $ 0.00
April 2013 .............     $       0.00       $ 3,442,114.84          $ 0.00              $ 0.00
May 2013 ...............     $       0.00       $ 3,348,888.69          $ 0.00              $ 0.00
June 2013 ..............     $       0.00       $ 3,288,842.44          $ 0.00              $ 0.00
July 2013 ..............     $       0.00       $ 3,229,779.45          $ 0.00              $ 0.00
August 2013 ............     $       0.00       $ 3,171,684.29          $ 0.00              $ 0.00
September 2013 .........     $       0.00       $ 3,114,541.77          $ 0.00              $ 0.00
October 2013 ...........     $       0.00       $ 3,058,336.92          $ 0.00              $ 0.00
November 2013 ..........     $       0.00       $ 3,003,055.04          $ 0.00              $ 0.00
December 2013 ..........     $       0.00       $ 2,948,681.61          $ 0.00              $ 0.00
January 2014 ...........     $       0.00       $ 2,895,202.34          $ 0.00              $ 0.00
February 2014 ..........     $       0.00       $ 2,842,603.20          $ 0.00              $ 0.00
March 2014 .............     $       0.00       $ 2,790,870.33          $ 0.00              $ 0.00
April 2014 .............     $       0.00       $ 2,739,990.09          $ 0.00              $ 0.00
May 2014 ...............     $       0.00       $ 2,689,949.07          $ 0.00              $ 0.00
June 2014 ..............     $       0.00       $ 2,640,734.05          $ 0.00              $ 0.00
July 2014 ..............     $       0.00       $ 2,592,332.02          $ 0.00              $ 0.00
August 2014 ............     $       0.00       $ 2,544,730.16          $ 0.00              $ 0.00
September 2014 .........     $       0.00       $ 2,497,915.86          $ 0.00              $ 0.00
October 2014 ...........     $       0.00       $ 2,451,876.70          $ 0.00              $ 0.00
November 2014 ..........     $       0.00       $ 2,406,600.45          $ 0.00              $ 0.00
December 2014 ..........     $       0.00       $ 2,362,075.08          $ 0.00              $ 0.00
January 2015 ...........     $       0.00       $ 2,318,288.71          $ 0.00              $ 0.00
February 2015 ..........     $       0.00       $ 2,275,229.69          $ 0.00              $ 0.00
March 2015 .............     $       0.00       $ 2,232,886.50          $ 0.00              $ 0.00
April 2015 .............     $       0.00       $ 2,191,247.85          $ 0.00              $ 0.00
May 2015 ...............     $       0.00       $ 2,150,302.58          $ 0.00              $ 0.00
June 2015 ..............     $       0.00       $ 2,110,039.73          $ 0.00              $ 0.00
July 2015 ..............     $       0.00       $ 2,070,448.49          $ 0.00              $ 0.00
August 2015 ............     $       0.00       $ 2,031,518.23          $ 0.00              $ 0.00
September 2015 .........     $       0.00       $ 1,993,238.48          $ 0.00              $ 0.00
October 2015 ...........     $       0.00       $ 1,955,598.93          $ 0.00              $ 0.00
November 2015 ..........     $       0.00       $ 1,918,589.43          $ 0.00              $ 0.00
December 2015 ..........     $       0.00       $ 1,882,199.98          $ 0.00              $ 0.00
January 2016 ...........     $       0.00       $ 1,846,420.73          $ 0.00              $ 0.00
February 2016 ..........     $       0.00       $ 1,811,242.02          $ 0.00              $ 0.00
March 2016 .............     $       0.00       $ 1,776,654.30          $ 0.00              $ 0.00
April 2016 .............     $       0.00       $ 1,742,648.16          $ 0.00              $ 0.00
May 2016 ...............     $       0.00       $ 1,709,214.38          $ 0.00              $ 0.00
June 2016 ..............     $       0.00       $ 1,676,343.85          $ 0.00              $ 0.00
July 2016 ..............     $       0.00       $ 1,644,027.60          $ 0.00              $ 0.00
August 2016 ............     $       0.00       $ 1,612,256.81          $ 0.00              $ 0.00
September 2016 .........     $       0.00       $ 1,581,022.79          $ 0.00              $ 0.00
October 2016 ...........     $       0.00       $ 1,550,317.00          $ 0.00              $ 0.00
November 2016 ..........     $       0.00       $ 1,520,131.01          $ 0.00              $ 0.00
December 2016 ..........     $       0.00       $ 1,490,456.52          $ 0.00              $ 0.00
January 2017 ...........     $       0.00       $ 1,461,285.39          $ 0.00              $ 0.00

                                                                       COMPONENT           COMPONENT
                              CLASS 2-A-7         CLASS 2-A-8           2-A-6-I            2-A-6-II
DISTRIBUTION DATE          PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE      PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   ----------------
February 2017 ..........        $ 0.00          $ 1,432,609.57          $ 0.00              $ 0.00
March 2017 .............        $ 0.00          $ 1,404,421.15          $ 0.00              $ 0.00
April 2017 .............        $ 0.00          $ 1,376,712.35          $ 0.00              $ 0.00
May 2017 ...............        $ 0.00          $ 1,349,475.49          $ 0.00              $ 0.00
June 2017 ..............        $ 0.00          $ 1,322,703.02          $ 0.00              $ 0.00
July 2017 ..............        $ 0.00          $ 1,296,387.51          $ 0.00              $ 0.00
August 2017 ............        $ 0.00          $ 1,270,521.64          $ 0.00              $ 0.00
September 2017 .........        $ 0.00          $ 1,245,098.23          $ 0.00              $ 0.00
October 2017 ...........        $ 0.00          $ 1,220,110.16          $ 0.00              $ 0.00
November 2017 ..........        $ 0.00          $ 1,195,550.46          $ 0.00              $ 0.00
December 2017 ..........        $ 0.00          $ 1,171,412.26          $ 0.00              $ 0.00
January 2018 ...........        $ 0.00          $ 1,147,688.80          $ 0.00              $ 0.00
February 2018 ..........        $ 0.00          $ 1,124,373.40          $ 0.00              $ 0.00
March 2018 .............        $ 0.00          $ 1,101,459.52          $ 0.00              $ 0.00
April 2018 .............        $ 0.00          $ 1,078,940.69          $ 0.00              $ 0.00
May 2018 ...............        $ 0.00          $ 1,056,810.57          $ 0.00              $ 0.00
June 2018 ..............        $ 0.00          $ 1,035,062.89          $ 0.00              $ 0.00
July 2018 ..............        $ 0.00          $ 1,013,691.49          $ 0.00              $ 0.00
August 2018 ............        $ 0.00          $   992,690.30          $ 0.00              $ 0.00
September 2018 .........        $ 0.00          $   972,053.37          $ 0.00              $ 0.00
October 2018 ...........        $ 0.00          $   951,774.80          $ 0.00              $ 0.00
November 2018 ..........        $ 0.00          $   931,848.82          $ 0.00              $ 0.00
December 2018 ..........        $ 0.00          $   912,269.74          $ 0.00              $ 0.00
January 2019 ...........        $ 0.00          $   893,031.96          $ 0.00              $ 0.00
February 2019 ..........        $ 0.00          $   874,129.95          $ 0.00              $ 0.00
March 2019 .............        $ 0.00          $   855,558.27          $ 0.00              $ 0.00
April 2019 .............        $ 0.00          $   837,311.59          $ 0.00              $ 0.00
May 2019 ...............        $ 0.00          $   819,384.63          $ 0.00              $ 0.00
June 2019 ..............        $ 0.00          $   801,772.21          $ 0.00              $ 0.00
July 2019 ..............        $ 0.00          $   784,469.22          $ 0.00              $ 0.00
August 2019 ............        $ 0.00          $   767,470.65          $ 0.00              $ 0.00
September 2019 .........        $ 0.00          $   750,771.56          $ 0.00              $ 0.00
October 2019 ...........        $ 0.00          $   734,367.09          $ 0.00              $ 0.00
November 2019 ..........        $ 0.00          $   718,252.45          $ 0.00              $ 0.00
December 2019 ..........        $ 0.00          $   702,422.90          $ 0.00              $ 0.00
January 2020 ...........        $ 0.00          $   686,873.82          $ 0.00              $ 0.00
February 2020 ..........        $ 0.00          $   671,600.63          $ 0.00              $ 0.00
March 2020 .............        $ 0.00          $   656,598.84          $ 0.00              $ 0.00
April 2020 .............        $ 0.00          $   641,864.01          $ 0.00              $ 0.00
May 2020 ...............        $ 0.00          $   627,391.81          $ 0.00              $ 0.00
June 2020 ..............        $ 0.00          $   613,177.92          $ 0.00              $ 0.00
July 2020 ..............        $ 0.00          $   599,218.12          $ 0.00              $ 0.00
August 2020 ............        $ 0.00          $   585,508.28          $ 0.00              $ 0.00
September 2020 .........        $ 0.00          $   572,044.29          $ 0.00              $ 0.00
October 2020 ...........        $ 0.00          $   558,822.12          $ 0.00              $ 0.00
November 2020 ..........        $ 0.00          $   545,837.82          $ 0.00              $ 0.00
December 2020 ..........        $ 0.00          $   533,087.49          $ 0.00              $ 0.00
January 2021 ...........        $ 0.00          $   520,567.28          $ 0.00              $ 0.00
February 2021 ..........        $ 0.00          $   508,273.43          $ 0.00              $ 0.00
March 2021 .............        $ 0.00          $   496,202.19          $ 0.00              $ 0.00
April 2021 .............        $ 0.00          $   484,349.92          $ 0.00              $ 0.00
May 2021 ...............        $ 0.00          $   472,713.00          $ 0.00              $ 0.00
June 2021 ..............        $ 0.00          $   461,287.89          $ 0.00              $ 0.00
July 2021 ..............        $ 0.00          $   450,071.10          $ 0.00              $ 0.00
August 2021 ............        $ 0.00          $   439,059.18          $ 0.00              $ 0.00
September 2021 .........        $ 0.00          $   428,248.77          $ 0.00              $ 0.00

                                                                       COMPONENT           COMPONENT
                              CLASS 2-A-7         CLASS 2-A-8           2-A-6-I            2-A-6-II
DISTRIBUTION DATE          PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE      PLANNED BALANCE
------------------------   -----------------   -----------------   -----------------   ----------------
October 2021 ...........        $ 0.00           $ 417,636.53           $ 0.00              $ 0.00
November 2021 ..........        $ 0.00           $ 407,219.17           $ 0.00              $ 0.00
December 2021 ..........        $ 0.00           $ 396,993.48           $ 0.00              $ 0.00
January 2022 ...........        $ 0.00           $ 386,956.28           $ 0.00              $ 0.00
February 2022 ..........        $ 0.00           $ 377,104.45           $ 0.00              $ 0.00
March 2022 .............        $ 0.00           $ 367,434.92           $ 0.00              $ 0.00
April 2022 .............        $ 0.00           $ 357,944.66           $ 0.00              $ 0.00
May 2022 ...............        $ 0.00           $ 348,630.69           $ 0.00              $ 0.00
June 2022 ..............        $ 0.00           $ 339,490.08           $ 0.00              $ 0.00
July 2022 ..............        $ 0.00           $ 330,519.94           $ 0.00              $ 0.00
August 2022 ............        $ 0.00           $ 321,717.44           $ 0.00              $ 0.00
September 2022 .........        $ 0.00           $ 313,079.77           $ 0.00              $ 0.00
October 2022 ...........        $ 0.00           $ 304,604.20           $ 0.00              $ 0.00
November 2022 ..........        $ 0.00           $ 296,288.01           $ 0.00              $ 0.00
December 2022 ..........        $ 0.00           $ 288,128.53           $ 0.00              $ 0.00
January 2023 ...........        $ 0.00           $ 280,123.15           $ 0.00              $ 0.00
February 2023 ..........        $ 0.00           $ 272,269.29           $ 0.00              $ 0.00
March 2023 .............        $ 0.00           $ 264,564.41           $ 0.00              $ 0.00
April 2023 .............        $ 0.00           $ 257,006.00           $ 0.00              $ 0.00
May 2023 ...............        $ 0.00           $ 249,591.61           $ 0.00              $ 0.00
June 2023 ..............        $ 0.00           $ 242,318.82           $ 0.00              $ 0.00
July 2023 ..............        $ 0.00           $ 235,185.25           $ 0.00              $ 0.00
August 2023 ............        $ 0.00           $ 228,188.55           $ 0.00              $ 0.00
September 2023 .........        $ 0.00           $ 221,326.43           $ 0.00              $ 0.00
October 2023 ...........        $ 0.00           $ 214,596.60           $ 0.00              $ 0.00
November 2023 ..........        $ 0.00           $ 207,996.85           $ 0.00              $ 0.00
December 2023 ..........        $ 0.00           $ 201,524.95           $ 0.00              $ 0.00
January 2024 ...........        $ 0.00           $ 195,178.76           $ 0.00              $ 0.00
February 2024 ..........        $ 0.00           $ 188,956.15           $ 0.00              $ 0.00
March 2024 .............        $ 0.00           $ 182,855.00           $ 0.00              $ 0.00
April 2024 .............        $ 0.00           $ 176,873.28           $ 0.00              $ 0.00
May 2024 ...............        $ 0.00           $ 171,008.97           $ 0.00              $ 0.00
June 2024 ..............        $ 0.00           $ 165,260.03           $ 0.00              $ 0.00
July 2024 ..............        $ 0.00           $ 159,624.53           $ 0.00              $ 0.00
August 2024 ............        $ 0.00           $ 154,100.52           $ 0.00              $ 0.00
September 2024 .........        $ 0.00           $ 148,686.12           $ 0.00              $ 0.00
October 2024 ...........        $ 0.00           $ 143,379.44           $ 0.00              $ 0.00
November 2024 ..........        $ 0.00           $ 138,178.64           $ 0.00              $ 0.00
December 2024 ..........        $ 0.00           $ 133,081.92           $ 0.00              $ 0.00
January 2025 ...........        $ 0.00           $ 128,087.48           $ 0.00              $ 0.00
February 2025 ..........        $ 0.00           $ 123,193.58           $ 0.00              $ 0.00
March 2025 .............        $ 0.00           $ 118,398.49           $ 0.00              $ 0.00
April 2025 .............        $ 0.00           $ 113,700.52           $ 0.00              $ 0.00
May 2025 ...............        $ 0.00           $ 109,097.98           $ 0.00              $ 0.00
June 2025 ..............        $ 0.00           $ 104,589.25           $ 0.00              $ 0.00
July 2025 ..............        $ 0.00           $ 100,172.70           $ 0.00              $ 0.00
August 2025 ............        $ 0.00           $  95,846.73           $ 0.00              $ 0.00
September 2025 .........        $ 0.00           $  91,609.78           $ 0.00              $ 0.00
October 2025 ...........        $ 0.00           $  87,460.31           $ 0.00              $ 0.00
November 2025 ..........        $ 0.00           $  83,396.80           $ 0.00              $ 0.00
December 2025 ..........        $ 0.00           $  79,417.78           $ 0.00              $ 0.00
January 2026 ...........        $ 0.00           $  75,521.76           $ 0.00              $ 0.00
February 2026 ..........        $ 0.00           $  71,707.30           $ 0.00              $ 0.00
March 2026 .............        $ 0.00           $  67,972.98           $ 0.00              $ 0.00
April 2026 .............        $ 0.00           $  64,317.41           $ 0.00              $ 0.00
May 2026 ...............        $ 0.00           $  60,739.21           $ 0.00              $ 0.00

                                                                                  COMPONENT           COMPONENT
                                         CLASS 2-A-7         CLASS 2-A-8           2-A-6-I            2-A-6-II
DISTRIBUTION DATE                     PLANNED BALANCE     PLANNED BALANCE     PLANNED BALANCE      PLANNED BALANCE
-----------------------------------   -----------------   -----------------   -----------------   ----------------
June 2026 .........................        $ 0.00            $ 57,237.03           $ 0.00              $ 0.00
July 2026 .........................        $ 0.00            $ 53,809.52           $ 0.00              $ 0.00
August 2026 .......................        $ 0.00            $ 50,455.39           $ 0.00              $ 0.00
September 2026 ....................        $ 0.00            $ 47,173.35           $ 0.00              $ 0.00
October 2026 ......................        $ 0.00            $ 43,962.14           $ 0.00              $ 0.00
November 2026 .....................        $ 0.00            $ 40,820.50           $ 0.00              $ 0.00
December 2026 .....................        $ 0.00            $ 37,747.22           $ 0.00              $ 0.00
January 2027 ......................        $ 0.00            $ 34,741.06           $ 0.00              $ 0.00
February 2027 .....................        $ 0.00            $ 31,800.87           $ 0.00              $ 0.00
March 2027 ........................        $ 0.00            $ 28,925.46           $ 0.00              $ 0.00
April 2027 ........................        $ 0.00            $ 26,113.70           $ 0.00              $ 0.00
May 2027 ..........................        $ 0.00            $ 23,364.45           $ 0.00              $ 0.00
June 2027 .........................        $ 0.00            $ 20,676.59           $ 0.00              $ 0.00
July 2027 .........................        $ 0.00            $ 18,049.04           $ 0.00              $ 0.00
August 2027 .......................        $ 0.00            $ 15,480.72           $ 0.00              $ 0.00
September 2027 ....................        $ 0.00            $ 12,970.58           $ 0.00              $ 0.00
October 2027 ......................        $ 0.00            $ 10,517.57           $ 0.00              $ 0.00
November 2027 .....................        $ 0.00            $  8,120.66           $ 0.00              $ 0.00
December 2027 .....................        $ 0.00            $  5,778.86           $ 0.00              $ 0.00
January 2028 ......................        $ 0.00            $  3,491.16           $ 0.00              $ 0.00
February 2028 .....................        $ 0.00            $  1,256.61           $ 0.00              $ 0.00
March 2028 and thereafter .........        $ 0.00            $      0.00           $ 0.00              $ 0.00

PROSPECTUS
                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                                    SELLER
                                   --------
      This Prospectus relates to Mortgage Pass-Through Certificates (the
"Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Structured Asset Mortgage Investments Inc. (previously known as Bear Stearns Mortgage Securities Inc.) (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

      Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

      The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

      The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."
                                   --------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                   --------
      Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.


      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:



                           BEAR, STEARNS & CO. INC.


                  The date of this Prospectus is May 21, 1998.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT


      The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class; (vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.


                             AVAILABLE INFORMATION


      The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street -- Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center -- 13th Floor, New York, New York 10048.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

      Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

      The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.


                         REPORTS TO CERTIFICATEHOLDERS


      Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders."

                                SUMMARY OF TERMS


      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES.


Title of Securities................   Mortgage Pass-Through Certificates
                                      (Issuable in Series).

Seller.............................   Structured Asset Mortgage Investments
                                      Inc. (previously known as Bear Stearns
                                      Mortgage Securities Inc.), a Delaware
                                      corporation and a wholly-owned subsidiary of Bear Stearns Mortgage Capital
                                      Corporation. See "The Seller."

Trustee............................   The Trustee for each Series of
                                      Certificates will be specified in the
                                      related Prospectus Supplement.

Master Servicer....................   One or more entities named as a Master
                                      Servicer in the related Prospectus
                                      Supplement, which may be an affiliate of the Seller. See "The Pooling and Servicing
                                      Agreement -- Certain Matters Regarding the
                                      Master Servicer and the Seller."

Trust Fund Assets..................   A Trust Fund for a Series of
                                      Certificates will include the Mortgage
                                      Assets consisting of (i) a pool (a
                                      "Mortgage Pool") of Single Family Loans,
                                      Multifamily Loans, Cooperative Loans or
                                      Contracts (collectively, the "Mortgage
                                      Loans"), (ii) Agency Securities or (iii)
                                      Private Mortgage-Backed Securities,
                                      together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related
                                      Prospectus Supplement.

A. Single Family, Cooperative
   and Multi-family Loans..........   Unless otherwise specified in the
                                      related Prospectus Supplement, Single
                                      Family Loans will be secured by first
                                      mortgage liens on one- to four-family
                                      residential properties. Unless otherwise specified in the related Prospectus
                                      Supplement, Cooperative Loans will be
                                      secured by security interests in shares
                                      issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single
                                      Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the
                                      Federal Housing Authority ("FHA") or
                                      partially guaranteed by the Veterans
                                      Administration ("VA") as specified in the related Prospectus Supplement. Unless otherwise specified in the related
                                      Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

                                      Multifamily Loans will be secured by
                                      first mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by
                                      Cooperatives. Such loans may be
                                      conventional
                                      loans or insured by the FHA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have individual principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years.

                                      The payment terms of the Mortgage Loans
                                      to be included in a Trust Fund will be
                                      described in the related Prospectus
                                      Supplement and may include any of the
                                      following features or combinations
                                      thereof or other features described in
                                      the related Prospectus Supplement:

                                      (a)  Interest may be payable at a fixed
                                            rate, a rate adjustable from time
                                            to time in relation to an index, a
                                            rate that is fixed for a period of
                                            time or under certain circumstances
                                            and is followed by an adjustable
                                            rate, a rate that otherwise varies
                                            from time to time, or a rate that
                                            is convertible from an adjustable
                                            rate to a fixed rate. Changes to an
                                            adjustable rate may be subject to
                                            periodic limitations, maximum
                                            rates, minimum rates or a
                                            combination of such limitations.
                                            Accrued interest may be deferred
                                            and added to the principal of a
                                            Mortgage Loan for such periods and
                                            under such circumstances as may be
                                            specified in the related Prospectus
                                            Supplement. Mortgage Loans may
                                            provide for the payment of interest
                                            at a rate lower than the specified
                                            interest rate on the Mortgage Loan
                                            (the "Mortgage Rate") for a period
                                            of time or for the life of the
                                            Mortgage Loan, and the amount of
                                            any difference may be contributed
                                            from funds supplied by the seller
                                            of the Mortgaged Property or
                                            another source ("Buydown Loans") or
                                            may be treated as accrued interest
                                            and added to the principal of the
                                            Mortgage Loan.

                                      (b)  Principal may be payable on a level
                                            debt service basis to fully
                                            amortize the Mortgage Loan over its
                                            term, may be calculated on the
                                            basis of an assumed amortization
                                            schedule that is significantly
                                            longer than the original term to
                                            maturity or on an interest rate
                                            that is different from the interest
                                            rate on the Mortgage Loan or may
                                            not be amortized during all or a
                                            portion of the original term.
                                            Payment of all or a substantial
                                            portion of the principal may be due
                                            on maturity ("balloon" payments).
                                            Principal may include interest that
                                            has been deferred and added to the
                                            principal balance of the Mortgage
                                            Loan.

                                      (c)  Payments of principal and interest
                                            may be fixed for the life of the
                                            Mortgage Loan, may increase over a
                                            specified period of time or may
                                            change from period to period.
                                            Mortgage Loans may include limits
                                            on periodic increases or decreases
                                            in the
                                            amount of monthly payments and may
                                            include maximum or minimum amounts
                                            of monthly payments.

                                      (d)  Prepayments of principal may be
                                            subject to a prepayment fee, which
                                            may be fixed for the life of the
                                            Mortgage Loan or may decline over
                                            time, and may be prohibited for the
                                            life of the Mortgage Loan or for
                                            certain periods ("lockout
                                            periods"). Certain Mortgage Loans
                                            may permit prepayments after
                                            expiration of the applicable
                                            lockout period and may require the
                                            payment of a prepayment fee in
                                            connection with any such subsequent
                                            prepayment. Other Mortgage Loans
                                            may permit prepayments without
                                            payment of a fee unless the
                                            prepayment occurs during specified
                                            time periods. The Mortgage Loans
                                            may include due-on-sale clauses
                                            which permit the mortgagee to
                                            demand payment of the entire
                                            Mortgage Loan in connection with
                                            the sale or certain transfers of
                                            the related Mortgaged Property.
                                            Other Mortgage Loans may be
                                            assumable by persons meeting the
                                            then applicable underwriting
                                            standards of the Lender.

                                      Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B. Contracts.......................   Contracts will consist of conditional
                                      sales and installment sales or loan
                                      agreements secured by new or used
                                      Manufactured Homes (as defined herein).
                                      Contracts may be conventional loans,
                                      insured by the FHA or partially guaranteed by the VA, as specified in the related
                                      Prospectus Supplement. Unless otherwise
                                      specified in the related Prospectus
                                      Supplement, each Contract will be fully
                                      amortizing and will bear interest at a
                                      fixed accrual percentage rate ("APR").
                                      Unless otherwise specified in the related
                                      Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

C. Agency Securities...............   The Agency Securities will consist of
                                      (i) fully modified pass-through
                                      mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                                      Mortgage Association ("GNMA
                                      Certificates"), (ii) Guaranteed Mortgage
                                      Pass-Through Certificates issued and
                                      guaranteed as to timely payment of
                                      principal
                                      and interest by the Federal National
                                      Mortgage Association ("FNMA
                                      Certificates"), (iii) Mortgage
                                      Participation Certificates issued and
                                      guaranteed as to timely payment of
                                      interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation
                                      ("FHLMC Certificates"), (iv) stripped
                                      mortgage-backed securities representing
                                      an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA,
                                      FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,
                                      (v) another type of guaranteed
                                      pass-through certificate issued or
                                      guaranteed by GNMA, FNMA, FHLMC or
                                      another government agency or
                                      government-sponsored agency and described in the related Prospectus Supplement, or
                                      (vi) a combination of such Agency
                                      Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC
                                      Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency
                                      Securities may consist of pass-through
                                      securities issued under the GNMA I
                                      Program, the GNMA II Program, FHLMC's
                                      Cash or Guarantor Program or another
                                      program specified in the Prospectus
                                      Supplement. The payment characteristics
                                      of the Mortgage Loans underlying the
                                      Agency Securities will be described in
                                      the related Prospectus Supplement.

D. Private Mortgage-Backed
   Securities......................   Private Mortgage-Backed Securities may
                                      include (i) mortgage participations or
                                      pass-through certificates representing
                                      beneficial interests in certain Mortgage
                                      Loans or (ii) Collateralized Mortgage
                                      Obligations ("CMOs") secured by such
                                      Mortgage Loans. Private Mortgage-Backed
                                      Securities may include stripped
                                      mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Although individual Mortgage Loans underlying a Private Mortgage-Backed
                                      Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "The Trust Fund -- Private
                                      Mortgage-Backed Securities." Unless
                                      otherwise specified in the Prospectus
                                      Supplement relating to a Series of

                                      Certificates, payments on the Private
                                      Mortgage-Backed Securities will be
                                      distributed directly to the Trustee as
                                      registered owner of such Private
                                      Mortgage-Backed Securities. See "The
                                      Trust Fund -- Private Mortgage-Backed
                                      Securities."

                                      The related Prospectus Supplement for a
                                      Series will specify (i) the aggregate
                                      approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination;
                                      (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust Fund."

E. Pre-Funding and
     Capitalized Interest
   Accounts........................   If specified in the related Prospectus
                                      Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                      Prospectus Supplement (the "Pre-Funding
                                      Period"). The Primary Assets to be so
                                      purchased will be required to have certain characteristics specified in the related
                                      Prospectus Supplement.

                                      If any Pre-Funded Amount remains on
                                      deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of Certificates will not exceed fifty percent of the aggregate principal amount of such Series of Certificates.

                                      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

  Description of the
   Certificates....................   Each Certificate will represent a
                                      beneficial ownership interest in a Trust
                                      Fund created by the Seller pursuant to a Pooling and Servicing Agreement (each, an
                                      "Agreement") among the Seller, the Master
                                      Servicer(s) and the Trustee for the
                                      related Series. The Certificates of any
                                      Series may be issued in one or more
                                      classes as specified in the related
                                      Prospectus Supplement. A Series of
                                      Certificates may include one or more
                                      classes of senior Certificates
                                      (collectively, the "Senior Certificates") which receive certain preferential treatment specified in the related
                                      Prospectus Supplement with respect to one or more classes of subordinate
                                      Certificates (collectively, the
                                      "Subordinated Certificates"). Certain
                                      Series or classes of Certificates may be covered by insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement as described herein and in the related Prospectus Supplement.

                                      One or more classes of Certificates of
                                      each Series (i) may be entitled to
                                      receive distributions allocable only to
                                      principal, only to interest or to any
                                      combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the

                                      Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement;
                                      (v) may be entitled to receive
                                      distributions in accordance with a
                                      schedule or formula or on the basis of
                                      collections from designated portions of
                                      the assets in the related Trust Fund;
                                      (vi) as to Certificates entitled to
                                      distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

  Distributions on the
   Certificates....................   Distributions on the Certificates
                                      entitled thereto will be made monthly,
                                      quarterly, semi-annually or at such other intervals and on such other Distribution
                                      Dates specified in the Prospectus
                                      Supplement solely out of the payments
                                      received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                                      Supplement. The amount allocable to
                                      payments of principal and interest on any Distribution Date will be determined as specified in the Prospectus Supplement.
                                      Unless otherwise specified in the
                                      Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto, and the aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such
                                      Certificates will be entitled to receive.
                                      If specified in the Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of a date specified in the related Prospectus Supplement related to the creation of the Trust Fund (the
                                      "Cut-off Date") and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying
                                      Mortgage Loans, Agency Securities or
                                      Private Mortgage-Backed Securities, net
                                      of the aggregate servicing fees and any
                                      other amounts specified in the Prospectus
                                      Supplement. If specified in the
                                      Prospectus Supplement, the aggregate
                                      original principal balance of the
                                      Certificates and interest rates on the
                                      classes of Certificates will be
                                      determined based on the cash flow on the Mortgage Assets. The Pass-Through Rate at which interest will be passed through to holders of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus
                                      Supplement.

  Credit Enhancement...............   The assets in a Trust Fund or the
                                      Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus upplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A. Subordination...................   The rights of the holders of the
                                      Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same
                                      Series to the extent described in the
                                      related Prospectus Supplement. This
                                      subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior
                                      Certificates of a Series by means of the subordination feature may be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described in the related
                                      Prospectus Supplement, by the right of
                                      such holders to receive future
                                      distributions on the assets in the related
                                      Trust Fund that would otherwise have been payable to the Subordinated
                                      Certificateholders; (ii) reducing the
                                      ownership interest of the related
                                      subordinated Certificates; (iii) a
                                      combination of clauses (i) and (ii) above;
                                      or (iv) as otherwise described in the
                                      related Prospectus Supplement. The
                                      protection afforded to the holders of
                                      Senior Certificates of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated Certificates to the extent described in the related Prospectus
                                      Supplement.

                                      If so specified in the related Prospectus
                                      Supplement, the same class of
                                      Certificates may be Senior Certificates
                                      with respect to certain types of payments or certain types of losses or delinquencies and Subordinated
                                      Certificates with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of Subordinated Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Certificates or released from the related Trust Fund.

B. Reserve Accounts................   One or more Reserve Accounts may be
                                      established and maintained for each
                                      Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Account and the conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of
                                      Certificates of a particular class or
                                      released from the related Trust Fund.

C. Pool Insurance Policy...........   A mortgage pool insurance policy or
                                      policies (the "Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Single Family Loans,
                                      Cooperative Loans or Contracts, limited in scope, covering defaults on the related
                                      Single Family Loans, Cooperative Loans or
                                      Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Single Family
                                      Loans, Cooperative Loans or Contracts
                                      included in the Mortgage Pool as of the
                                      Cut-off Date or such other date as is
                                      specified in the related Prospectus
                                      Supplement.

D. Special Hazard Insurance
   Policy..........................   In the case of Single Family Loans,
                                      Cooperative Loans or Contracts, certain
                                      physical risks that are not otherwise
                                      insured against by standard hazard
                                      insurance policies may be covered by a
                                      special hazard insurance policy or
                                      policies (the "Special Hazard Insurance
                                      Policy"). Unless otherwise specified in
                                      the related Prospectus Supplement, each
                                      Special Hazard Insurance Policy will be
                                      limited in scope and will cover losses in an initial amount equal to the greatest of
                                      (i) a specified percentage of the
                                      aggregate principal balance of the Single
                                      Family Loans, Cooperative Loans or
                                      Contracts as of the related Cut-off Date,
                                      (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest
                                      Single Family Loan, Cooperative Loan or
                                      Contract in the related Mortgage Pool, or
                                      (iii) the aggregate principal balance of Single Family Loans, Cooperative Loans or
                                      Contracts as of the Cut-off Date secured by property in any single zip code concentration.

E. Bankruptcy Bond.................   A bankruptcy bond or bonds (the
                                      "Bankruptcy Bond") may be obtained
                                      covering certain losses resulting from
                                      action which may be taken by a bankruptcy court in connection with a Single Family
                                      Loan, Cooperative Loan or Contract.

                                      The level of coverage of each Bankruptcy
                                      Bond will be specified in the related
                                      Prospectus Supplement.

F. FHA Insurance and VA
   Guarantee.......................   All or a portion of the Mortgage Loans
                                      in a Mortgage Pool may be insured by FHA insurance and all or a portion of the Single Family Loans or Contracts in a
                                      Mortgage Pool may be partially guaranteed by the VA.

G. Other Arrangements..............   Other arrangements as described in the
                                      related Prospectus Supplement including, but not limited to, one or more letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps, collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Certificates (the
                                      "Rating Agency").

H. Cross Support...................   If specified in the Prospectus
                                      Supplement, the beneficial ownership of
                                      separate groups of assets or separate
                                      Trust Funds may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing beneficial ownership of one or more asset groups or Trust Funds prior to distributions to other Certificates evidencing a beneficial ownership interest in other asset groups or Trust Funds. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified asset groups or Trust Funds.

  Advances.........................   Unless otherwise specified in the
                                      related Prospectus Supplement, each Master
                                      Servicer and, if applicable, each mortgage servicing institution that services a
                                      Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-Servicer") will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage Loan until the date on which the related
                                      Mortgaged Property is sold at a
                                      foreclosure sale or the related Mortgage
                                      Loan is otherwise liquidated. Any such
                                      obligation to make advances may be limited to amounts due holders of Senior
                                      Certificates of the related Series, to
                                      amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related Prospectus Supplement. See
                                      "Description of the Certificates --

                                      Advances." Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

  Optional Termination.............   The Master Servicer, the holders of the
                                      residual interests in a REMIC, or any
                                      other entity specified in the related
                                      Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The
                                      Pooling and Servicing Agreement --
                                      Termination; Optional Termination."

  Legal Investment.................   Unless otherwise specified in the
                                      related Prospectus Supplement, each class of Certificates offered hereby and by the related Prospectus Supplement will constitute "mortgage-related securities" for purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See
                                      "Legal Investment."

                                      Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein.

  Certain Federal Income Tax
  Consequences.....................   The federal income tax consequences of
                                      the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust Fund (or certain assets of the Trust Fund) as a REMIC under the Internal Revenue Code of
                                      1986, as amended (the "Code").

                                      REMIC. If an election is to be made to
                                      -----
                                      treat the Trust Fund for a series of
                                      Certificates as a REMIC for federal
                                      income tax purposes, the related
                                      Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual
                                      Certificates").

                                      For federal income tax purposes, REMIC
                                      Regular Certificates generally will be
                                      treated as debt obligations of the Trust
                                      Fund with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                      Each holder of a REMIC Residual
                                      Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC RESIDUAL CERTIFICATES -- TAX ON DISPOSITION OF EMIC RESIDUAL
                                      CERTIFICATES; RESTRICTION ON TRANSFER;
                                      HOLDING BY PASS-THROUGH ENTITIES," ARE
                                      PROHIBITED FROM ACQUIRING OR HOLDING ANY
                                      BENEFICIAL INTEREST IN THE REMIC RESIDUAL
                                      CERTIFICATES. In certain cases, a
                                      transfer of a REMIC Residual Certificate will not be effective for Federal income tax purposes. See "Certain Federal Income Tax Consequences -- Transfers of REMIC Residual Certificates" and " -- Foreign Investors" herein.

                                      Grantor Trust. If no election is to be
                                      -------------
                                      made to treat the Trust Fund for a series of Certificates ("Non-REMIC
                                      Certificates") as a REMIC, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Loan and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                                      Investors are advised to consult their
                                      tax advisors and to review "Certain
                                      Federal Income Tax Consequences" herein
                                      and, if applicable, in the related
                                      Prospectus Supplement.

ERISA Considerations...............   A fiduciary of any employee benefit plan
                                      or other retirement plan or arrangement
                                      subject to the Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), or Section 4975 of the Code
                                      should carefully review with its legal
                                      advisors whether the purchase, holding or disposition of Certificates could give rise to a prohibited transaction under ERISA or the Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA
                                      Considerations."

                                 THE TRUST FUND


      A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans,
(ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

      The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program-Underwriting Standards."

      The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.


THE MORTGAGE LOANS-GENERAL


      The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:


--------------------------
*Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

            (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

            (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

            (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (E.G., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and
(viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

      The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

      Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program-Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement-Sub-Servicing by Lenders," "-Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


SINGLE FAMILY AND COOPERATIVE LOANS


      Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

      The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.


MULTIFAMILY LOANS


      Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

      Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS


      The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

      Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.


AGENCY SECURITIES


      GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

      The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

      If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

      GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

      If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

      The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

      FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

      FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

      Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

      FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

      The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

      FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

      Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

      FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

      FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

      Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

      FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

      OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES


      GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

      CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

      ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities,
(iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


SUBSTITUTION OF MORTGAGE ASSETS


      If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                USE OF PROCEEDS


      The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.

                                   THE SELLER


      Structured Asset Mortgage Investments Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. On May 1, 1998, the Seller changed its name from Bear Stearns Mortgage Securities Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

      The Seller does not have, nor is it expected in the future to have, any significant assets.


                             MORTGAGE LOAN PROGRAM


      The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."


UNDERWRITING STANDARDS


      Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

      In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

      A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

      In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

      Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.


QUALIFICATIONS OF LENDERS


      Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").


REPRESENTATIONS BY LENDERS; REPURCHASES


      Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

      Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

      Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."

      If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

      The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.


OPTIONAL PURCHASE OF DEFAULTED LOANS


      If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES


      Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.


GENERAL


      Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest"), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

      The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.


DISTRIBUTIONS ON CERTIFICATES


      GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

      Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

      AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

            (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                  (a) all payments which were due on or before the Cut-off
            Date;

                  (b) all Liquidation Proceeds, all Insurance Proceeds, all
            Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                  (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  (d) amounts received on particular Mortgage Loans as late
            payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                  (e) amounts representing reimbursement, to the extent
            permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                  (f) that portion of each collection of interest on a
            particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

            (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate Account; and

            (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

      DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

      DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

      If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement-Subordination."

      UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.


ADVANCES


      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

      In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (E.G., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.


REPORTS TO CERTIFICATEHOLDERS


      Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

            (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

            (ii) the amount of such distribution allocable to interest;

            (iii) the amount of any advance by the Master Servicer;

            (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

            (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

            (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

            (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

            (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

            (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

            (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION


      If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

      Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

      DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

      Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.


                               CREDIT ENHANCEMENT

GENERAL


      Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.


SUBORDINATION


      If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

      In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

      If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

      As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement.


POOL INSURANCE POLICIES


      If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

      A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

      Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

      The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


SPECIAL HAZARD INSURANCE POLICIES


      If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

      The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


BANKRUPTCY BONDS


      If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

      The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.


FHA INSURANCE; VA GUARANTEES


      Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

      The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


FHA INSURANCE ON MULTIFAMILY LOANS


      There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.


RESERVE ACCOUNTS


      If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.


OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS


      If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.


CROSS SUPPORT


      If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

      If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                      YIELD AND PREPAYMENT CONSIDERATIONS


      The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

      The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.


      Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

      When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

      Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

      Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

      The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

      Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

      Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

      The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT


      Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


ASSIGNMENT OF MORTGAGE ASSETS


      ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

      In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

      With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

      The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage

Loan Program -- Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

      The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

      ASSIGNMENT OF AGENCY SECURITIES. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

      ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS


      Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or Sub-Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

      Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

      (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

      (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

      (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program -- Representations by Lenders; Repurchases" or " -- Assignment of Mortgage Assets" above;

      (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

      (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

      (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

      If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

      The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificateholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.


SUB-SERVICING BY LENDERS


      Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

      With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under " -- Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

      As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See " -- Servicing and Other Compensation and Payment of Expenses."

      Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

      The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES


      The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

      Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

      With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.


HAZARD INSURANCE


      The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


      PRIMARY INSURANCE POLICIES. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

      Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

      RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

      In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

      If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES


      Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

      In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.


EVIDENCE AS TO COMPLIANCE


      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER


      One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.


EVENTS OF DEFAULT


      Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT


      Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.


AMENDMENT


      Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION


      Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

      Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.


THE TRUSTEE


      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS


      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.


GENERAL


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

      COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

      CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

      The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

      If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.


FORECLOSURE/REPOSSESSION


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

      COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.


      CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS


      Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

      Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


DUE-ON-SALE CLAUSES


      Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.


PREPAYMENT CHARGES


      Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.


APPLICABILITY OF USURY LAWS


      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT


      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


PRODUCT LIABILITY AND RELATED LITIGATION


      Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

      Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

      To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS


      Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


      The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.


REMIC ELECTIONS


      Under the Code, an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates," which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the
Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of
Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.


REMIC CERTIFICATES


      With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock

& Stroock & Lavan LLP or Thacher Profitt & Wood, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

      To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

      STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


TIERED REMIC STRUCTURES


      For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan LLP or Thacher Profitt & Wood will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


REMIC REGULAR CERTIFICATES


      CURRENT INCOME ON REMIC REGULAR CERTIFICATES -- GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

      ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

      Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

      The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

      In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

      The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

      The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

      The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

      QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

      PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

      PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

      VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

      An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

      For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

      In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

      If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

      INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

      MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

      In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

      Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates -- Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

      ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

      SINGLE-CLASS REMICS. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

      SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC

Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates -- Market Discount."

      REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

      TERMINATION. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.


TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS


      Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.


REMIC RESIDUAL CERTIFICATES


      Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

      The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

      A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

      As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (I.E., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

      If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

      The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

      There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

      MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

      In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

      Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

      The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

      Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

      If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

      The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

      The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

      A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

      Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

      DEALERS' ABILITY TO MARK TO MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.


TRANSFERS OF REMIC RESIDUAL CERTIFICATES


      TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

      If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

      The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701 (i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

      A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

      The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

      TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

      RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (I.E., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.


      A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

      The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

      For taxable years beginning after December 31, 1997, all partners of certain "electing large partnerships" having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC will be disallowed, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below.

      The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and
(2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.


DEDUCTIBILITY OF TRUST FUND EXPENSES


      A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS


      REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

      REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors -- Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

      The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.


BACKUP WITHHOLDING


      Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.


REMIC ADMINISTRATIVE MATTERS


      The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

      Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.


NON-REMIC CERTIFICATES


      The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

      TAX STATUS OF THE TRUST FUND. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan LLP or Thacher Profitt & Wood, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

      A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

      STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) (v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

      TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

      If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests -- Current Income on REMIC Regular Interests -- Original Issue Discount" and " -- Market Discount" above.

      If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This might require the use of the pricing prepayment assumption instead of the prepayment assumptions used in the underlying transactions.

      In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

      Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discounts -- Variable Rate REMIC Regular Certificates" will be applied.

      TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates."

      If discount on the Mortgage Loans other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Market Discount."

      If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

      It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

      If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

      SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

      FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS


      Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997 a FASIT, as defined in Section 860L of the Code), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein),
(iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS


      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

      In DOL Regulation ss.2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and
Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

      The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

      For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

      In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

      Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

      In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

      PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

      If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

      Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

      One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

      Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA


      Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").


FFIEC POLICY STATEMENT


      The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

      The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

      The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

      A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

      In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

      The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

      When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

      Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

      Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.


GENERALLY


      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION


      The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

      Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

      The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

      The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL MATTERS


      The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or Thacher Profitt & Wood, Two World Trade Center, New York, New York 10048.


                             FINANCIAL INFORMATION


      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING


      It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY


      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:




TERM                                       PAGE
---------------------------------------   -----
Accounts ..............................    30
APR ...................................     6
ARM ...................................    80
Accrual Certificates ..................    32
Agency Securities .....................     1
Agreement .............................     9
Available Funds .......................    31
Basis Risk Shortfall ..................    64
Bear, Stearns .........................    87
Bankruptcy Bond .......................    12
Buydown Funds .........................    65
Buydown Loans .........................     5
CMO ...................................     7
Capitalized Interest Account ..........     9
Cede ..................................    35
Certificateholders ....................     1
Certificate Account ...................    47
Certificate Register ..................    31
Certificates ..........................     1
Charter Act ...........................    22
Cleanup Costs .........................    64
Code ..................................    14
Collateral Value ......................    18
Commission ............................     2
Contracts .............................     1
Cooperative Loans .....................     1
Cooperatives ..........................     4
Current Principal Amount ..............    32
Cut-off Date ..........................    10
Definitive Certificates ...............    35
Detailed Description ..................    16
Determination Date ....................    31
Distribution Dates ....................     2
DTC ...................................    35
ERISA .................................    15
Events of Default .....................    54
FDIC ..................................    28
FHA ...................................     4
FHA Insurance .........................    30
FHA Loans .............................    20
FHLMC .................................     1
FHLMC Act .............................    23
FHLMC Certificate group ...............    23
FHLMC Certificates ....................     7
Final Withholding Regulations .........    77
FNMA ..................................     1

FNMA Certificates ........................................     6
FTC Rule .................................................    62
GNMA .....................................................     1
GNMA Certificates ........................................     6
GNMA Issuer ..............................................    20
Garn-St Germain Act ......................................    62
Guaranty Agreement .......................................    20
HUD ......................................................    25
Housing Act ..............................................    20
Indirect Participant .....................................    35
Insurance Proceeds .......................................    47
Insured Expenses .........................................    47
Lender ...................................................     1
LIBOR ....................................................    86
Liquidation Expenses .....................................    47
Liquidation Proceeds .....................................    47
Loan-to-Value Ratio ......................................    18
Lockout Periods ..........................................     6
Lower Tier REMIC .........................................    73
Manufactured Homes .......................................    20
Manufacturer's Invoice Price .............................    18
Master Servicer ..........................................     1
Mortgage .................................................    45
Mortgage Assets ..........................................     1
Mortgage Loans ...........................................     4
Mortgage Pool ............................................     4
Mortgage Rate ............................................     5
Mortgaged Properties .....................................    16
Mortgagors ...............................................    32
Multifamily Loans ........................................     1
Multiple Variable Rate REMIC Regular Certificate .........    70
National Credit Rating Agencies ..........................    84
NCUA .....................................................    85
Non-REMIC Certificates ...................................    15
OID Regulations ..........................................    66
Participants .............................................    35
Pass-Through Rate ........................................     2
Plan .....................................................    82
PMBS Agreement ...........................................    25
PMBS Issuer ..............................................     8
PMBS Servicer ............................................     8
PMBS Trustee .............................................     8
Percentage Interests .....................................    54
Permitted Investments ....................................    41
Policy Statement .........................................    85
Pool Insurance Policy ....................................    12
Pool Insurer .............................................    37
Pre-Funding Account ......................................     8
Pre-Funded Amount ........................................     8
Pre-Funding Period .......................................     8
Prepayment Assumption ....................................    67
Presumed Single Qualified Floating Rate ..................    69
Presumed Single Variable Rate ............................    69
Primary Insurance Policy .................................    16

Primary Insurer ........................................     51
Principal Prepayments ..................................    33
Private Mortgage-Backed Securities .....................     1
Protected Account ......................................    46
PTCE 83-1 ..............................................    82
PTE 90-30 ..............................................    83
Purchase Price .........................................    29
Rating Agency ..........................................    13
Record Date ............................................    31
Refinance Loan .........................................    18
Regulation .............................................    82
Relief Act .............................................    63
REMIC ..................................................     1
REMIC Certificates .....................................    64
REMIC Regular Certificates .............................    14
REMIC Regulations ......................................    65
REMIC Residual Certificates ............................    14
REIT ...................................................    74
Reserve Account ........................................     2
Restricted Group .......................................    84
Retained Interest ......................................    30
RICs ...................................................    74
SMMEA ..................................................    13
Seller .................................................     1
Senior Certificates ....................................     9
Single Family Loans ....................................     1
Single Variable Rate REMIC Regular Certificate .........    69
Special Hazard Insurance Policy ........................    12
Special Hazard Insurer .................................    38
Sub-Servicer ...........................................    13
Sub-Servicing Agreement ................................    47
Subordinated Certificates ..............................     9
Superlien ..............................................    64
Tiered REMICs ..........................................    65
Title V ................................................    62
Trust Fund .............................................     1
Trustee ................................................     1
UCC ....................................................    35
United States person ...................................    77
VA .....................................................     4
VA Guarantees ..........................................    30
VA Loans ...............................................    20
Variable Rate Non-REMIC Certificates ...................    80
Variable Rate REMIC Regular Certificate ................    68
Yield Supplement Agreement .............................    64

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  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SAMI OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                             PAGE
                                                            ------
Summary of Terms ........................................   S-1
Description of the Mortgage Loans .......................   S-29
The Master Servicer and the Sub-Servicers ...............   S-30
Description of the Certificates .........................   S-41
Yield and Prepayment Considerations .....................   S-69
The Pooling and Servicing Agreement .....................   S-89
Federal Income Tax Considerations .......................   S-102
ERISA Considerations ....................................   S-103
Legal Investment ........................................   S-104
Restrictions on Purchase and Transfer of the Residual
   Certificates .........................................   S-104
Method of Distribution ..................................   S-105
Legal Matters ...........................................   S-105
Rating ..................................................   S-105
Index of Principal Definitions ..........................   S-108
Annex A -- Certain Characteristics of the Mortgage
   Loans ................................................   A-1
Annex B -- Planned Balances for the PAC
   Certificates .........................................   B-1
                       PROSPECTUS
Prospectus Supplement ...................................    2
Available Information ...................................    2
Incorporation of Certain Documents By Reference .........    2
Reports to Certificateholders ...........................    3
Summary of Terms ........................................    4
The Trust Fund ..........................................   16
Use of Proceeds .........................................   26
The Seller ..............................................   27
Mortgage Loan Program ...................................   27
Description of the Certificates .........................   30
Credit Enhancement ......................................   36
Yield and Prepayment Considerations .....................   42
The Pooling and Servicing Agreement .....................   45
Certain Legal Aspects of the Mortgage Loans .............   56
Certain Federal Income Tax Consequences .................   64
ERISA Considerations ....................................   82
Legal Investment ........................................   85
Method of Distribution ..................................   87
Legal Matters ...........................................   87
Financial Information ...................................   87
Rating ..................................................   87
Glossary ................................................   89


                                  $518,485,636
                                 (APPROXIMATE)






                           STRUCTURED ASSET MORTGAGE
                                INVESTMENTS INC.





                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1998-8






            -------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -------------------------------------------------------
                            BEAR, STEARNS & CO. INC.






                                 JUNE 26, 1998


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